Exhibit (c)(v)
NEW SOUTH WALES
REPORT ON STATE FINANCES
2008 - 09

Inquiries concerning this document can be directed to: Financial Management and Reporting, NSW Treasury
Tel: (02) 9228 4659 Fax: (02) 9228 3031 Email: rosenbi@treasury.nsw.gov.au.
This document can be accessed from NSW Treasury’s Internet site [http://www.treasury.nsw.gov.au].
For printed copies contact the NSW Treasury’s Publications Officer [Tel: (02) 9228 4426].
ISSN 1441-7979

PREFACE
The 2008-09 New South Wales Report on State Finances includes:
•	the audited Consolidated Financial Report of the General Government and Total State Sectors; and

•	the Outcomes Report on Government Finances for the general government, public non-financial corporation, public financial corporation, and the non-financial public sectors, prepared in accordance with the Uniform Presentation Framework adopted by all Australian governments.
This is the first year that these reports are prepared on a harmonised GFS-GAAP basis in accordance with a new Australian Accounting Standard AASB 1049 Whole of Government and General Government Sector Financial Reporting.
The Consolidated Financial Report of the General Government and Total State Sectors shows the financial position and the results of operations of the State in comparison to the previous year. It also includes a full set of note disclosures required by Australian Accounting Standards. Included in this report is budget and variance information.
The Outcomes Report allows readers to compare the results for New South Wales with other States.
These reports and associated commentary provide a comprehensive review of the State’s financial position and achievements against the fiscal principles outlined in the Fiscal Responsibility Act 2005.
The Global Financial Crisis has resulted in 2008-2009 being a challenging year. The 2008-2009 State Budget and the Australian and NSW governments’ Economic Stimulus Plans have all contributed to keep the New South Wales economy moving forward and positioned the State’s finances for the economic recovery.
The Hon Eric Roozendaal MLC
Treasurer

HIGHLIGHTS
•	A Budget deficit for the year ended 30 June 2009 of $897 million. This is $1,165 million lower than the original 2008-09 Budget Paper estimate of a $268 million surplus but a $440 million improvement on the prediction contained in the 2009-10 Budget. The deterioration in the budget position during 2008-09 reflected the impact of the Global Financial Crisis. See Figure 1.

•	Total expenses were $50,560 million, which is $2,915 million higher than the original Budget estimate of $47,645 million.

•	Additional expenses in 2008-09 were in key priority areas including $674 million in health, $413 million for First Home Owners’ Grants, a further $220 million for public housing, $100 million on road maintenance and additional capital grants of $280 million to rail agencies for the repayment of debt. Much of this additional expenditure reflected the impact of changes in Commonwealth funding and/or policies.

•	Total revenue was $49,663 million, which is $1,750 million higher than the original budget estimate of $47,913 million.

•	Commonwealth national agreement and national partnership grants were $2,469 million above budget, comprising additional funding in a range of new and existing programs. These additional revenues are generally offset by matching higher expenses.

•	Taxation revenue was $678 million below Budget. This included lower stamp duty of $1,068 million, partly offset by higher land tax of $269 million.

•	Coal royalties were $359 million above budget, the result of higher royalty rates, higher coal prices and favourable exchange rates.

•	The State’s balance sheet has been affected by the downturn in global financial markets. While assets grew by $16,812 million, liabilities rose by $27,701 million driven by a $13,242 million increase in unfunded superannuation liabilities and a record capital program. As a result, the net worth of the Total State Sector fell to $136,014 million at 30 June 2009. See Figure 2.

•	General Government Sector net debt is still low at $8,108 million or 2.2 per cent of Gross State Product (GSP), although an increase from 1.6 per cent in June 2008.

•	As a result of a record capital program, Total State Sector net debt rose in dollar terms to $29,350 million, or 7.8 per cent of GSP compared to 6.1 per cent for June 2008.

•	Total State Sector net financial liabilities grew to $80,327 million or 21.4 per cent of GSP compared to 15.9 per cent in June 2008. This was driven by the $13,242 million increase in superannuation liabilities, flowing from a negative investment return of 10.4 per cent and a change in the liability discount rate for the State Super Fund schemes. In 1995, net financial liabilities stood at 26.6 per cent of GSP. See Figure 3.

•	The general government cash result for 2008-09 was a deficit of $1,324 million, reflecting a record capital expenditure program of $5,293 million. The cash deficit is $513 million more than the original budget time projection of $811 million. See Figure 4.
REPORT ON STATE FINANCES 2008-09

HIGHLIGHTS
Figure 1
Budget Surplus
(General Government Net Operating Balance)
1998-99 to 2008-09
Figure 2
Total State Sector Net Worth
at 30 June

Figure 3
Total State Sector Net Financial Liabilities as
% Gross State Product at 30 June
Figure 4
Budget Cash Result
(General Government Underlying)
1961-62 to 2008-09 (at constant 2008-09 prices)

– – –	Break in time series from the adoption of Australian Equivalent to International Financial Reporting Standards

.........	Break in time series from the adoption of AASB 1049 affects the net operating balance, but not the balance sheet.
REPORT ON STATE FINANCES 2008-09

HIGHLIGHTS
Key Financial Indicators

		2007-08	2008-09
General Government Sector
Budget Result — Net Operating Surplus/(Deficit)	$m	977	(897)
Cash Surplus/(Deficit)	$m	(572)	(1,324)
Net Lending / (Borrowing)	$m	(955)	(3,275)

		June 2008	June 2009
Net Debt	$m	5,664	8,108
Net Debt as a % of Gross State Product	%	1.6%	2.2%
Net Unfunded Superannuation Liability	$m	17,626	29,423
Net Financial Liabilities (NFL)	$m	30,366	48,211
NFL as a % of Gross State Product	%	8.4%	12.8%

		2007-08	2008-09
Total State Sector
Net Operating Balance — Surplus	$m	2,169	662
Operating Result	$m	1,627	(1,980)
Net Lending/(Borrowing)	$m	(3,725)	(7,068)

		June 2008	June 2009
Net Debt	$m	21,774	29,350
Net Debt as a % of Gross State Product	%	6.1%	7.8%
Net Unfunded Superannuation Liability	$m	17,761	31,003
Net Financial Liabilities (NFL)	$m	57,096	80,327
NFL as a % of Gross State Product	%	15.9%	21.4%
Total Assets	$m	229,399	246,211
Total Liabilities	$m	82,496	110,197
Net Worth	$m	146,903	136,014
Throughout this Report NSW Treasury has estimated 2008-09 Gross State Product (GSP). The Australian Bureau of Statistics has yet to publish its 2008-09 estimate of GSP.
REPORT ON STATE FINANCES 2008-09

REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
The review of financial performance is divided into the following sections:
1. Analysis of the Budget Result of the General governent sector
The Budget Result refers to the (AASB 1049 based) Net Operating Balance for the General Government Sector. The commentary analyses the major variances between the Budget for 2008-09 and the actual result. The audited Budget Result is disclosed in the operating statement on Page 1-6. Further detailed explanations of Budget variances are found in Note 38 of the audited Consolidated Financial Report.
2. Analysis of the Total State Sector Operating Statement
An analysis of current year expenditures and revenues for the Total State Sector compared with prior year balances is included here. The adoption of AASB 1049 resulted in a time series break. This break, which affects Figure 1, is designated by a vertical dotted line prior to 2007-08.
3. Analysis of the Total State Sector Balance Sheet
The Total State Sector Balance Sheet is disclosed at Page 1-8 of the Consolidated Report. The commentary provides an analysis of movements in asset and liability balances and key fiscal aggregates including Net Worth, Net Financial Liabilities and Net Debt.
4. Financial Framework and Targets
Commentary is provided on the performance of the General Government and Total State sectors against agreed fiscal targets and financial policies.
5. Financial impact of adopting AASB 1049 on key aggregates
This is the first year that the Consolidated Financial Reports and Outcomes Report have been prepared on a harmonised GFS-GAAP basis in accordance with accounting standard AASB 1049 Whole of Government and General Government Sector Financial Reporting. Some key aggregates, previously presented on a GFS basis in the Report on State Finances in prior years, have been restated for AASB 1049. The commentary explains the key impacts of adopting AASB 1049 for the first time.
6. Scope of the Review
Explains the scope of the Consolidated Financial Report of the Total State Sector and General Government Sector along with the principles of consolidation. It also explains the reports covered in this publication.
REPORT ON STATE FINANCES 2008-09

REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
1. Analysis of the Budget Result of the General Government Sector
The Budget Result refers to the (AASB 1049 based) Net Operating Balance for the General Government Sector. In previous years the Budget Result was based on GFS principles. The only difference between the GFS and the AASB 1049 based results is that GFS requires that a certain road transport grant from the Australian Government be recorded on an accrual basis to match related capital expenditure, whereas for AASB 1049 purposes it has been recorded in 2006, when the cash was received.
The Budget Result for 2008-09 is a deficit of $897 million.

	Original
	Budget	Actual	Variation
	$m	$m	$m

Total Revenues	47,913	49,663	1,750
Total Expenses	(47,645)	(50,560)	(2,915)

Budget Result	268	(897)	(1,165)

The $897 million Budget deficit represents a $1,165 million decrease on the original 2008-09 Budget Paper estimate of a surplus of $268 million (see NSW General Government Sector Statement Operating Statement pages 1-6 and 1-133). The outcome however represents an improvement of $440 million on the prediction of a $1,337 million deficit contained in the 2009-10 Budget Papers. A summary of the result compared to the Budget (as presented in the 2008-09 Budget Papers) is outlined below and in Note 38 to the audited Consolidated Financial Report of the General Government Sector.
The Global Financial Crisis and its impacts on the New South Wales economy have been a significant driver towards the 2008-09 deterioration of the Budget result.
Revenues
Revenues were $1,750 million or 3.7 per cent above budget.
•	Commonwealth grants were $1,423 million above budget. GST revenue grants were $1,176 million lower than expected. Lower than expected economic activity Australia wide, resulted in falls in Commonwealth GST receipts. Funding for national agreements and national partnership payments were $2,469 million above budget estimates due to a combination of new grants and increases in existing grant programs. New grants arose from the Australian Government’s Nation Building — Economic Stimulus Plan, Nation Building for the Future, as well as for the COAG Reform agenda. At the time of the Budget, in June 2008, there was no indication of the size of the Global Financial Crisis, which began to unfold in September 2008, and COAG was yet to conclude funding decisions for its reform agenda.

•	Taxation revenues were under budget by $678 million driven by falls in stamp duty of $1,068 million. Revenues from commercial and residential property transactions were below expectations, however additional land tax revenue of $269 million partly offset this. Land tax growth was largely due to a Mini-Budget decision to introduce a higher marginal tax rate on taxable holdings above $2.25 million.
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REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
•	Fines, fees and other revenues were $547 million above budget. Mineral royalties increased by $359 million due to a decision in the 2008-09 Mini-Budget to increase the royalty rate, higher coal prices, and favourable exchange rates.

•	While revenues for sale of goods and services were $422 million above budget, a number of large agencies had favourable movements which have corresponding expense offsets.
Expenses
Total expenses in 2008-09 were $2,915 million above the original Budget estimate of $47,645 million.
A significant proportion of this increase was due to unbudgeted additional revenue provided by the Australian Government in 2008-09 and the flow on expenditure impacts. Commonwealth programs and initiatives included the Nation Building — Economic Stimulus Plan, Nation Building for the Future, the COAG Reform Agenda and the Home Boost Initiative targeted at first home buyers. In addition there were increases in health funding agreements and the drought related Exceptional Circumstances Program. The early payment of Australian Government funds also allowed the Government to bring forward the timing of payments to the rail and housing sectors.
After allowing for the impact of these transactions, expenses are around $1.3 billion above budget in 2008-09. This increase was necessary to ensure that existing levels of front line services in areas such as health, education, transport, human services and law and order were maintained in the face of increased demands and underlying input cost pressures.
Further Budgetary Information
A detailed analysis of variances between the Budget Result and that estimated in the 2008-09 Budget Papers is included at Note 38 of the audited Consolidated Financial Report (Page 1-135).
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REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
2. Analysis of the Total State Sector Operating Statement
The 2008-09 Total State Sector Operating Statement is prepared in accordance with AASB 1049
Whole of Government and General Government Sector Financial Reporting.
The AASB 1049 operating statement reports several key aggregates:
•	Net Operating Balance

•	Operating Result (equivalent to previous year AAS 31 operating results)

•	Comprehensive Result

•	Net Lending/Borrowing
The operating statement is located at Pages 1-6 and 1-7 of the Consolidated Financial Report.
Note 37 to the report includes information on the convergence differences between the AASB 1049 aggregates and the GFS equivalents.
The following analysis is for the Total State Sector. It compares 2008-09 with the 2007-08 results.
The Net Operating Balance
The Net Operating Balance is also referred to as the net result from transactions (total revenues less total expenses).
The 2008-09 result for the Total State Sector was a surplus of $662 million compared to a $2,169 million surplus in 2007-08.
Revenue
Total revenues for 2008-09 were $61,858 million, a growth of $3,383 million or 5.8 per cent over 2007-08.
Revenues include commonwealth grants, taxes, fines, fees, revenues for sales of goods and services, and interest and dividends.
Note 2 to the Consolidated Financial Report details the revenues by class and their components.
Three revenue areas had abnormal growth patterns in 2008-09:
•	a fall in taxation of $852 million

•	the levelling out of Commonwealth GST grants, and

•	the growth of Commonwealth National Agreement and National Partnership Payment grants of $2,167 million.
The fall in taxation was driven by lower stamp duty revenues of $1,430 million. The weakening property market in both the residential and commercial sector was a primary contributor to this fall.
Commonwealth grants revenue rose by 11.3 per cent compared to 2007-08. GST revenue provided to New South Wales was down $72 million, due to a cyclical decline in Australia-wide GST revenue collections.
The cyclical decline in total GST revenue payments meant that some States, including New South Wales, were eligible for Australian Government Budget Balancing Assistance (BBA) in respect of 2008-09.
This was required to meet the Australian Government’s guarantee, provided when the GST was first introduced, that State budget positions would be no worse off than would have been the case had the GST not been introduced. New South Wales received BBA of $118 million in respect of 2008-09.
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REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
NSW was a substantial donor of GST revenue to other States in the distribution of GST revenue. NSW Treasury estimates that in 2008-09 around $13.5 billion of GST revenue was generated in New South Wales, compared with the GST payments to the State of $11.8 million. This resulted in a cross subsidy to other States (excluding Victoria, Western Australia and Queensland) of $1.6 billion in 2008-09.
In December 2008, the Commonwealth and all States and Territories (the States) signed the Intergovernmental Agreement on Federal Financial Relations (IGA) establishing a new framework for Federal financial relations.
The new IGA sets out a framework for the Commonwealth’s payments to the States. There are three types of payments: general purpose payments (mainly GST); National Agreements (NAs) and National Partnership (NP) payments.
The number of payments for specific purposes have been reduced from over 90 to six. These payments have been replaced by NAs for Healthcare, Education, Skills and Workforce Development, Disability, Affordable Housing and National Indigenous Reform.
National Agreement payments to NSW were $978 million lower over the year to 2008-09. In reality, funding under these agreements has increased, but some of the specific purpose payments received in 2007-08 have been reclassified and are now included in the NP total.
The Commonwealth provides NP payments to the States to support the delivery of specified projects, to facilitate reforms or to reward those jurisdictions that deliver on national reforms. In 2008-09, NSW received $3.1 billion in NP payments.
Figure 5
Total State Sector Revenue 2008-09
(2007-08 in brackets)
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REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
Expenses
Total State Sector expenses grew by $4,890 million or 8.7 per cent in 2008-09. The growth in expenses has been across various categories. The major growth areas are explained below.
Employee expenses (excluding superannuation) grew by 7.5 per cent during 2008-09 to $25,834 million. Salaries and wages expenses grew 6.1 per cent reflecting higher pay levels particularly for teachers, health, police employees, and roads and traffic staff as well as the impact of government initiatives including the funding for 100 additional police officers.
Depreciation expense rose by $552 million or 11.7 per cent during 2008-09 arising from additional capital expenditure in recent years and asset revaluations.
Other Operating Expenses grew 9.4 per cent to $17,343 million. It includes growth in the costs of electricity production, the expensing of water entitlements purchased, and growth in insurance claims, as assessed by actuaries.
Grants and subsidies rose overall by $362 million or 5.8 per cent in 2008-09. A $412 million growth in First Home Owners Scheme grants was driven by the Australian Government’s Home Boost Initiative.
Operating Result
The Operating Result comprises the Net Operating Balance adjusted for ‘Other Economic Flows included in the Operating Result’. Note 4 to the Consolidated Financial Report details the other economic flow to the result.
The Operating Result for 2008-09 is a deficit of $1,980 million. It mainly comprises the net operating surplus of $622 million (explained above) adjusted for remeasurements of financial instruments $1,865 million (mainly mark to market writedown), and $471 million downward remeasurements for leave and insurance liabilities. These remeasurements were strongly affected by the Global Financial Crisis’s impact on financial markets.
Comprehensive Result
The Comprehensive result comprises the operating result adjusted for other economic flows direct to equity. The 2008-09 comprehensive result was a deficit of $10,889 million. It comprises the $2.0 billion operating (deficit) result, a $13.1 billion actuarial loss on superannuation partly offset by a $4.1 billion increment from asset revaluations. Explanations of the superannuation loss and asset increments can be found above in section 3 ‘Analysis of the Total State Sector Balance Sheet’.
Net Lending/(Borrowing)
The net lending result is essentially the financing requirement of the government, calculated take into account both recurrent and capital transactions.
In 2008-09 the net borrowing result was $7,068 million, reflecting the impact of the record $13.3 billion state capital program.
REPORT ON STATE FINANCES 2008-09

REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
3. Analysis of the Total State Sector Balance Sheet
The Total State Sector Balance Sheet
The Total State Sector’s Net Worth was $136,014 million at 30 June 2009, a decrease of $10,889 million or 7.4 per cent on the previous year. This reduction was a result of the Global Financial Crisis and its impact on the value of State investments and the valuation of superannuation liabilities.
The $10,889 million decrease in Net Worth comprises an increase in non-financial assets of $12,342 million offset by an increase in net financial liabilities of $23,231 million.
The General Government Net Worth of $136,014 million is the same as the Total State Sector because the general government sector records an equity investment in the net assets of the Public Non-financial Corporation (PNFC) and Public Financial Corporation (PFC) sectors.
Non-Financial Assets
Non-financial assets are the physical assets of the State such as public schools, hospitals, roads, bridges, transport, public housing and sporting facilities, as well as the infrastructure of the State’s commercial authorities such as electricity power stations and distribution assets, dams and water pipelines, and ports infrastructure.
The State’s non-financial assets were valued at $216,341 million at 30 June 2009, an increase of $12,342 million on the previous year. This included an increase in investments in property and infrastructure of $11,449 million, an increase in intangibles of $472 million and an increase in inventories of $174 million.
Included in the net growth in property and infrastructure was a record state capital program of $13.3 billion.
Capital expenditure on property and infrastructure in 2008-09 included investments in:
•	educational facilities $701 million

•	hospitals and equipment $696 million

•	roads $2,247 million

•	public housing $610 million

•	public transport $1,295 million

•	energy infrastructure $3,661 million

•	water infrastructure $2,119 million
Several agencies performed cyclical revaluations of their property, plant and equipment during the financial year. As a result, the value of the road network assets increased by $4,511 million and the value of water and sewers decreased by $1,386 million.
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REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
Net Financial Liabilities
Net Financial Liabilities (NFL) reflect the financial obligations of the Government. They comprise net debt, unfunded superannuation and other employee provisions, insurance obligations and other liabilities, net of receivables and other financial assets.
Total State Sector NFL as a per cent of gross state product rose sharply to 21.4 per cent in June 2009. (Refer Figure 6). The increase in NFL is primarily due to lower investment returns on superannuation, changes to the discount rate applied to value superannuation liabilities and new borrowings to fund the record capital program.
Nevertheless, the overall reduction in NFL as a percentage of GSP, since 1995, represents an improvement in the State’s financial position. Reducing liabilities to a sustainable level allows the Government to maintain government services throughout the economic cycle.
Figure 6
Net Financial Liabilities (NFL) comprise:

	June 2009	June 2008
	$m	$m

Net Debt	29,350	21,774
Superannuation Liabilities	31,003	17,761
Employee Provisions	11,911	10,690
Insurance Obligations	5,754	5,022
Other Net Liabilities	2,309	1,849

Net Financial Liabilities	80,327	57,096

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REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
The $23,231 million increase in Total State NFL in 2008-09 was due to:
•	an increase in net debt ($7,576 million);

•	an increase in superannuation liabilities ($13,242 million);

•	growth in other employee benefit liabilities ($1,221 million);

•	an increase in insurance provisions ($732 million); and

•	an increase in other net liabilities ($460 million).
Net Debt
Net Debt comprises borrowings, advances received and deposits held, less cash and cash equivalent assets, financial assets and advances paid.
Total State Sector Net Debt grew by $7,576 million to $29,350 million for the year ended 30 June 2009.
The increase in Net Debt is primarily the result of an increase in borrowings, supporting a record State capital program of $13.3 billion.
During 2008-09, gross debt increased by $11,390 million and cash and investments increased by $3,814 million.
The Net Debt of the State as a percentage of GSP increased by 1.7 per cent from 6.1 per cent in June 2008 to 7.8 per cent June 2009. This compares to 11.8 per cent in June 1995. (Refer Figure 7).
Figure 7
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REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
Superannuation Liabilities
Superannuation liabilities represent the actuarially assessed obligations for past and present employees less the net market value of scheme assets set aside to meet these obligations. During 2008-09, net unfunded superannuation liabilities increased by $13,242 million to $31,003 million. This significant increase in unfunded liabilities over the twelve months to 30 June 2009 is largely explained by the effect of several factors:
•	lower investment returns than expected. The actual investment performance of the State Super Fund was negative 10.4 per cent in 2008-09, which is lower than the long term actuarially applied rate.

•	A fall in the State Super Fund liability discount rate from 6.55 per cent to 5.59 per cent (EISS 6.19 per cent to 5.35 per cent).

•	an increase in the accrued benefits due to an additional year of service being provided by current State Super Fund scheme contributors; and

•	one year less discounting for the present value of total future benefit payments.
Employer and employee assets in the defined benefits schemes were $28,303 million at 30 June 2009.
Other Employee Provisions
Other employee provisions include annual and long service leave, and self funded obligations for workers compensation.
The liabilities grew by 11.4 per cent to $11,911 million in June 2009. A significant component in the growth was the fall in the liability discount rate that is applied by actuaries to determine the present value of the leave and workers compensation liabilities.
Insurance Obligations
These liabilities primarily comprise obligations of the Treasury Managed Fund (excluding workers compensation), liabilities for dust disease claims, for lifetime care support for catastrophic victims of motor vehicle accidents, and closed insurance schemes such as the Transport Accident Compensation Fund (old third party scheme).
The second full year of the operation of the Lifetime Care and Support Scheme contributed to a $326 million increase in insurance liabilities. The growth in lifetime care and support liabilities, as well as a $336 million growth in self insurance schemes were significantly affected by falls in the discount rates that actuaries apply to calculate the liabilities. A lower discount rate results in a higher liability.
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REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
Other Net Liabilities
Other net liabilities increased during 2008-09 by $460 million to $2,309 million. This increase includes a $272 million up-front payment in 2008-09 for a coal exploration licence, which will be amortised over a five year exploration licence period. Other net liabilities primarily comprise non-employee provisions, payables, unearned income and other obligations, less receivables and equity assets.
Net Worth
The movement in various financial and non-financial assets and liabilities, outlined above, resulted in the fall in Net Worth during 2008-09 of $10,889 million to $136,014 million.
The $10,889 million fall in net worth is also reported in the 2008-09 operating statement as a bottom line aggregate titled ‘comprehensive result’.
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REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
4. Financial Framework and Targets
Both the General Government and Non General Government sectors are subject to financial policies and fiscal targets against which their performance can be assessed.
The Fiscal Responsibility Act 2005 sets out a number of fiscal principles and targets for the General Government sector.
The following commentary reviews the Government’s achievement during the year against the fiscal principles and targets identified in that Act:
1.	The Government’s medium-term fiscal targets are:
•	To reduce the level of General Government sector net financial liabilities as a proportion of gross state product to 7.5 per cent or less by 30 June 2010; and

•	To maintain underlying General Government sector net debt as a proportion of gross state product at or below its level as at 30 June 2005.
2.	The Government’s long-term fiscal targets are:
•	To reduce the level of General Government sector net financial liabilities as a proportion of gross state product to 6 per cent or less by 30 June 2015;

•	To maintain underlying General Government sector net debt as a proportion of gross state product at or below its level as at 30 June 2005; and

•	To eliminate Total State sector unfunded superannuation liabilities by 30 June 2030.
General Government net financial liabilities were $48.2 billion as at June 2009, equivalent to 12.8 per cent of GSP. This compares with 8.4 per cent of GSP as at June 2008.

In the year ending 30 June 2009, General Government sector net debt was 2.2 per cent of GSP compared with 1.6 per cent of GSP as at June 2008, and 1.1 per cent of GSP as at June 2007. The increase in net debt partly funded the record general government capital program in 2008-09.

Total State net unfunded superannuation liabilities were $31.0 billion (8.3 per cent of GSP) at June 2009 compared with 4.9 per cent of GSP at June 2008. Weaker global asset market returns and a lower discount rate than assumed were the main reasons for the increase. However, the target of eliminating unfunded superannuation liabilities by June 2030 is achievable on current projections.

3.	The Budget should be framed so as to achieve a net operating result for the General Government sector that is a surplus consistent with the fiscal targets.

The General Government net operating result was a deficit of $897 million in 2008-09, largely reflecting weaker revenues as the economy slowed. However, the Budget is expected to return to surplus over the forward estimates.

4.	The growth in net cost of services (NCOS) and expenses of the General Government sector is to be managed in accordance with the objective of prudently managing State finances. The annual growth in net cost of services and expenses is not to exceed long-term average revenue growth for the 4-year periods ending with the financial year prior to the Budget year and for the Budget year and forward estimates.

Average annual growth of total expenses for the 4-year periods ending June 2009 and June 2013 is 6.8 per cent and 3.8 per cent respectively.

Long-term average revenue growth is 5 per cent per annum. Over the 4-year period ending June 2013, average annual growth in total expenses is projected to be lower than long-term revenue growth.

5.	In managing public sector employee costs the Government policy in negotiating rates of pay and conditions is to be consistent with the fiscal targets.

The Government policy is for net wage costs not to exceed 2.5 per cent. Agreements concluded in 2008-09 have
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REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
incorporated 2.5 per cent increases with further increases offset by employee-related savings.

6.	Capital expenditure proposals are to be evaluated in accordance with government procurement policy requirements.

Analysis of construction projects commenced before and after the introduction of procurement reforms (including Gateway Business Case Reviews and enhanced Treasury monitoring) indicate a reduction in the order of 50 per cent in cost over-runs.

Recently the emphasis on early stage project planning and consideration of service delivery options was increased with the introduction of mandatory Strategic Gateway reviews for projects over $10 million planned for the upcoming forward estimates period.

7.	The budget should be framed taking into account the anticipated future fiscal gap likely to develop as a result of demographic changes and other long-term pressures.

An assessment of the fiscal gap was presented in the NSW Long-Term Fiscal Pressures Report, published in Budget Paper No.6 in the 2006-07 Budget Papers, and is to be updated every five years. An assessment of the impact of budget measures in respect of expenses and revenue is to be presented in the annual budget papers. The estimated fiscal gap in 2043-44 is 4.3 per cent of GSP.

8.	The Government shall maintain or increase net worth (i.e. net assets) in real terms.

General Government net worth increased by an average of 1.7 per cent annually in real terms from June 1999 to June 2009.

9.	Employer superannuation liabilities are to be managed and funded so as to eliminate Total State sector unfunded superannuation liabilities by 30 June 2030.

See 2 above.

10.	Government agencies must align their physical asset management practices (on a whole-of-life basis) with their services delivery priorities and strategies.

Treasury receives Total Asset Management (TAM) plans from agencies responsible for 98.5 per cent of General Government asset holdings. TAM strategies are an essential part of the capital budget process. Government uses TAM strategies to prioritise investments and forecast infrastructure requirements.

11.	Financial risk is to be managed prudently on the basis of sound risk management principles.

Aggregate risk is managed by Treasury, TCorp and the NSW Self Insurance Corporation. This includes ongoing review of asset allocation and risk management policies and procedures of authorities subject to the Public Authorities (Financial Arrangements) Act 1987.

Agency and project level risk identification procedures and strategies are in place or being developed through the Financial Management Framework; the Commercial Policy Framework; and Total Asset Management guidelines.

The latter incorporates “Working with Government: Policy and Guidelines for Privately Financed Projects” (as updated in 2006) dealing with private sector participation in the provision of public infrastructure.
REPORT ON STATE FINANCES 2008-09

REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
12.	Any adjustments to legislated tax rates, thresholds and bases are to be made with the maximum possible restraint, having regard to the effect of these adjustments on the overall level of tax revenue. Policies should enable predictability and stability of tax regime.

The net effect of all tax policy changes since 2005 is to reduce the NSW tax burden in 2009-10 by around $1.2 billion.
REPORT ON STATE FINANCES 2008-09

REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
5. Financial impact of adopting AASB 1049 on key aggregates
This is the first year that the Consolidated Financial Reports and Outcomes Report have been prepared on a harmonised GFS-GAAP basis in accordance with accounting standard AASB 1049 Whole of Government and General Government Sector Financial Reporting.
In prior years
•	The Total State Sector Accounts (TSSA) were prepared in accordance with AAS 31 Financial Reporting by Governments, which has now been withdrawn. The TSSA are now prepared in accordance with AASB 1049.

•	The Statement of Budget Result was prepared on a GFS basis. The Budget Result, ie General Government Sector (GGS) Net Operating Balance, is now included within the audited Consolidated Financial Report of the General Government Sector prepared under AASB 1049. (Refer page 1-6)

•	The Outcomes Report was prepared on a GFS basis. It is now prepared consistent with AASB 1049.
The 2008-09 Total State Sector Accounts and the Consolidated Financial Report for the General Government Sector (GGS) are published together. The columns and notes distinguish the separate disclosures for the Total State Sector from the GGS disclosures. Note 37 of this combined report presents AASB 1049 Key Fiscal aggregates and a reconciliation to GFS equivalents.
Some key aggregates, previously presented on a GFS basis in prior years, have been restated for AASB 1049 to harmonise GAAP with GFS. The key impacts of adopting AASB 1049 for the first time from 1 July 2007 are
•	AASB 1049 requires the General Government Sector to harmonise to GFS by recognising an equity investment in the Public Non-financial Corporation and Public Financial Corporation sectors. This has resulted in an increase in GGS net assets by approximately $67.3 billion as at 30 June 2007 compared to the previous AGAAP approach. The annual movement in the investment is reported directly to GGS equity in the operating statement against the line item; Net Gain/Loss on Investment in Other Sectors . However, this equity investment is eliminated upon consolidation of the Total State Sector.

•	Tcorp’s marketable borrowings are now stated at fair value for the Total State Sector to harmonise with GFS. Previously, these borrowings were recognised at amortised cost. This results in a $947 million reduction in the carrying amount of total state borrowings and payables as at 30 June 2007, compared to the previous basis.

•	The comprehensive operating statement combines the ‘operating statement’ with the ‘statement of recognised income and expense’. In addition, it separates ‘transactions’ from ‘other economic flows’, consistent with GFS.

The 2007-08 GGS net operating balance has been restated. On adopting AASB 1049, managed fund investment revenues are now treated differently to previous years; distributions are reported as revenues, and changes in market prices are recorded as other economic flows to the operating result. Prior to AASB 1049, the total movement in management funds (both distributions and market prices changes) were recognised as revenue. The adoption of AASB 1049 resulted in a time series break. This break, which affects Figure 1 is designated by a vertical dotted line prior to 2007-08.
REPORT ON STATE FINANCES 2008-09

REVIEW OF FINANCIAL PERFORMANCE FOR 2008-09
AASB 1049 prescribes the following Key Fiscal Aggregates
•	Net operating balance

•	Net lending

•	Total change in net worth (comprehensive result)

•	Net worth, and

•	Cash surplus/(deficit).
Note 37 of the Consolidated Financial Report presents the AASB 1049 key fiscal aggregates for each sector and lists the convergence differences that reconcile to the equivalent GFS aggregates (Refer page 1-127).
REPORT ON STATE FINANCES 2008-09

SCOPE OF THE REVIEW
6. Scope of the Review
The review combines the following two reports to provide a broader analysis of Government finances:
•	The Consolidated Financial Report of the NSW General Government and Total State Sectors (the Total State Sector Accounts)

•	The Outcomes Report
Each report gives a different focus on Government finances. The Consolidated Financial Report captures the cost of operating Government services including depreciation on assets and valuation adjustments on assets and liabilities.
The Outcomes Report compares the original budget to the actual result.
A commentary has been provided on the key results of each report.
The Consolidated Financial Report
The Consolidated Financial Report is also known as the Total State Sector Accounts. It is prepared in accordance with Australian Accounting Standards, in particular AASB 1049, and is fully audited.
It focuses more closely on the Total State and General Government Sectors, reflecting the government’s approach to whole of government reporting. Financial Statements for the PNFC and PFC sectors are disclosed in the segment disaggregated financial statement note.
The Total State Sector Accounts reports on the operating result, financial position and cash flows of the New South Wales General Government and Total State Sectors.
The New South Wales Total State Sector includes both the General Government sector and the Non-General Government sector.
The Non-General Government sector includes the State’s Public Non-financial Corporations (PNFCs) and Public Financial Corporations (PFCs). PNFCs are responsible for supplying public infrastructure services, including electricity, ports, water and public transport. PNFCs are largely self-funded from user charges and have been given a specific charter to run their businesses on commercial lines, including the achievement of a commercial rate of return on the resources employed.
PFCs may accept demand, time or savings deposits and/or have the authority to incur liabilities and acquire financial assets in the market on their own account. An example of a PFC is the NSW Treasury Corporation.
Refer to Note 39 for a full list of consolidated entities.
REPORT ON STATE FINANCES 2008-09

SCOPE OF THE REVIEW
The composition of the Total State Sector is summarised in Figure 8.
Figure 8
Consolidation of entities in this financial report has been done in accordance with Australian Accounting Standards AASB 127 and AAS 1049, as disclosed in note 1 to the financial report.
Note 1 also discloses that certain reserve trusts created under the Crown Lands Act, 1989 have been excluded.
A project is currently in progress to identify and value Crown reserves that are ‘controlled’ by the NSW Government. There are approximately 33,000 Crown reserves in New South Wales. The NSW Government manages some of these reserves and local governments and trusts manage others.
Based on the preliminary assessment, it is currently estimated that the total value of reserves controlled by the NSW Government, but not currently recognised in the Total State Sector Accounts, is between $1 billion and $7 billion. However, the total value may even be outside of this range, depending on the current valuation of the controlled assets.
The NSW Government will recognise the value of Crown reserves it controls in 2010-11 in the General Government Sector and Total State Sector Accounts once this project is complete and the value can be reliably estimated.
The Auditor-General has qualified his opinion on this financial report.
‘As disclosed in Note 1, Statement of Significant Accounting Policies, under the heading Principles of Consolidation, the State is undertaking a project to identify and value the Crown Reserves it controls under the Crown Lands Act 1989. Until the project is completed, I am unable to obtain all the information I require to form an opinion on the value of those Crown Reserves that should be recognised as land in the financial report. My audit report for the year ended 30 June 2008 referred to the same matter.’
REPORT ON STATE FINANCES 2008-09

SCOPE OF THE REVIEW
The State has elected not to recognise pre 1 July 2008 land under roads in this consolidated financial report, on the basis that land under roads is not reliably measurable, pending further deliberations by the Valuers-General around Australia . However, this land has been recognised in the financial report of the Roads and Traffic Authority at $37,337 million as at 30 June 2009 (2008 $34,855 million), based on non discounted average rateable value. Land under roads will be recognised when a reliable methodology has been developed by the Valuers-General, which reflects the restricted use value of land under lands, which probably will result in a materially lower asset value than average rateable value.
The Auditor-General has also qualified his opinion on this financial report in respect of land under roads.
‘As disclosed in Note 1, Statement of Significant Accounting Policies and Note 32 Contingent Assets, pre 1 July 2008 , land under roads is not recognised in the financial report on the basis that the pre 1 July 2008 land under roads is not currently reliably measurable. In my opinion, land under roads can be reliably measured and therefore should be recognised in the Total State Sector Accounts in accordance with AASB 1049 Whole of Government and General Government Sector Financial Reporting. The Roads and Traffic Authority recognises land under roads at a value of $37.3 billion.’
The Audit Report includes an emphasis of matter as follows:
‘Significant Uncertainty regarding Objection to a Taxation Assessment
Without further qualification to the opinion expressed above, I draw attention to Note 6(c) to the financial report. In 2006-07, the Chief Commissioner of State Revenue received an objection from a taxpayer to an assessment issued under the Duties Act 1997. The matter is subject to appeal in the Supreme Court and is currently in the discovery phase.
Until such time as this matter is resolved the ultimate outcome and impact on the Net Result from Transactions — Net Operating Balance (Budget Result for the General Government Sector) remains uncertain.’
The Auditor General wrote to NSW Treasury in June 2007 indicating that the accounting treatment of this assessment was correct.
The Outcomes Report
The May 1991 Premiers’ Conference agreed to the introduction of the Uniform Presentation Framework (UPF).
The primary objective of the UPF is to ensure that Commonwealth, State and Territory governments provide a common ‘core’ of financial information. The UPF requires the release of a budget presentation, a mid year update and an end of year Outcomes Report.
Commencing 2008-09, the Outcomes Report is now based on the new AASB 1049 reporting standard to harmonise GFS with accounting standards. It provides a suite of financial statements (without detailed notes) for the various sectors of Government.
The Outcomes Report provides a consistent reporting base for all States and Territories.
REPORT ON STATE FINANCES 2008-09

AUDITED CONSOLIDATED FINANCIAL REPORT
OF THE NSW GENERAL GOVERNMENT AND TOTAL
STATE SECTORS
(TOTAL STATE SECTOR ACCOUNTS)
2008 — 2009
TOTAL STATE SECTOR ACCOUNTS

THIS PAGE LEFT BLANK INTENTIONALLY.
TOTAL STATE SECTOR ACCOUNTS

STATEMENT OF COMPLIANCE
In our opinion the Total State Sector Accounts:
(a)	give a true and fair view of the operating result, changes in equity and cash flows of the NSW General Government and Total State Sectors for the year ended 30 June 2009 and of the financial position of the NSW General Government and Total State Sectors at that date;

(b)	have been prepared on the basis of the financial reporting requirements as prescribed in the Public Finance and Audit Act 1983; and

(c)	are in accordance with all applicable Australian Accounting Standards.

The Hon.Eric Roozendaal MLC	Michael Schur	Mark Pellowe
Treasurer	Secretary	Senior Director
	NSW Treasury	NSW Treasury
22 October 2009
TOTAL STATE SECTOR ACCOUNTS

THE NSW CONSOLIDATED OPERATING STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2009

		General
		Government Sector		Total State Sector
		2008-09	2007-08	2008-09	2007-08
	Note	$m	$m	$m	$m
FROM CONTINUING OPERATIONS
Revenue from Transactions
Taxation	2	17,855	18,547	16,940	17,792
Grants and Subsidies
Commonwealth General Purpose	2	11,974	11,942	11,974	11,942
Commonwealth National Agreements	2	6,573	7,578	6,609	7,587
Commonwealth National Partnership Payments	2	3,145	—	3,145	—
Other Grants and Subsidies	2	617	581	517	499
Sale of Goods and Services	2	4,048	3,617	17,621	16,130
Interest	2	415	455	1,144	1,130
Dividend and Income Tax Equivalents from Other Sectors	2	1,828	2,062	—	—
Other Dividends and Distributions	2	196	292	196	292
Fines, Regulatory Fees and Other	2	3,012	2,344	3,712	3,103

		49,663	47,418	61,858	58,475

Expenses from Transactions
Employee	3	22,080	20,499	25,834	24,031
Superannuation
Superannuation Interest Cost	3	705	477	615	349
Other Superannuation	3	1,955	1,894	2,314	2,236
Depreciation and Amortisation	3	2,614	2,466	5,270	4,718
Interest	3	1,505	1,299	3,186	2,846
Other Property		1	—	2	—
Other Operating	3	10,969	10,068	17,343	15,856
Grants and Subsidies
Current Grants and Subsidies	3	7,697	7,446	5,488	5,413
Capital Grants	3	3,034	2,292	1,144	857

		50,560	46,441	61,196	56,306

TRANSACTIONS FROM DISCONTINUING OPERATIONS		—	—	—	—

NET RESULT FROM TRANSACTIONS - NET OPERATING BALANCE (BUDGET RESULT FOR THE GENERAL GOVERNMENT SECTOR)		(897)	977	662	2,169

The Operating Statements should be read in conjunction with the accompanying notes.
TOTAL STATE SECTOR ACCOUNTS

THE NSW CONSOLIDATED OPERATING STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2009

		General
		Government Sector		Total State Sector
		2008-09	2007-08	2008-09	2007-08
	Note	$m	$m	$m	$m
NET OPERATING BALANCE		(897)	977	662	2,169

OTHER ECONOMIC FLOWS — INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Liabilities	4	(437)	133	(471)	218
Other Net Gains/(Losses)	4	(699)	(1,101)	(2,046)	(627)
Share of Earnings from Associates (excluding Dividends)		19	77	19	77
Dividends from Asset Sale Proceeds	4	11	—	—	—
Deferred Income Tax from Other Sectors	4	(1,021)	854	—	—
Other	4	(136)	(204)	(144)	(210)
Discontinuing Operations — Other Economic Flows		—	—	—	—

Other Economic Flows — included in Operating Result		(2,263)	(241)	(2,642)	(542)

OPERATING RESULT		(3,160)	736	(1,980)	1,627

OTHER ECONOMIC FLOWS — OTHER NON OWNER MOVEMENTS IN EQUITY
Revaluations		5,432	6,361	4,144	11,368
Actuarial Gain/(Loss) from Superannuation		(11,457)	(3,216)	(13,060)	(3,846)
Net Gain/(loss) on equity investments in other sectors		(1,606)	7,136	—	—
Net Gain/(loss) on financial instruments at fair value		—	—	120	1,877
Other		(98)	(1)	(113)	(10)

Other Economic Flows — other non owner movements in equity		(7,729)	10,280	(8,909)	9,389

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS		(10,889)	11,016	(10,889)	11,016

KEY FISCAL AGGREGATES

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS		(10,889)	11,016	(10,889)	11,016

Less: Net Other Economic Flows		9,992	(10,039)	11,551	(8,847)
NET OPERATING BALANCE		(897)	977	662	2,169

Less: Net Acquisition of Non-Financial Assets
Purchases of Non-Financial Assets		4,853	4,419	12,782	10,912
Sales of Non-financial Assets		(390)	(495)	(730)	(1,065)
Less: Depreciation		(2,614)	(2,466)	(5,270)	(4,718)
Plus: Change in inventories		31	(7)	118	50
Plus: Other Movements in Non-financial Assets
assets aquired using finance leases		440	251	544	251
other		58	230	286	464
Equals Total Net Acquisition of Non-Financial Assets		2,378	1,932	7,730	5,894

EQUALS: NET LENDING/(BORROWING)		(3,275)	(955)	(7,068)	(3,725)

Adjustments for Changes in Accounting Policy and Correction of Errors
Adjustments to Accumulated Funds	27	—	—	—	(17)
Adjustments to Reserves	27	—	—	—	222

Total Adjustments for Changes in Accounting Policy and Corrections of Errors		—	—	—	205

The Operating Statements should be read in conjunction with the accompanying notes.
TOTAL STATE SECTOR ACCOUNTS

THE NSW CONSOLIDATED BALANCE SHEETS
AS AT 30 JUNE 2009

		General
		Government Sector		Total State Sector
		2008-09	2007-08	2008-09	2007-08
	Note	$m	$m	$m	$m
ASSETS
Financial Assets
Cash and Cash Equivalent Assets	5	3,350	2,299	5,541	4,913
Receivables	6	5,556	5,177	7,197	5,966
Tax Equivalents Receivable	7	245	249	—	—
Financial Assets at Fair Value	8	5,272	6,074	15,763	12,642
Advances paid	9	780	799	319	254
Deferred Tax Equivalents	7	4,576	5,539	—	—
Equity
Investments in Other Public Sector Entities	10	72,646	74,366	—	—
Investments in Associates	10	1,050	1,621	1,050	1,622
Other	10	—	3	—	3
Total Financial Assets		93,475	96,127	29,870	25,400

Non-Financial Assets
Inventories	11	250	166	1,298	1,124
Forestry Stock and Other Biological Assets	12	7	7	560	527
Assets Classified as Held for Sale	13	115	144	173	193
Investment Properties	14	274	298	1,628	1,546
Property, Plant and Equipment
Land and Buildings	15	49,400	48,250	92,060	90,849
Plant and Equipment	15	7,447	6,910	11,567	10,926
Infrastructure Systems	15	52,086	45,496	105,439	95,842
Intangibles	16	977	696	2,242	1,770
Other	17	1,023	936	1,374	1,222
Total Non-financial Assets		111,579	102,903	216,341	203,999

TOTAL ASSETS		205,054	199,030	246,211	229,399
LIABILITIES
LIABILITIES
Deposits Held	18	72	98	182	217
Payables	19	3,345	3,105	6,224	5,706
Tax Equivalents Payable	7	7	36	—	—
Liabilities Directly Associated with Assets Held for Sale	13	—	—	—	—
Borrowings and Derivatives at Fair Value	20	21	—	47,777	36,654
Borrowings at Amortised Cost	21	16,582	13,874	2,179	1,848
Advances Received	22	835	864	835	864
Employee Provisions	23	9,888	8,747	11,911	10,690
Superannuation Provision	24	29,423	17,626	31,003	17,761
Deferred Tax Equivalent Provision	7	746	638	—	—
Other Provisions	25	5,501	4,942	6,642	5,701
Other	26	2,620	2,197	3,444	3,055

TOTAL LIABILITIES		69,040	52,127	110,197	82,496

NET ASSETS		136,014	146,903	136,014	146,903

NET WORTH
Accumulated Funds	27	19,484	33,656	56,363	70,596
Reserves	27	116,530	113,247	79,651	76,307

TOTAL NET WORTH		136,014	146,903	136,014	146,903

OTHER FISCAL AGGREGATES
Net Debt		8,108	5,664	29,350	21,774
Net Financial Liabilities		48,211	30,366	80,327	57,096
The Balance Sheets should be read in conjunction with the accompanying notes.
TOTAL STATE SECTOR ACCOUNTS

THE NSW CONSOLIDATED CASH FLOW STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2009

		General
		Government Sector		Total State Sector
		2008-09	2007-08	2008-09	2007-08
	Note	$m	$m	$m	$m
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxation		17,590	18,148	16,726	17,724
Sale of Goods and Services		4,673	3,831	18,746	17,492
Grants and Subsidies		22,272	20,009	22,160	19,884
Interest		412	455	1,154	1,133
Dividends and Income Tax Equivalents from Other Sectors		2,055	1,891	—	—
Other		4,875	4,375	7,299	6,883

Total Receipts		51,877	48,709	66,085	63,116

Payments
Employee Related		(20,994)	(20,047)	(24,707)	(23,469)
Superannuation		(2,406)	(2,263)	(2,718)	(2,590)
Payments for goods and services		(12,190)	(10,911)	(18,590)	(17,688)
Grants and Subsidies		(9,321)	(8,454)	(5,463)	(5,006)
Interest		(1,029)	(928)	(2,442)	(2,392)
Other		(2,760)	(2,875)	(4,831)	(4,812)

Total Payments		(48,700)	(45,478)	(58,751)	(55,957)

NET CASH FLOWS FROM OPERATING ACTIVITIES	29	3,177	3,231	7,334	7,159

CASH FLOWS FROM INVESTING ACTIVITIES
Non-financial Assets
Proceeds from Sale of Non-financial Assets		374	511	715	1,084
Purchases		(4,875)	(4,314)	(12,633)	(10,755)

Net Cash Flows from Investments in Non-financial Assets		(4,501)	(3,803)	(11,918)	(9,671)

Financial Assets (Policy Purposes)
Receipts		80	110	37	5
Payments		(84)	(58)	(116)	(75)

Net Cash Flows from Investments in Financial Assets (Policy Purposes)		(4)	52	(79)	(70)

Financial Assets (Liquidity Purposes)
Proceeds from Sale of Investments		672	894	1,430	3,184
Purchase of Investments		(496)	(746)	(5,009)	(4,824)

Net Cash Flows from Investments in Financial Assets (Liquidity Purposes)		176	148	(3,579)	(1,640)

NET CASH FLOWS FROM INVESTING ACTIVITIES		(4,329)	(3,603)	(15,576)	(11,381)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances received		—	—	—	8
Advances repaid		(49)	(48)	(48)	(47)
Proceeds from borrowings		3,163	376	59,311	35,147
Repayments of Borrowings		(949)	(167)	(50,606)	(30,554)
Deposits received (net)		58	20	45	4
Other (net)		—	—	(7)	2

NET CASH FLOWS FROM FINANCING ACTIVITIES		2,223	181	8,695	4,560

NET INCREASE/(DECREASE) IN CASH HELD		1,071	(191)	453	338

Opening Cash and Cash Equivalents		2,299	2,438	4,642	4,197
Reclassification of Cash Equivalents		(20)	52	27	107

CLOSING CASH BALANCE	29	3,350	2,299	5,122	4,642

DERIVATION OF CASH RESULT
Net Cash Flows from Operating Activities		3,177	3,231	7,334	7,159
Net Cash Flows from Investments in Non-Financial Assets		(4,501)	(3,803)	(11,918)	(9,671)

CASH SURPLUS/(DEFICIT)	37	(1,324)	(572)	(4,584)	(2,512)

The Cash Flow Statements should be read in conjunction with the accompanying notes.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES
SCOPE
The Total State Sector Accounts include the financial reports for the New South Wales Total State Sector and the General Government Sector.
The Total State Sector comprises the General Government Sector, the Public Trading Enterprise Sector and the Public Financial Enterprise Sector. These sectors are determined in accordance with the principles and rules contained in the Australian Bureau of Statistics Australian System of Government Finance Statistics: Concepts, Sources and Methods 2005 (ABS GFS Manual).
The General Government Sector comprises all government agencies that are controlled and mainly financed by the Government that:
•	redistribute income and wealth; and / or
•	provide or distribute goods and services on a non-market basis to individuals and the community.
In NSW, the General Government Sector includes government departments, other Budget dependent agencies (i.e. those agencies that receive an appropriation in the annual Appropriation Act) and other agencies that have a regulatory function or provide services primarily to other general government agencies.
Public Trading Enterprises (PTEs) are government controlled entities that are largely self-funded from user charges and have a commercial charter. However, they may receive funding from the State Budget for social programs (non-commercial activities). The PTE sector is also referred to by the ABS as the Public Non-financial Corporation Sector. Examples are the water authorities, the electricity distributors, port authorities and other State Owned Corporations.
Public Financial Enterprises (PFEs) are government controlled entities that perform central bank functions, or accept demand, time or savings deposits, or have the authority to incur liabilities and acquire financial assets in the market on their own account. This sector includes NSW Treasury Corporation. The PFE sector is also referred to by the ABS as the Public Financial Corporation Sector.
The New South Wales Total State Sector and General Government are not-for-profit entities for accounting purposes. There are a number of cash generating units, which are effectively represented by for-profit entities, largely in the PTE sector, including the water, electricity and port authorities.
The financial reports of the Total State Sector and General Government Sector for the year ended 30 June 2009 were authorised for issue by the Treasurer on 22 October 2009. This report was issued from:
NSW Treasury
Level 27
Governor Macquarie Tower
1 Farrer Place,
Sydney NSW 2000
AUSTRALIA
Unless stated otherwise, references in this report to the “State” include both the Total State Sector and the General Government Sector.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
BASIS OF PREPARATION
The financial reports of the Total State Sector and the General Government Sector are prepared in accordance with:
•	applicable Australian Accounting Standards (which include Australian Interpretations), and in particular Australian Accounting Standard AASB 1049 Whole of Government and General Government Sector Financial Reporting, and
•	section 6 of the Public Finance and Audit Act 1983.
The financial report of the Total State Sector is a general purpose financial report. The financial report of the General Government Sector is included as a separate column adjacent to the Total State Sector financial information.
These are the first financial reports prepared in accordance with AASB 1049. This is also the first financial report for the General Government Sector prepared in accordance with Australian Accounting Standards, including the required transitional provisions of AASB 1 First Time Adoption of Australian Equivalents to International Financial Reporting Standards.
The adoption of AASB 1049 harmonises GFS with Generally Accepted Accounting Principles (GAAP) to the extent that GFS does not conflict with GAAP. This requires the selection of options within the Australian Accounting Standards that harmonise with the ABS GFS Manual.
The purpose of the financial reports is to provide users with information about the stewardship by the Government in relation to the Total State Sector and General Government Sector; and information that facilitates assessments of the macroeconomic impact of the Government.
Judgements, key assumptions and estimations that management has made in the preparation of the financial reports are disclosed in the relevant notes to the report.
All amounts are rounded to the nearest million dollars and are expressed in Australian dollars.
IMPACT OF NEW AND REVISED ACCOUNTING STANDARDS
GFS/GAAP harmonisation
AASB 1049 Whole of Government and General Government Sector Financial Reporting significantly affects the presentation of the 2008-09 Total State Sector Accounts, including the comparative information. This primarily results from the harmonisation with GFS principles and rules. The Total State Sector Accounts were previously prepared in accordance with AAS 31 Financial Reporting by Governments, which has now been withdrawn.
In addition to presenting a consolidated Total State Sector financial report, AASB 1049 requires the presentation of a General Government Sector financial report including detailed notes, which was not previously required by Accounting Standards.
Previously, information for the General Government Sector was only prepared on a GFS and Uniform Presentation basis and as disaggregated information in the Total State Sector Accounts.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
As a result of the adoption of a GFS/GAAP harmonised presentation, there are a number of changes to the format of the State’s financial report, including:
•	a comprehensive operating statement that combines the ‘operating statement’ with the ‘statement of recognised income and expense’ and at the same time separates ‘transactions’ from ‘other economic flows’, consistent with GFS
•	disclosure of harmonised GFS fiscal aggregates and reconciliations between key fiscal aggregates prepared under GAAP and those prepared under GFS (referred to as convergence differences in Note 37)
•	the liquidity presentation of the balance sheet rather than the current / non-current presentation
•	the separation in the cash flow statement of investing activities between those for liquidity management purposes and those for policy purposes
•	additional disclosures such as ‘budget’ information and explanations, where the budgeted financial statements have been presented to Parliament.
In accordance with the AASB 1049 transitional requirements, two accounting policy changes were required to harmonise with ABS GFS, by choosing GAAP options that harmonise with GFS.
First, marketable borrowings in the Total State Sector Accounts are now stated at fair value to harmonise with GFS. Previously, these borrowings were recognised at amortised cost. This results in a $23 million increase in the carrying amount of total state borrowings as at 30 June 2009 (2008: $909 million reduction), compared to the previous basis. In the operating statement this impacts on the following line item; Other Net Gains/Losses.
Second, to harmonise GAAP with GFS, AASB 1049 requires the General Government Sector to recognise an equity investment in the PTE and PFE sectors. This has resulted in an increase in the 1 July 2007 opening net assets of the General Government Sector by approximately $67 billion compared to the previous approach in the disaggregated note disclosures. In the operating statement this impacts on the following line item; Net Gain/Loss on Equity Investment in Other Sectors. However this equity investment is eliminated upon consolidation of the Total State Sector.
Land under roads
In 2008-09, AASB 1051 Land under Roads requires land under roads acquired subsequent to 1 July 2008 to be recognised under AASB 116, when reliably measurable. AASB 1051 also requires an election to either recognise (subject to satisfaction of the asset recognition criteria) or not to recognise the value of land under roads acquired before 1 July 2008. The State has elected not to recognise pre 1 July 2008 land under roads in this consolidated financial report. This election has been made on the basis that land under roads is not reliably measurable. As land under roads was not recognised in prior financial years, this has no impact. However, the State has elected to recognise land under roads acquired on or after 1 July 2008 under AASB 116, at cost, when reliable measurable. The impact of this is an increase in assets of $59 million.
NEW ACCOUNTING STANDARDS ISSUED BUT NOT EFFECTIVE
The following accounting standards, amendments and interpretations have been issued, but are not yet effective, and have not been adopted:
•	AASB 3 (March 2008), AASB 127 and AASB 2008-3 regarding business combinations;
•	AASB 8 and AASB 2007-3 regarding operating segments;
•	AASB 101 (Sept 2007) and AASB 2007-8 regarding presentation of financial statements;
•	AASB 123 (June 2007) and AASB 2007-6 regarding borrowing costs;
•	AASB 2008-1 regarding share based payments;
•	AASB 2008-2 regarding puttable financial instruments;
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NOTES TO THE FINANCIAL REPORT
•	AASB 2008-5 and AASB 2008-6 regarding amendments to Australian Accounting Standards arising from the Annual Improvements Project;
•	AASB 2008-7 regarding costs of an investment in a subsidiary, jointly controlled entity, or an associate;
•	AASB 2008-8 regarding eligible hedged items;
•	AASB 2008-9 regarding AASB 1049 amendments consistent with AASB 101;
•	AASB 2008-11 regarding business combinations with not-for-profit entities;
•	AASB 2009-1 regarding borrowing costs of not-for-profit public sector entities;
•	AASB 2009-2 regarding financial instrument disclosures;
•	Interpretation 15 on construction of real estate;
•	Interpretation 16 on hedges of a net investment in a foreign operation;
•	Interpretation 17 and AASB 2008-13 on distribution of non cash assets to owners;
•	Interpretation 18 on transfers of assets from customers.
It is considered impracticable to presently determine the impact of adopting the above listed accounting standards issued, but not effective.
PRINCIPLES OF CONSOLIDATION
The Total State Sector Accounts consolidates all assets, liabilities, equities, revenues and expenses of the New South Wales Government including those of entities controlled by the Government, in accordance with AASB 127 Consolidated and Separate Financial Statements.
In contrast, the General Government Sector financial report consolidates only those entities within the general government sector, using the consolidation procedures specified in AASB 127.
The General Government Sector financial report is not required to apply the full requirements of AASB 127 and AASB 139 Financial Instruments: Recognition and Measurement. Instead of consolidating the PTEs and PFEs on a line by line basis, the General Government Sector financial report recognises an asset being the equity investment in those entities, and a gain or loss for changes in the carrying amount of the asset.
Entities are considered to be controlled when the Government has the capacity to dominate their financial and operating policies in pursuing the Government’s objectives. Entities are not consolidated where the Government merely regulates or acts as a trustee, because these fall outside the concept of ‘control’ defined in AASB 127.
Excluded entities include local government bodies, universities, certain reserve trusts created under the Crown Lands Act 1989, hospitals listed under Schedule 3 of the Health Services Act 1977, the State’s Superannuation Funds, the trust funds of the Protective Commissioner, the Public Trustee and Rental Bond Board, the Workers Compensation Insurance Fund, the NSW Aboriginal Land Council and most professional registration and marketing authorities.
Further, a project is currently in progress to identify and value Crown reserves that are ‘controlled’ by the NSW Government. There are approximately 33,000 Crown reserves in New South Wales. The NSW Government manages some of these reserves and local governments and trusts manage others.
Based on the preliminary assessment, it is currently estimated that the total value of reserves controlled by the NSW Government, but not currently recognised in the Total State Sector Accounts, is between $1 billion and $7 billion. However, the total value may even be outside of this range, depending on the current valuation of the controlled assets.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
The NSW Government will recognise the value of Crown reserves it controls in 2010-11 in the General Government Sector and Total State Sector Accounts once this project is complete and the value can be reliably estimated.
All transactions and balances between NSW government agencies (for the Total State Sector Accounts) and between General Government Sector agencies (for the General Government Sector financial report), have been eliminated. Dissimilar accounting policies adopted by agencies have been amended to ensure consistent policies are adopted in similar circumstances, unless an Accounting Standard permits categorisation of items for which different policies may be appropriate.
OPERATING STATEMENT PRESENTATION
All amounts included in the comprehensive result (total change in net worth before transactions with owners as owners) are classified as ‘transactions’ or ‘other economic flows’ consistent with the principles in the ABS GFS Manual.
‘Transactions’ result from mutually agreed interaction between parties, such as sales of goods and services. It also includes depreciation. ‘Other economic flows’ result from a change in the volume or value of an asset or liability that does not result from a ‘transaction’, including revaluations resulting from changes in market prices and other gains and losses that result from changes in the volume of assets.
‘Other economic flows’ are separated between those recognised in the GAAP operating result and those recognised as other non-owner movements in equity, as defined in AASB 101 Presentation of Financial Statements. In some cases, certain items required to be disclosed under Accounting Standards are split into ‘transaction’ and ‘other economic flow’ components.
REVENUE FROM TRANSACTIONS
Revenue is measured at the fair value of the consideration or contribution received or receivable, in accordance with AASB 1004 Contributions and AASB 118 Revenue. Additional comments regarding the accounting policies for the recognition of revenue are discussed below.
State Taxation
State taxation is recognised as follows:
•	Government-assessed revenues (mainly land tax) are recognised at the time the assessments are issued.
•	Taxpayer-assessed revenues including payroll tax and stamp duty, are recognised when the funds are received by the tax collecting agency. Additional revenues are recognised for assessments following review of returns lodged by taxpayers.
Grants and Subsidies
These are recognised when the State gains control over the grants and subsidies, which is normally obtained when the cash is received.
This primarily comprises Commonwealth general purpose, special purpose and national partnership payments.
Sale of Goods and Services
Revenue from the sale of goods is recognised when the State transfers to the buyer the significant risks and rewards of ownership of the assets.
Revenue is recognised from the rendering of services when the service is provided or by reference to the stage of completion.
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NOTES TO THE FINANCIAL REPORT
Rental revenue (including from investment properties and public housing) is treated as a government service and recognised in accordance with AASB 117 Leases on a straight-line basis over the lease term.
Interest Revenue
Interest revenue is recognised as it accrues using the effective interest method in accordance with AASB 139 Financial Instruments: Recognition and Measurement. Net realised or unrealised gains and losses on the revaluation of investments do not form part of ‘revenue / expenses from transactions’ but are reported as part of ‘other economic flows — included in the operating result’.
Dividends and Income Tax Equivalents from other sectors
The General Government Sector receives dividends and tax equivalent payments (pursuant to National Competition Policy) from some of the State’s PTEs and PFEs. Dividends are recognised as revenue when the right to receive payment is established. Dividend ‘transaction’ revenue excludes dividends paid out of asset sale proceeds, which are treated as ‘other economic flows — included in the operating result’.
Income tax equivalents (represented by the current tax payable / receivable by / from the PTE and PFE sector) are recognised as ‘revenue from transactions’ in the period when earned. Tax equivalent receivables / payables from / to the PTE and PFE sector are also recognised in the General Government Sector, when controlled.
Deferred tax equivalent income and expense are recognised in the General Government Sector as part of ‘other economic flows — included in the operating result’, as well as an asset / liability.
The General Government Sector is the counterparty to the tax effect accounting entries recognised by PTEs and PFEs that are part of the National Tax Equivalent Regime. This treatment is adopted on the basis that the General Government Sector controls these sectors and therefore these amounts.
On consolidation, dividend and income tax equivalent entries are eliminated for the Total State Sector Accounts.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Other Dividends and Distributions
Other dividends include dividends received from investments in entities other then the PTE and PFE sectors and are recognised when the right to receive payment is established. Distributions are mainly represented by distributions from managed fund investments, administered by NSW Treasury Corporation. Distributions are recognised as revenue when the right to receive payment is established, which for the managed fund investments is normally on distribution. They exclude fair value movements in the unit price of the investments, which are recognised as ‘other economic flows - included in the operating result’.
Fines, Regulatory Fees and Other Revenue
These revenues are recognised as follows:
•	Fines issued by the Courts are recognised when the fine is issued. Traffic infringement fines, such as those administered by the State Debt Recovery Office, are recognised when the cash is received.
Revenue from enforcement orders is regarded as being reliably measured when the order is issued.
•	Licence fees and royalty revenue is recognised in accordance with AASB 118 Revenue on an accrual basis.
EXPENSES FROM TRANSACTIONS
Expenses are recognised when incurred.
Employee Expenses (excluding superannuation)
These expenses include costs related to employment such as salaries and wages, leave entitlements, fringe benefits tax, workers’ compensation, redundancies and other on-costs associated with leave entitlements.
Payroll tax (a State tax) paid by New South Wales general government sector agencies is eliminated in the General Government Sector financial report, along with the PTE and PFE amounts, on consolidation in the Total State Sector. Some employee-related expenses are capitalised as part of the construction costs of certain non-current physical assets.
The recognition and measurement policy for employee expenses is detailed below in the associated liability policy note.
Superannuation Expense
Superannuation expense comprises:
•	for defined contribution plans, the accrued contribution for the period;
•	for defined benefit plans, the current service cost and gross interest cost less the expected return on plan assets. This excludes the actuarial gains and losses, which are classified as ‘other economic flows — other non owner movements in equity’.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Depreciation and Amortisation
Each depreciable property, plant and equipment asset (except certain heritage assets that do not have limited useful lives) is depreciated to allocate the cost or revalued amount (net of its residual value) over its useful life, in accordance with AASB 116 Property, Plant and Equipment. Depreciation is generally allocated on a straight-line basis.
However certain heritage assets, including original artworks and collections and heritage buildings, may not have a limited useful life because appropriate curatorial and preservation policies are adopted. Such assets are not subject to depreciation. Land is not a depreciable asset.
Intangible assets with finite lives are amortised under the straight line method and expensed in the operating statement for the period, in accordance with AASB 138 Intangible Assets. Intangible assets with an indefinite life are not amortised, but are tested for impairment annually.
Interest expense
This comprises interest on borrowings and the unwinding of discounts on non-employee provisions. Interest costs, including borrowing costs under AASB 123 Borrowing Costs, are recognised as expenses in the period in which they are incurred.
Other Property Expenses
This comprises land rent and royalty expenses, which are recognised as expenses in the period in which they are incurred.
Other Operating Expenses
These expenses generally represent the day-to-day running costs incurred in the normal operation of agencies, and include asset maintenance costs paid to external parties. The recognition and measurement policy for other provision expenses is detailed below in the associated liability policy note.
Grants and Transfer expenses
Grants and transfer expenses generally comprise cash contributions to local government authorities and non-government organisations. They are expensed when the State transfers control of the assets. For the General Government Sector, they also include grants and subsidies paid to PTEs and PFEs.
Accounting for the Goods and Services Tax (GST)
In accordance with Interpretation 1031 Accounting for the Goods and Services Tax, revenues, expenses and assets are recognised net of the amount of GST, except:
•	where the amount of GST incurred as a purchaser is not recoverable from the Australian Taxation Office, it is recognised as part of the cost of acquisition of a an asset or as part of an item of expense; and
•	receivables and payables are stated with the amount of GST included.
Cash flows are included in the cash flow statement on a gross basis and the GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the Australian Taxation Office is classified as an operating cash flow.
OTHER ECONOMIC FLOWS
Other economic flows mainly comprise gains and losses on re-measurement of assets and liabilities. This includes realised and unrealised gains and losses, such as gains and losses on asset disposals, actuarially assessed gains and losses of defined benefits superannuation liabilities, fair value adjustments
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
to physical and financial assets, including investments in other sectors and dividends from asset sale proceeds. These gains or losses are ‘other economic flows’, which are included either in the GAAP ‘operating result’ or ‘other non-owner movements in equity’, in accordance with AASB 101 Presentation of Financial Statements.
ASSETS
Assets recognised in the balance sheet are classified into financial and non financial assets, based on a liquidity presentation.
Cash and Cash Equivalents
Cash and cash equivalent assets in the balance sheet comprise cash at bank and in hand, short-term deposits with an original maturity of three months or less, and deposits in NSW Treasury Corporation’s HourGlass Managed Fund Cash Facility.
For the purposes of the Cash Flow Statement, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.
Receivables
Receivables include debtors in relation to goods and services, taxes, fines and levies receivable. Statutory receivables, such as taxes receivable are not classified as financial instruments.
Receivables are recognised initially at fair value, based on the transaction cost or face value, in accordance with AASB 139. Subsequent measurement is at amortised cost using the effective interest method, less an allowance for any impairment.
Reimbursements receivable are recognised as a separate asset when it is virtually certain that the reimbursement will be received if the entity settles the obligation and shall not exceed the amount of the related provision.
Changes in receivables are accounted for when impaired (‘other economic flows — included in the operating result’), derecognised (‘other economic flows — included in the operating result’) or through the amortisation process (‘transaction’).
Short-term receivables with no stated interest rate are measured at the original invoice amount where the effect of discounting is immaterial.
Financial Assets at Fair Value
Financial assets at fair value mainly include derivatives classified as ‘held for trading’ and certain investments designated at fair value through profit or loss, including the NSW Treasury Corporation
Hour-Glass Investment facilities. In the Total State Sector Accounts, this also includes securities and placements held by NSW Treasury Corporation.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Financial assets at fair value are either classified as ‘held for trading’, ‘available for sale’ (the residual category) or are designated at ‘fair value through profit and loss’, in accordance with AASB 139. Changes in fair value for assets classified or designated at fair value through profit and loss are recognised as an ‘other economic flow — included in the operating result’. Changes in fair value for available for sale assets are recognised as ‘other economic flows — other non-owner movements in equity’, until impaired or disposed of.
A change in fair value excludes ‘interest’ and ‘distributions’, which are recognised as ‘revenue from transactions’.
Financial assets designated at fair value through profit or loss, namely the TCorp Hour Glass Investment facilities and the TCorp securities and placements, are designated on the basis that these financial assets are managed and their performance is evaluated on a fair value basis, in accordance with a documented risk management strategy.
Purchases and sales of financial assets under contracts that require delivery of the asset within the timeframe established by convention or regulation are recognised on the trade date i.e. the date that government was committed to purchase or sell the asset.
Advances Paid
Advances paid comprise loans made for public policy purposes. As such, these advances are generally contracted at interest rates that are below market rates. Advances paid are initially measured at fair value plus transaction costs. Any additional amount lent on low interest loans (compared to the fair value) is expensed.
Advances paid consist of non-derivative financial assets with fixed or determinable payments that are intended to be held to maturity or are not quoted in an active market. These financial assets are subsequently measured at amortised cost using the effective interest method, in accordance with AASB 139. Changes in advances paid are accounted for when impaired (‘other economic flows — included in the operating result’), derecognised (‘other economic flows — included in the operating result’) or through an amortisation process (‘transaction’).
Equity Investments in Other Public Sector Entities
In the General Government Sector financial report, the interest in the PTE and PFE sectors is, in the absence of fair value, accounted for as an equity investment based on the government’s proportional share of the carrying amount of net assets of those sectors (before consolidation adjustments), in accordance with AASB 1049. Any change in the carrying amount of the investment is accounted for as if the change in carrying amount is a change in fair value and accounted for in a manner consistent with the treatment of ‘available for sale’ financial assets in AASB 139 and is recognised as an ‘other economic flow — other non-owner movements in equity’. Dividends from the General Government Sector investments in the PTE and PFE sector are accounted for as ‘revenue from transactions’.
Investments in Associates
Equity investments in joint venture entities and associates, such as Snowy Hydro Limited, are accounted for using the equity method and measured based on the State’s share of the value of their net assets, in the absence of any available market price. Movements in the State’s share of profits are recognised in the operating result, split between dividends recognised as ‘revenue from transactions’ and the share of earnings excluding dividends recognised as ‘other economic flows — included in the operating result’. Movements in the State’s share of revaluations to a reserve are recognised as an ‘other economic flows — other non-owner movement in equity’.
Impairment of Financial Assets
All financial assets, except for those measured at fair value through profit or loss, are subject to annual review for impairment, in accordance with AASB 139.
An allowance for impairment of receivables is established when there is objective evidence that the State will not be able to collect amounts due.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
For financial assets carried at amortised cost, the amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate.
When an available for sale financial asset is impaired, the amount of the cumulative loss is removed from reserves and recognised in profit or loss, based on the difference between the acquisition cost (net of any principal repayment and amortisation) and current fair value, less any impairment loss previously recognised in profit or loss.
Any reversals of impairment losses are reversed through profit or loss, where there is objective evidence, except reversals of impairment losses on investments in an equity instrument classified as ‘available for sale’ which must be made through the reserve. Reversals of impairment losses of financial assets carried at amortised cost cannot result in a carrying amount that exceeds what the carrying amount would have been had there not been an impairment loss.
The amount of the impairment loss is recognised as ‘other economic flows — included in the operating result’. Bad debts are written off as incurred and are treated as ‘expenses from transactions’, where mutually agreed.
De-recognition of financial assets and financial liabilities
In accordance with AASB 139, a financial asset is derecognised when the contractual rights to the cash flows from the financial assets expire; or if the State transfers the financial asset:
•	where substantially all the risks and rewards have been transferred or
•	where the State has not transferred substantially all the risks and rewards, if control has not been retained.
Inventories
Inventories held for distribution are stated at cost, adjusted when applicable for any loss of service potential, in accordance with AASB 102 Inventories. A loss of service potential is recognised where the current replacement cost is lower than the carrying amount.
Inventories (other than those held for distribution) are valued at the lower of cost or net realisable value. Cost is calculated using the weighted average cost or the ‘first in first out’ method.
Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.
Where inventories are acquired at no cost or for nominal consideration, cost is the current replacement cost as at the date of acquisition. The current replacement cost is the cost the State would incur to acquire the asset on the reporting date.
Forestry Stock and Other Biological Assets
The fair value of native forest crops, softwood plantations and hardwood plantations is determined using a discounted cash flow approach. The valuation assumes the continuation of existing practices with regard to forest management and silviculture. The market valuation is prepared by professional foresters, employed by Forests NSW using techniques/methods published in scientific journals and accepted by the forestry industry. The net change in fair value (resulting from price and volume movements) from the beginning to the end of the year is recognised as revenue or an expense in the Operating Statement. This method of valuation closely reflects the usual market practice and provides a more accurate view of the value of the assets in terms of future revenue generation.
The native forest timber available for harvesting is revalued based on an updated net present value for the current year.
Assets (or Disposal Groups) Held for Sale
Certain non-current assets (or disposal groups) are classified as held for sale, where their carrying amount will be recovered principally through a sale transaction, not through continuing use.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Non-current assets (or disposal groups) held for sale are recognised at the lower of carrying amount and fair value less costs to sell, in accordance with AASB 5 Non-Current Assets Held for Sale and Discontinued Operations. These assets are not depreciated while they are classified as held for sale.
Investment Properties
The State owns properties to earn rentals and/or for capital appreciation. These investment properties are stated at fair value supported by market evidence at the reporting date.
Gains or losses arising from changes in fair value are included in ‘other economic flows — included in the operating result’ for the period in which they arise. No depreciation is charged on investment properties, however, where material, ‘consumption of capital’ is recognised as an ‘expense from transactions’.
Management has determined that the following be treated as property, plant and equipment, instead of investment properties based on AASB 140 Investment Property:
•	public housing is treated as property, plant and equipment because the properties are held to provide a social service rather than for investment purposes; and

•	properties sub leased within the NSW public sector by the State Property Authority are treated as property, plant and equipment because the properties are held to provide a service rather than for investment purposes.
Property, Plant and Equipment
Property, plant and equipment comprise three asset classes:
•	Land and buildings

•	Plant and equipment

•	Infrastructure systems.
Land and buildings include public housing, schools, TAFE colleges, hospitals and Crown land.
Plant and equipment include computer hardware, rail rollingstock, public buses and ferries, and museum and library collections.
Infrastructure systems comprise the government’s power stations, dams, electricity and water system assets, ports, major roads and railway lines.
Capitalisation and Initial Recognition
Property, Plant and Equipment is initially recognised at acquisition cost, in accordance with AASB 116 Property, Plant and Equipment. Cost is the amount of cash or cash equivalents paid or the fair value of the other consideration given to acquire the asset at the time of its acquisition or construction or, where applicable, the amount attributed to that asset when initially recognised in accordance with the specific requirements of Australian Accounting Standards.
Assets acquired at no cost or for nominal consideration are initially recognised at their fair value at the date of acquisition. Fair value is the amount for which an asset could be exchanged between knowledgeable, willing parties in an arm’s length transaction.
The cost of assets constructed for own use includes the cost of materials, direct labour, and foreign exchange gains and losses arising during construction as well as an appropriate proportion of variable and fixed overhead costs that can be reliably attributed to the assets.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
In general, property, plant and equipment with a value greater than $5,000 is capitalised except for computer equipment which is normally capitalised irrespective of the $5,000 threshold where it is considered to be part of a network of assets.
Valuation of Property, Plant and Equipment (excluding Land Under Roads)
Property, plant and equipment (excluding land under roads) is valued at fair value in accordance with Australian Accounting Standard AASB 116 and NSW Treasury Policy Paper 07-1 Accounting Policy: Valuation of Physical Non-Current Assets at Fair Value.
Property, plant and equipment is measured on the basis of the fair value of its existing use, where there are no feasible alternative uses in the existing natural, legal, financial and socio-political environment. However, where there are feasible alternative uses, assets are valued at fair value, based on their highest and best use.
Fair value of property, plant and equipment is determined based on the best available market evidence, including current market selling prices for the same or similar assets.
Market evidence is available and used for the following types of property, plant and equipment:
•	Land, including Crown leasehold land, which is valued based on the net present value of the income stream

•	Non-specialised buildings, which include commercial and general purpose buildings for which there is a secondary market

•	Certain heritage assets, including artworks, book collections, philately and coin collections.
Where there is no available market evidence, the asset’s fair value is measured at its market buying price, the best indicator of which is depreciated replacement cost.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Depreciated replacement cost is used for specialised plant and infrastructure based on existing use. Depreciated replacement cost for these types of assets is based on the ‘incremental optimised replacement cost’. Optimised replacement cost is the minimum cost, in the normal course of business, to replace the existing asset with a technologically modern equivalent asset with the same economic benefits, adjusting for any overdesign, overcapacity and redundant components. Incremental optimisation means that optimisation is limited to the extent that optimisation can occur in the normal course of business, using commercially available technology.
Depreciated replacement cost is also used, in the absence of market evidence, to revalue:
•	Specialised buildings designed for a specific, limited purpose with no feasible alternative use. This includes hospitals, schools, court houses, emergency services buildings and buildings to house specialised plant and infrastructure and some heritage properties.

•	Many heritage assets, including library and museum collections that are of a specialised nature with no feasible alternative use.
However, certain heritage and cultural assets are not recognised where they cannot be reliably measured.
Non-specialised assets with short useful lives are measured at depreciated historical cost, as a surrogate for fair value.
Land under Roads
Pre-1 July 2008 land under roads and within road reserves is not recognised in the financial report, as the State has elected under AASB 1051 Land under Roads not to recognise pre 1 July 2008 land under roads. This election has been made on the basis that the pre 1 July 2008 land under roads is not currently reliably measurable, pending further deliberations by the Valuers-General around Australia. This election is consistent with Accounting Standards and the implicit principles of GFS, which only allow recognition where the asset is reliably measurable. GFS does not include explicit recognition criteria for land under roads. However, GFS principles imply that reliable measurement is an appropriate criterion for asset recognition.
Post 1 July 2008 land under roads and within road reserves are recognised as assets, as required by AASB 1051, and are recognised at cost.
Revaluation of Property, Plant & Equipment (excluding Land under Roads)
Revaluations are made with sufficient regularity to ensure that the carrying amount of property, plant and equipment does not materially differ from fair value at the reporting date. Subject to the above, assets are revalued at least every five years.
Where the State revalues non-current assets by reference to current prices for assets newer than those being revalued (adjusted to reflect the present condition of the assets), the gross amount and accumulated depreciation are separately restated.
Otherwise, for non-specialised assets where market based evidence is available, any accumulated depreciation is generally offset against the gross carrying amount of the assets to which they relate, and the net asset carrying amount is increased or decreased by the revaluation increment or decrement.
Revaluation increments are credited directly to the asset revaluation reserve, except that, to the extent that an increment reverses a revaluation decrement for that class of asset previously recognised as a loss in the operating statement, the increment is recognised as a gain.
Revaluation decrements are recognised immediately as losses, except that they are debited directly to the asset revaluation reserve to the extent that a credit exists in the asset revaluation reserve in respect of the same class of asset.
Where an asset that has previously been revalued is disposed of, any balance remaining in the asset revaluation reserve in respect of that asset is transferred to accumulated funds.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Impairment of property, plant and equipment
The State assesses at each reporting date whether there is any indication that an asset or a cash generating unit may be impaired, in accordance with AASB 136 Impairment of Assets. If such an indication exists, the State estimates the recoverable amount. An impairment loss is recognised where the carrying amount of the asset or cash-generating unit exceeds the recoverable amount. Impairment losses are recognised as ‘other economic flows — included in operating result’.
The recoverable amount of specialised assets that form part of a cash generating unit, in the absence of a market selling price, is the value in use, based on the expected future cash flows.
For not-for-profit entities, where an asset does not belong to or constitute a cash generating unit, it cannot be impaired under AASB 136 unless selling costs are material. This is because for not-for-profit entities, AASB 136 modifies the recoverable amount in such circumstances to be the higher of fair value less costs to sell and depreciated replacement cost.
Intangible Assets
The State recognises intangible assets only if it is probable that future economic benefits will flow to the State and the cost of the asset can be measured reliably. Examples of intangibles include computer software and easements to access privately owned land.
Intangible assets are measured initially at cost, in accordance with AASB 138. Where an asset is acquired at no or nominal cost, the cost is its fair value as at the date of acquisition.
All research costs are expensed. Development costs are only capitalised when certain criteria are met.
Intangible assets are subsequently measured at fair value only if there is an active market. If there is no active market, the assets are carried at cost less any accumulated amortisation.
Intangible assets are tested for impairment where an indicator of impairment exists and in the case of intangible assets with indefinite lives, annually, either individually or at the cash generating unit level.
Easements are estimated to have an indefinite life as the access rights are considered to be permanent.
Other Non Financial Assets
Other non financial assets include prepayments and emerging assets arising from Build-Own-Operate Transfer arrangements. Prepayments represent payments in advance of receipts of goods or services. Emerging assets are discussed separately as part of ‘privately financed projects and service concession arrangements’, below.
Privately Financed Projects and Service Concession Arrangements
In a privately financed project (PFP), a public sector entity (the grantor) arranges for the private sector (the operator) to design, finance and build infrastructure and provide associated operational or management services for an agreed period (the concession period).
Many PFPs include a service concession arrangement (SCA) as described in Interpretation 129 Service Concession Arrangements: Disclosures. An SCA is an agreement under which the public sector (the grantor) grants a concession to the private sector (the operator) to provide services that give the public access to major economic and social facilities. In effect, the SCA operator (rather than the grantor) is the primary provider of the services with the infrastructure and provides the services to the public.
PFPs are accounted for in three different ways, depending on the extent of the grantor’s control of the underlying infrastructure, ie whether the infrastructure is:
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
•	grantor-controlled from the beginning of the concession period

•	operator-controlled during the concession period and grantor-controlled thereafter or

•	operator-controlled for its entire useful life.
PFP infrastructure purchased under a deferred payment arrangement or acquired under a finance lease is grantor-controlled from the beginning of the concession period. Such infrastructure is recognised as property, plant and equipment and depreciated over its useful life or the term of the lease in accordance with AASB 116 or AASB 117. The payment obligation is recognised as a liability.
PFP infrastructure subject to a Build-Own-Operate Transfer (BOOT) arrangement is operator-controlled during the concession period but grantor-controlled thereafter. The grantor receives the infrastructure in exchange for granting a service concession to the operator under a SCA. At the end of the concession period the grantor recognises the transferred infrastructure as property, plant and equipment and commences depreciating it in accordance with AASB 116. At present, BOOT arrangements are the only PFPs to feature SCAs and every BOOT arrangement includes one. See note 17 for details of present SCAs.
PFP infrastructure subject to a Build-Own-Operate (BOO) arrangement is permanently operator-controlled. Therefore the grantor does not recognise the infrastructure as an asset. Interpretation 4 is applied where relevant.
Any PFP service fees payable to the operator are expensed as incurred.
To the extent that the grantor’s accounting treatment for a PFP or SCA cannot be determined under existing Australian accounting pronouncements (such as AASB 116, AASB 117 or Interpretation 4 Determining Whether an Arrangement Contains a Lease), Treasury Policy & Guidelines Paper TPP 06-8 Accounting for Privately Financed Projects applies.
TPP 06-8 determines which party controls the infrastructure by assessing who has the majority of the associated risks and benefits. Where the grantor controls the infrastructure during the concession period, it recognises an asset for the infrastructure and a liability for any associated obligation to pay for it.
An up-front contribution by the operator (or grantor), that is substantively part of the PFP is recognised progressively over the period of consequently reduced payments.
A right to receive the infrastructure for a nominal sum (including zero) at the end of the concession period is recognised as revenue and an asset whose value emerges during that period. The accumulated value of the right at the end of the concession period equates to the written down replacement cost of the infrastructure at that time. The value is allocated during the concession period as if it were the compound value of an annuity discounted at the NSW government bond rate applicable to the purchaser at the commencement of the concession period. Any increase or decrease in the fair value of the right to receive the infrastructure that occurs during the concession period, is recognised as an asset revaluation, similarly to a revaluation of property plant and equipment.
A land lease in connection with a PFP is accounted for as an operating lease.
LIABILITIES
Liabilities in the balance sheet are classified on a liquidity basis.
Deposits held
Deposits held represent liabilities for customer and contractors’ security deposits for utilities such as electricity and water which can be refunded at any time. These deposits are recognised at no less than the amount payable on demand, in accordance with AASB 139.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Payables
These amounts represent liabilities for goods and services provided to the State prior to the end of the financial year that are unpaid. Payables include accrued interest, accrued salaries, wages and on-costs, amounts owing for construction or purchase of assets and amounts payable for settlement of financial liabilities under contract.
Payables are recognised initially at fair value, usually based on the transaction cost or face value, in accordance with AASB 139. Subsequent measurement is at amortised cost using the effective interest method.
Short-term payables with no stated interest rate are measured at the original invoice amount where the effect of discounting is immaterial.
Borrowings and Advances Received
The borrowings and advances received liabilities are not held for trading and represent funds raised from the following sources:
•	loans raised by the Commonwealth on behalf of the State under the previous Financial Agreement;

•	advances by the Commonwealth for housing and other specific purposes;

•	domestic and overseas borrowings raised by the NSW Treasury Corporation; and

•	private and public domestic borrowings by public sector agencies (including finance leases).
The General Government Sector borrowings and advance received liabilities include borrowings by general government agencies from NSW Treasury Corporation, which is a PFE. These are eliminated in the Total State Sector.
General Government Sector borrowings are direct loans with no market value, and are recognised at amortised cost using the effective interest method, in accordance with AASB 139.
Amortised cost is the face value of the debt less unamortised discount or plus unamortised premiums. The discount or premiums are treated as finance charges and amortised over the term of the debt.
In the Total State Sector, the domestic and overseas borrowings are designated at ‘fair value through profit or loss’ under AASB 139, on the basis that they are managed by NSW Treasury Corporation and evaluated on a fair value basis in accordance with a documented risk management strategy.
Overseas borrowings are translated at exchange rates prevailing at balance date.
Gains or losses arising from fair value movements in borrowings ‘designated at fair value through profit or loss’ (excluding interest), foreign exchange and debt restructuring transactions are included as ‘other economic flows — included in the operating result’ in the period in which they arise.
Leases
A distinction is made between finance leases that effectively transfer from the lessor to the lessee substantially all the risks and benefits incidental to ownership of the leased assets and operating leases under which the lessor effectively retains substantially all such risks and benefits.
Finance leases are recognised as assets and liabilities at the fair value of the leased property, or if lower, at the present value of the minimum lease payments. The leased asset is amortised on a straight line basis over the term of the lease or, where it is likely that the entity will obtain ownership of the asset, the useful
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
life of the asset to the entity. The finance lease liability is determined in accordance with AASB 117 Leases. Lease payments are allocated between the principal component of the lease liability and the interest expense.
Long term leases of land are classified as an operating lease, provided title does not pass to the lessee by the end of the lease term. The leased asset is recognised by the State, as lessor, as investment property at fair value. The fair value of land under a prepaid long term lease is generally negligible during the greater part of the lease term due to its encumbrance. The fair value will increase (re-emerge) towards the end of the lease term as the effect of the encumbrance diminishes.
Operating lease payments are charged to the Operating Statement systematically over the term of the lease.
The cost of leasehold improvements is capitalised as an asset and amortised over the remaining term of the lease or the estimated useful life of the improvements, whichever is the shorter.
Derivatives
The State has derivative assets and liabilities. Derivatives are held for trading financial instruments (except for designated and effective hedging instruments which are subject to hedge accounting), valued on a fair value basis as at balance date, in accordance with AASB 139. Gains and losses from one valuation date to the next are recognised as ‘other economic flows — included in the operating result’.
Designated and effective hedges are measured at fair value and are accounted for either as a fair value hedge (i.e. hedge of exposures to changes in fair value) or a cash flow hedge (i.e. hedge of exposure to variability in cash flows). Gains or losses on fair value hedges are recognised as an ‘other economic flow — included in the operating result’. Gains or losses on the effective portion of cash flow hedges are recognised as an ‘other economic flow — other non owner movements in equity’, until the forecast transaction affects profit or loss and it is recycled into ‘other economic flows — included in the operating result’. The ineffective portion of cash flow hedges is recognised as an ‘other economic flow — included in the operating result’.
Where an active market exists, fair values are determined by reference to the specific market quoted prices / yields at year end. If no active market exists, judgement is used to select the valuation technique which best estimates fair value by discounting the expected future cash flows arising from the financial instruments to their present value using market yields and margins appropriate to the financial instruments. These margins take into account credit quality and liquidity of the financial instruments.
Funding swaps are valued off the appropriate swap curve.
All derivatives are recognised on the balance sheet at trade date (the date the government becomes party to the contractual provisions of the financial instrument concerned).
Employee Provisions (excluding superannuation)
Wages and Salaries, Annual Leave and Sick Leave
Liabilities for salaries and wages (including non-monetary benefits), annual leave and paid sick leave that fall due wholly within 12 months of the reporting date are recognised and measured in respect of employees’ services up to the reporting date at undiscounted amounts based on the amounts expected to be paid when the liabilities are settled.
Long-term annual leave that is not expected to be taken within 12 months is measured at present value in accordance with AASB 119 Employee Benefits. Market yields on government bonds are used to discount long-term annual leave.
Unused non-vesting sick leave does not give rise to a liability as it is not considered probable that sick leave taken in the future will be greater than the benefits accrued in the future.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
The outstanding amounts of workers’ compensation insurance premiums and fringe benefits tax, which are consequential to employment, are recognised as liabilities and expenses where the employee benefits to which they relate have been recognised.
Long Service Leave
A liability for long service leave is measured in accordance with AASB 119 at the present value of future payments anticipated for the employee services that the government has taken on at the reporting date, using the projected unit credit method. An actuary calculates this using:
•	expected future wage and salary levels

•	experience of employee departures, and

•	periods of service.
Estimated future cash outflows are discounted using market yields at the reporting date that closely match the term of maturity of government bonds.
In certain circumstances, a short hand measurement technique is used as allowed by AASB 119, based on employees with five and more years of services, where it is not materially different from the present value, as confirmed periodically by an actuary.
Self funded worker’s compensation
Some government agencies hold a group self-insurer’s licence with the WorkCover Authority for workers’ compensation.
Other government agencies are covered for workers’ compensation by the Government’s self insurance scheme, known as the Treasury Managed Fund.
These liabilities are actuarially calculated and measured on a discounted cash flows basis, on a similar basis to ‘other provisions’.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Superannuation Provision
An unfunded superannuation liability is recognised in respect of the defined benefit schemes, in accordance with AASB 119. It is measured as the difference between the estimated present value of members’ accrued benefits at balance date and the estimated net market value of the superannuation schemes’ assets at that date.
The liability is assessed annually by actuaries and is calculated based on the latest Triennial Review actuarial economic assumptions, except for the discount rate. The discount rate is based on the long term Commonwealth government bond rate as at 30 June which is adjusted annually, if appropriate, to recognise the extra long term nature of superannuation liabilities at the reporting date.
The present value of accrued benefits is based on expected future payments that arise from membership of the fund to balance date in respect of the contributory service of current and past New South Wales state government employees.
The accrued benefits amount is calculated having regard to:
•	expected future wage and salary levels;

•	the growth rate in the Consumer Price Index; and

•	the experience of employee departures and their periods of service.
Actuarial gains and losses resulting from changes in measurement assumptions (e.g. discount rate and abnormal earning rates) are immediately recognised as part of ‘other economic flows — other non-owner movements in equity’. The other components of the expense are recognised in ‘expenses from transactions’.
Other Provisions
Other provisions exist when:
•	the State has a present legal or constructive obligation as a result of a past event;

•	it is probable that an outflow of resources will be required to settle the obligation; and

•	a reliable estimate can be made of the amount of the obligation.
Other provisions are recognised, in accordance with AASB 137 Provisions, Contingent Liabilities and Contingent Assets, at the estimates of the obligation to pay. If the effect of the time value of money is material, provisions are discounted at a pre-tax rate that reflects the current market assessments of the time value of money and the risks specific to the liability.
These include the Government’s obligations arising from the:
•	schemes administered by the NSW Self Insurance Corporation (SICorp), including closed schemes and the Treasury Managed Fund, a self insurance scheme for certain public sector agencies.

•	Workers Compensation (Dust Diseases) Board and WorkCover Authority outstanding claims, including claims assumed by the government from some failed insurance companies.

•	Lifetime Care and Support Scheme, which provides medical and carer support for certain persons permanently disabled as a result of certain accidents.
In regard to outstanding claims, the liabilities are measured as the present value of the expected future payments, including claims incurred but not yet reported, and the anticipated fund management fees. Expected future payments are estimated on the basis of the ultimate cost of settling claims.
The amount and timing of the actual outflows in relation to the above provisions have a degree of uncertainty. Actual results may depend on a number of factors specific to the type of claim, for example, future economic and environmental conditions may be different to those assumed.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Any changes to the liabilities from the unwinding of the discount due to the passage of time is recognised as interest in ‘expenses from transactions’ in the operating result.
Actuarial gains and losses resulting from changes in measurement assumptions (e.g. discount rate and inflation rate) are immediately recognised as part of ‘other economic flows — included in the operating result’. The other components of the expense are recognised in ‘expenses from transactions’.
Other Liabilities
All other liabilities are recorded at the estimates of obligation to pay.
Up-front payments received in respect of privately financed projects, are deferred and amortised over the term of the arrangement.
Up-front rental payments received by the State, as lessor, in respect of long-term leases of land (over 50 years duration), are deferred and amortised on a systematic basis over the entire term of the lease.
The value of a liability for Aboriginal land claims granted has been recognised equivalent to the estimated value of the related assets.
BUDGETED AMOUNTS
The budgeted amounts are disclosed for the primary financial statements where they are presented to parliament. At present, only a budget for the General Government Sector is presented to Parliament.
The budget disclosed is the original /first budget presented to Parliament. The budgeted financial statements are presented on a basis consistent with AASB 1049.
DISAGGREGATED SECTOR INFORMATION
Disaggregated primary financial statements are provided for the General Government Sector, PTE and PFE sectors as a note to the Total State Sector Accounts. These financial statements are prepared consistent with the accounting policies adopted in the Total State Sector Accounts. This sector information is determined before consolidation eliminations, and includes GFS type fiscal aggregates and reconciliations.
CORRECTION OF PRIOR PERIOD ERRORS, AND REVISIONS TO ESTIMATES
The 2007-08 financial report has been revised to reflect corrections of prior period errors in accordance with AASB 108 Accounting Policies, Changes in Accounting Estimates and Errors.
AASB 108 requires the correction of prior period errors retrospectively, subject to certain limitations, to permit comparability with the current year. The retrospective adjustment occurs by restating the comparative amount in the prior period, or, if the event occurred before the earliest prior period presented, by restating the opening balances of assets, liabilities, and equity for the earliest prior period presented.
Note 28 to this report includes the 2007-08 financial statements with the line items affected by corrections of prior period errors, and an explanation of the material differences for the amounts reported in the audited 2007-08 Total State Sector Accounts.
Changes in accounting estimates are recognised in the period when the estimate is revised. Such changes are not adjusted retrospectively to the financial report.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
CHANGES IN ACCOUNTING POLICY
The main accounting policy changes are outlined below. Note 28 to this report includes information on the financial impact of these changes. The changes to the treatment of superannuation actuarial gains and losses are in accordance with accounting standard AASB 108, and the restatement of TCorp borrowings to market value are a change following the adoption of accounting standard AASB 1049.
Superannuation actuarial gains and losses
The State has changed its accounting policy to recognise superannuation actuarial gains and losses in equity. Previously, actuarial gains and losses were recognised through profit or loss. Both options are permissible under AASB 119 Employee Benefits.
The change in policy has been adopted on the basis that recognition outside profit or loss provides reliable and more relevant information as it harmonises better with the Government Finance Statistics / GAAP comprehensive income presentation for the total state sector and general government sector, required under AASB 1049 Whole of Government and General Government Sector Financial Reporting.
Recognition outside profit or loss also better reflects the nature of actuarial gains and losses. This is because actuarial gains/losses are re-measurements, based on assumptions that do not necessarily reflect the ultimate cost of providing superannuation.
Valuation of Forestry (Biological) Assets
The measurement basis used for forests is fair value. A net market value approach was used to determine fair value for native forest and softwood plantations in the 2007-08 Total State Sector Accounts. The net market value approach is based upon standing volumes at current prices less the direct cost of disposing the timber. For hardwood plantations, the fair value was determined to be historical cost. With effect from 1 July 2007 the Total State Sector has valued native forests, softwood and hardwood plantations using a discounted cash flow approach.
From initial adoption of AASB 1049 — TCorp Borrowings Restated to Market Value
As a result of adopting AASB 1049 the State has chosen the AGAAP option that harmonises with GFS, and restated its TCorp borrowings from amortised cost to market value.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
2. REVENUES

	General
	Government Sector		Total State Sector
	2008-09	2007-08	2008-09	2007-08
	$m	$m	$m	$m
Taxation
Payroll Tax	6,354	6,205	6,130	5,976
Stamp Duties	4,106	5,535	4,102	5,532
Land Tax	2,252	1,937	2,191	1,882
Gambling and Betting	1,626	1,570	1,291	1,265
Other	3,517	3,300	3,226	3,137

	17,855	18,547	16,940	17,792

Grants and Subsidies Revenue
Commonwealth General Purpose (a)	11,974	11,942	11,974	11,942
Commonwealth Specific Purpose	6,573	7,578	6,609	7,587
Commonwealth National Partnership Payments	3,145	—	3,145	—
Other Grants and Subsidies	617	581	517	499

Total Grants and Subsidies Revenue	22,309	20,101	22,245	20,028

Grants dissected into Current and Capital Components
Current Grants and Subsidies Revenue from the Commonwealth (b)
General Purpose	11,974	11,942	11,974	11,942
National Agreements	6,116	6,538	6,142	6,547
National Partnership Payments	1,499	—	1,499	—
Current Grants from the Commonwealth	19,589	18,480	19,615	18,489
Other Grants and Subsidies	598	541	507	423

Total Current Grant Revenue	20,187	19,021	20,122	18,912

Capital Grant Revenue from the Commonwealth(b)
Specific Purpose	457	1,040	468	1,040
National Partnership Payments	1,646	—	1,646	—
Capital Grants from the Commonwealth	2,103	1,040	2,114	1,040
Other Grants	19	40	9	76

Total Capital Grant Revenue	2,122	1,080	2,123	1,116

Total Grants and Subsidies Revenue	22,309	20,101	22,245	20,028

(a)	General Purpose recurrent grants mainly comprise New South Wales’ share of the Goods and Services Tax.

(b)	Grant revenue and expenses exclude the following transfer payments from the Commonwealth government that New South Wales on-passes to third parties. They are not recorded as New South Wales revenue and expenses as the State has no control over the amounts that it on-passes.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

	General
	Government Sector		Total State Sector
	2008-09	2007-08	2008-09	2007-08
	$m	$m	$m	$m
Transfer Receipts
Current Transfer Receipts for Specific Purposes	3,019	2,493	3,019	2,493
Capital Transfer Receipts for Specific Purposes	45	77	45	77
Total Receipts	3,064	2,570	3,064	2,570
Transfer Payments
Currrent Transfer Payments to Local Government	748	557	748	557
Currrent Transfer Payments to the Private and Not-For-Profit Sector	2,271	1,936	2,271	1,936
Capital Transfer Payments to Local Government	—	—	—	—
Capital Transfer Payments to the Private and Not-for-Profit Sector	45	77	45	77
Total Payments	3,064	2,570	3,064	2,570

	General
	Government Sector		Total State Sector
	2008-09	2007-08	2008-09	2007-08
	$m	$m	$m	$m
Sale of Goods and Services (c) comprise revenue from:
Sale of goods	136	136	9,766	8,963
Rentals from public housing and other non-investment properties (d)	219	173	1,035	975
Rentals from investment properties	4	6	106	117
Rendering of other services	3,689	3,302	6,714	6,075

	4,048	3,617	17,621	16,130

(c)	Revenue is reported on a gross basis. Cost of sales and lottery prizes are reported under the respective headings ‘inventories used up’ and ‘lottery prizes’ as part of ‘other operating expenses’.

(d)	Includes revenues from the provision of public housing:

Market rent and other tenant charges	47	45	1,487	1,391
Less: Rental subsidies to tenants	(21)	(19)	(799)	(726)

Rentals from Public Housing	26	26	688	665

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

	General
	Government Sector		Total State Sector
	2008-09	2007-08	2008-09	2007-08
	$m	$m	$m	$m
Interest Revenue comprises:
Interest from Managed Fixed Interest Facility	100	142	100	142
Interest from Hourglass Cash Managed Fund	73	102	127	178
Other	242	211	917	810

	415	455	1,144	1,130

Dividend and Income Tax Equivalents from Other Sectors
Dividends from the PNFC Sector	1,052	1,323	—	—
Dividends from the PFC Sector	92	24	—	—
Income Tax Equivalents from the PNFC Sector	640	707	—	—
Income Tax Equivalents from the PFC Sector	44	8	—	—

	1,828	2,062	—	—

Other Dividends and Distributions
Distributions from Managed Funds	161	292	161	292
Dividends from Associates	35	—	35	—

	196	292	196	292

Fines, Regulatory Fees and Other Revenues comprises:
Royalties from mining	1,279	574	1,279	574
Fines	341	351	341	351
Fees	215	174	194	174
Licences	133	107	133	107
Emerging right to receive privately finance infrastructure	123	120	126	124
Other	921	1,018	1,639	1,773

	3,012	2,344	3,712	3,103

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
3. EXPENSES

	General
	Government Sector		Total State Sector
	2008-09	2007-08	2008-09	2007-08
	$m	$m	$m	$m
Employee Expenses comprise:
Salaries and wages (including recreation leave)	20,081	18,927	23,024	21,693
Long service leave	848	666	987	774
Workers’ compensation	485	265	570	309
Other	666	641	1,253	1,255

	22,080	20,499	25,834	24,031

Superannuation Interest Costs comprise:
Interest on obligations	2,779	2,711	3,173	3,113
less: Expected long-term return on plan assets	(2,074)	(2,234)	(2,558)	(2,764)

	705	477	615	349

Other Superannuation Expenses comprise:
Defined benefit plans, excluding actuarial gains/losses (a)	620	659	745	824
Defined contribution plans	1,335	1,235	1,569	1,412

	1,955	1,894	2,314	2,236

(a)	Refer Note 24 for a dissection of defined benefits superannuation expense by component.

Depreciation and Amortisation expense comprise:
Depreciation on
Buildings	518	586	1,280	1,140
Plant and equipment	401	920	1,184	1,115
Infrastructure systems	1,510	800	2,478	2,171
Amortisation of
Leased property, plant and equipment	65	38	66	41
Intangibles	120	122	262	251

	2,614	2,466	5,270	4,718

Depreciation of property, plant and equipment
Useful lives for assets are as follows:

Buildings
Public housing	10-50 years
Schools and colleges	65-80 years
Hospitals	40 years
Other	various

Plant and Equipment
Rail rollingstock (leased and non leased)	20-35 years
Other	various

Infrastructure
Power stations	50 years
Electricity system assets	7-70 years
Water system assets	10-200 years
Roads (pavements)	15-50 years
Roads (earthworks)	100 years
Other	various
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

	General
	Government Sector		Total State Sector
	2008-09	2007-08	2008-09	2007-08
	$m	$m	$m	$m
Interest Expenses comprise
Interest on borrowings	938	852	2,605	2,383
Interest on Finance Leases	144	58	144	58
Unwinding of discounts on provision liabilities	423	389	437	405

	1,505	1,299	3,186	2,846

Other Operating Expenses comprise:
Operating lease rentals — minimum lease payments	470	443	738	702
Consultancy fees	60	60	89	99
Inventories used up	3	3	1,113	1,135
Audit fees (b) — for audit	—	—	—	—
— for other services	—	—	—	—
Insurance claims	412	82	767	319
Lottery prizes and other statutory lottery payments	—	—	915	836
Supplies and other services	8,382	7,918	10,674	9,864
External maintenance (excluding employee costs associated with maintenance)	1,642	1,562	3,047	2,901

	10,969	10,068	17,343	15,856

(b)	Fees to the Audit Office of NSW have not been recognised as expenses because they have been eliminated in consolidation of the NSW total state and general government sectors. The fees eliminated are for financial audits; $19 million to the general government sector (2008 $17 million), and $26 million to the Total State Sector (2008 $24 million). In addition, $6 million for general government and total state sector performance audits (2008 $5 million) have been eliminated.

	General
	Government Sector		Total State Sector
	2008-09	2007-08	2008-09	2007-08
	$m	$m	$m	$m
Grants, Subsidies and Transfers for
Recurrent purposes	7,697	7,446	5,488	5,413
Capital purposes	3,034	2,292	1,144	857

	10,731	9,738	6,632	6,270

Recurrent and Capital Grants Subsidies and Transfers are provided for:
Education and training	933	950	926	944
Ageing, disability and home care services	1,114	976	1,114	976
Health	823	888	823	888
Public transport	3,184	2,510	20	32
Public housing	893	518	171	127
Community services	855	745	854	744
First Home Owners Scheme	738	326	738	326
Other purposes	2,191	2,825	1,986	2,233

	10,731	9,738	6,632	6,270

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
4. OTHER ECONOMIC FLOWS INCLUDED IN THE OPERATING RESULT

	General
	Government Sector		Total State Sector
	2008-09	2007-08	2008-09	2007-08
	$m	$m	$m	$m
Net Gains/(Losses) from liabilities
Changes in discount rates for long service leave liabilities	(164)	21	(198)	21
Changes in discount and inflation rates for insurance liabilities	(273)	—	(273)	—
Other	—	112	—	197

	(437)	133	(471)	218

Other Net Gains/(Losses) in the Operating Result
From disposal of property, plant and equipment	(23)	53	(63)	67
Investment property	(42)	15	34	88
Non-current assets classified as held for sale	—	1	(6)	—
Intangible assets	(1)	(1)	(8)	(66)
Financial instruments	(611)	(921)	(1,865)	(457)
Other	(22)	(248)	(138)	(259)

	(699)	(1,101)	(2,046)	(627)

Dividends from Asset Sales Proceeds	11	—	—	—

These dividends comprise the component of dividends associated with special one-off asset sales.

Deferred Income Tax from Other Sectors	(1,021)	854	—	—

Deferred taxes include amounts associated with superannuation actuarial gains/losses, asset revaluations and hedging.

Other Economic Flows
Allowance for Doubtful Debts	(68)	(80)	(77)	(100)
Land written back	(48)	(71)	(48)	(71)
Other	(20)	(53)	(19)	(39)

	(136)	(204)	(144)	(210)

5. CASH AND CASH EQUIVALENT ASSETS

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Cash administered by NSW Treasury Corporation
Hour Glass Cash Facility (managed fund)	1,308	1,099	2,556	2,469
Special Client Mandate (Short term deposits facility)	232	28	506	160
Cash and deposits held at other financial institutions	1,810	1,172	2,479	2,284

	3,350	2,299	5,541	4,913

The State’s interest in Hour Glass Cash facilities are brought to account as cash because they enable deposits and withdrawals to be made on a daily basis and are not subject to significant risk of a change in value.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

6.	RECEIVABLES

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Current	4,034	3,915	5,710	4,696
Non-current	1,522	1,262	1,487	1,270

Total Receivables	5,556	5,177	7,197	5,966

Receivables comprise
Debtors and accruals from
Sale of goods and services(a)	906	843	2,698	2,505
Dust disease insurance levies accrued (b)	1,072	1,015	1,072	1,015
Taxation (c)	1,622	1,376	1,472	1,254
Dividends from the public corporation sector	1,117	1,342	—	—
Settlements receivable on new borrowings and other financial instruments	—	—	1,054	419
Asset sales	42	38	46	39
Interest	3	6	5	9
Other	908	664	1,035	912

	5,670	5,284	7,382	6,153
Less Allowance for Impairment(d)	(114)	(107)	(185)	(187)

Total Receivables	5,556	5,177	7,197	5,966

(a)	Generally trade receivables from sale of goods and services are non-interest bearing with varying terms based on prevalent industry practice.

(b)	Levies receivable under the Workers Compensation (Dust Diseases) Act, 1942 reflect the full funding of total claim liabilities as estimated by actuaries at balance date. This recognises the legislative power given to the State, to impose levies to meet the cost of claim obligations under this Act.

(c)	Taxation receivables in 2009 includes a $502 million (2008 $461 million) one-off stamp duty assessment, including interest, which is subject to appeal in the Supreme Court. The matter is currently in the legal discovery phase. The Chief Commissioner of State Revenue does not believe that there are grounds for impairing the receivable at this time.

(d)	Allowance for impairment mainly comprises doubtful debts related to sales of goods and services.

7.	INCOME TAX EQUIVALENTS
Commerical PNFCs and PFCs are part of a National Tax Equivalent Regime,(NTER). Although exempt from income tax obligations to the Australian Government, members of the NTER accrue and pay income tax equivalents to the State, and adopt tax effect accounting, to ensure a level playing field for commerical government entities. The general government sector recognises accrued receivables and payables which equate to the amounts accrued by PNFC and PFCs for income tax equivalents. These amounts are eliminated on consolidation of the Total State Sector.

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Tax equivalents receivable	245	249	—	—
Deferred tax equivalents receivable	4,576	5,539	—	—
Tax equivalents payable	(7)	(36)	—	—
Deferred tax equivalents provision	(746)	(638)	—	—

Net balances receivable from the PNFC/PFC sectors	4,068	5,114	—	—

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

8.	FINANCIAL ASSETS AT FAIR VALUE

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Current	501	741	7,736	5,600
Non-current	4,771	5,333	8,027	7,042

	5,272	6,074	15,763	12,642

Financial assets at fair value comprise:

Financial assets held for trading
Derivative Assets(a)
Electricity contracts	—	—	323	556
Swaps	—	6	130	15
Futures	2	3	3	5
Other	—	—	6	31

Held for trading	2	9	462	607

Designated and effective hedging instruments
Derivative Assets(a)
Swaps	—	—	421	86
Other	—	—	15	20

Hedging instruments	—	—	436	106

Financial assets designated at fair value through profit or loss
Fiduciary investments adminstered by NSW Treasury Corporation
HourGlass Managed Funds	3,873	3,582	3,873	3,582
Managed Fixed Interest Portfolio	854	1,573	854	1,573
Securities and placements held by NSW Treasury Corporation	—	—	7,750	5,724
Other	543	910	2,388	1,050

Designated at Fair Value through profit and loss	5,270	6,065	14,865	11,929

Total Financial Assets at Fair Value	5,272	6,074	15,763	12,642

(a)	Refer to Note 34 Financial Instruments for a description of the major types of derivatives.

9	ADVANCES PAID

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Current	24	37	25	18
Non-current	756	762	294	236

	780	799	319	254

Advances comprise :
Treasury advances for public housing and other purposes	583	602	47	49
Loans for road transport infrastructure	92	86	92	86
Loans for rural assistance	95	81	95	81
Other	10	30	85	38

	780	799	319	254

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

10.	EQUITY INVESTMENTS (AND INFORMATION ON JOINT VENTURE OPERATIONS)

	General
	Government Sector		Total State Sector
EQUITY INVESTMENTS	2009	2008	2009	2008
	$m	$m	$m	$m
Investments in Other Public Sector Entities (a)
Investments in Public Non-financial Corporations	72,546	73,313	—	—
Investments in Public Financial Corporations	100	1,053	—	—

	72,646	74,366	—	—

(a)	Note 39 details the entities that comprise the PNFCs and PFC sectors. The Government has a full ownership interest in these entities. The PNFCs and PFCs are not market listed. The value of the investment has been measured using the carrying amount of the net assets of the sectors before consolidation eliminations, as a surrogate for fair value.

Investments in Associates Accounted for Using the Equity Method comprise the State’s share in:
Snowy Hydro Ltd (b)	894	806	894	806
Murray Darling Basin Commission (c)	—	647	—	647
Law Courts Ltd (d)	119	133	119	133
Other entities	37	35	37	36

	1,050	1,621	1,050	1,622

(b)	Snowy Hydro Ltd
New South Wales has a 58 per cent share of Snowy Hydro Ltd, with the Commonwealth and Victorian governments retaining 13 per cent and 29 per cent respectively. It does not control the entity, with one of up to nine board directors. Thus, as New South Wales does not control the entity it has applied the equity method to account for its investment in Snowy Hydro Ltd.
Snowy Hydro Ltd is mainly involved in generating and marketing renewable electricity, as well as the storage and diversion of bulk water to the Murray and Murrumbidgee Rivers. There is no published quotation price for the fair value of this investment. New South Wales recognises its investment based upon 58 per cent of Snowy Hydro Ltd’s net assets reported in its financial report.
The reporting date of Snowy Hydro Ltd approximates that of the Total State Sector Accounts. The difference between the reporting periods is less than 3 months (in this instance a few days) with the length of the reporting periods and any difference in the reporting dates being approximately the same from period to period.
There were no impairment losses relating to the investment in Snowy Hydro Ltd, however there were capital and other commitments as follows:

Amount of New South Wales’ share of Snowy Hydro Limited’s:
Capital expenditure commitments	31	15	31	15
Operating lease commitments	38	44	38	44

	69	59	69	59

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
The following table illustrates summarised information of New South Wales’ investment in Snowy Hydro Ltd:

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Share of Snowy Hydro Ltd’s balance sheet:
Current assets	140	84	140	84
Non-current assets	1,244	1,270	1,244	1,270
Current liabilities	(362)	(156)	(362)	(156)
Non-current liabilities	(128)	(392)	(128)	(392)

Net Assets	894	806	894	806

Share of Snowy Hydro Ltd’s profit:
Revenue	415	373	415	373
Profit before income tax	174	76	174	76
Income tax expense	(51)	(20)	(51)	(20)

Profit after income tax	123	56	123	56

(c)	Murray-Darling Basin Commission
The functions of the Murray-Darling Basin Commission were subsumed by the Australian Government’s Murray Darling Authority on 14 December 2008. New South Wales now has a direct interest of 26.67% in the Living Murray Initiative and the River Murray Operations joint ventures. The State’s share of the jointly controlled assets is accounted for and disclosed under the ‘Interest in Joint Venture Operations’ sub heading of this note.
Prior to 14 December 2008 New South Wales had a 26.67 per cent share of the Murray-Darling Basin Commission. The Victorian and South Australian governments each retained a 26.67 per cent and the Commonwealth retained the remaining 20 per cent.
The Murray-Darling Basin Commission was the executive arm of the Murray-Darling Basin Ministerial Council and was responsible for managing the River Murray and the Menindee Lakes system of the lower Darling River, as well as advising the Ministerial Council on matters related to the use of the water, land and other environmental resources of the Murray-Darling Basin.
The Ministerial Council comprised the Ministers responsible for land, water and environmental resources within the Contracting Governments (i.e. the Commonwealth, NSW, Victoria, SA, ACT and Qld). Resolutions of the Council required a unanimous vote.
The Commission comprised an independent President, two Commissioners from each Contracting Government and a representative of the ACT Government. Thus, as New South Wales did not control the entity, it applied the equity method to account for its investment in the Murray-Darling Basin Commission.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
The reporting date of the Murray-Darling Basin Commission was the same as the Total State Sector Accounts.
The following table illustrates summarised information of New South Wales’ investment in the Murray-Darling Basin Commission for the 2007-08 financial period:

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Share of Murray-Darling Basin Commission’s balance sheet:
Financial assets	—	140	—	140
Non-financial assets	—	517	—	517
Other liabilities	—	(10)	—	(10)

Net Assets	—	647	—	647

Share of Murray-Darling Basin Commission’s profit and movement in reserves

Revenue	—	46	—	46

Profit before income tax	—	8	—	8
Income tax expense	—	—	—	—

Profit after income tax	—	8	—	8

Net credit to asset revaluation reserve		24		24

Total change in equity	—	32	—	32

There were no impairment losses relating to the investment in the Murray-Darling Basin Commission for the 2007-08 financial period, however there were capital and other commitments as follows:

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Amount of New South Wales’ share of Murray-Darling Basin Commission:
Capital expenditure commitments	—	22	—	22
Operating lease commitments	—	4	—	4
Other expenditure commitments	—	12	—	12

	—	38	—	38

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
(d) Law Courts Ltd
New South Wales has a 52.5 per cent share of Law Courts Ltd along with the Commonwealth retaining the remaining 47.5 per cent. Each jurisdiction has appointed 3 directors in accordance with the company’s constitution. Thus as New South Wales does not control the entity it has applied the equity method to account for its investment in Law Courts Ltd.
Law Courts Ltd is an unlisted public company, limited by guarantee that was incorporated in Australia, to provide building management services for the Law Courts Building in Queen Square, Sydney. There is no published quotation price for the fair value of this investment. New South Wales recognises its investment based upon 52.5 per cent of Law Courts Ltd’s net assets reported in its financial report.
The reporting date of Law Courts Ltd is the same as the Total State Sector Accounts.
There were no impairment losses relating to the investment in the Law Courts Ltd. There were no material other expenditure commitments. NSWs share of capital commitments at June 2009 was $22 million.
The following table illustrates summarised information of New South Wales’ investment in Law Courts Ltd:

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Share of Law Courts Ltd balance sheet:
Current assets	15	23	15	23
Non-current assets	107	113	107	113
Current liabilities	(3)	(3)	(3)	(3)
Non-current liabilities	—	—	—	—

Net Assets	119	133	119	133

Share of Law Courts Ltd profit and movement in reserves:

Revenue	30	25	30	25
Profit before income tax	8	11	8	11
Income tax expense	—	—	—	—

Profit after income tax	8	11	8	11

Net credit to asset revaluation reserve	(22)	3	(22)	3

Total change in equity	(14)	14	(14)	14

Other Equity Investments

	—	3	—	3

These comprise direct equity investments in listed and unlisted entities.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
INTEREST IN JOINT VENTURE OPERATIONS
The State’s share of these joint controlled operations has been consolidated as follows:

General Government and Total State Sectors		2009	2008
Name of Joint Venture	Principal Activity	%	%
Joint Government Enterprise Limited — Water for	Funding of Water Saving Inititiatives for
Rivers	Snowy and Murray River systems	40	40

	2009	2008
Share of Assets	$m	$m
The State’s interest in assets employed in the above joint venture is detailed below
Cash	20	41

Total Assets	20	41

Name of Joint Venture	Principal Activity	%	%
Living Murray Initiative and The River Murray	Management of the River Murray and
Operations	Menindee Lakes system of the lower Darling
	River.	27	—

	2009	2008
Share of Assets	$m	$m
The State’s interest in assets employed in the above joint venture is detailed below
Jointly Controlled assets	605	—

Total Assets	605	—

Total State Sector (only)		Output Interest
		2009	2008
Name of Joint Venture	Principal Activity	%	%
Sunshine Electricity Joint Venture	Electricity Generation	50	50
Cobbora Joint Venture	Exploration, investigation and operation of
	coal resources in NSW	38	—

	2009	2008
Share of Assets	$m	$m
The State’s interest in assets employed in the above jointly controlled assets joint venture is detailed
Receivables	4	1
Property, Plant and Equipment	100	105
Other Assets	1	1

Total Assets	105	107

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
11. INVENTORIES

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Current	176	145	863	743
Non-current	74	21	435	381

	250	166	1,298	1,124

Inventories comprise:
Held for Distribution:
Consumable Stores
At cost	140	111	141	112
At current replacement cost	—	—	1	1
Raw Materials:
At cost	16	16	234	205
Work in Progress:
At cost	2	6	9	19
Finished Goods:
At cost	14	14	14	17
At net realisable value	1	1	1	1
Consumable Stores:
At cost	4	5	295	270
At net realisable value	—	11	3	13
Land Held for Resale (a)	73	2	600	486

	250	166	1,298	1,124

(a)	Land held for resale, for government authorities that trade in land, has been recorded at:

Acquisition Cost	68	2	362	301
Development Cost	5	—	199	145
Other Costs	—	—	39	40

	73	2	600	486

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
12. FORESTRY STOCK AND OTHER BIOLOGICAL ASSETS
All forestry stock relates to the Total State Sector only. The value for livestock and other biological assets relate to both the general government and the total state sectors.
The State has revalued downwards its forest assets by $989 million due to a change in the valuation method from a liquidation method to a discounted cash flow method. The June 2008 previous year values have been restated on the new valuation basis.
The Department of Environment and Climate Change has forests, including those within national parks and wilderness areas, which do not form part of this note due to the restrictions on their use by virtue of the National Parks and Wildlife Act 1974.

	Softwood	Hardwood
	Plantation	Plantation	Native Forest
	Timber	Timber	Timber	Total 2009
	$m	$m	$m	$m
Valuation
Forestry Stock at beginning of reporting period	520	—	—	520
Net change in fair value (a)	33	—	—	33

Total forestry stock at reporting period	553	—	—	553

Closing balance of other biological assets (livestock and fodder)				7

Total forestry stock and other biological assets at reporting period				560

	Softwood	Hardwood
	Plantation	Plantation	Native Forest
	Timber	Timber	Timber	Total 2008
	$m	$m	$m	$m
Valuation
Forestry Stock at beginning of reporting period	498	—	—	498
Net fair value adjustments (a)	22	—	—	22

Total forestry stock at reporting period	520	—	—	520

Closing balance of other biological assets (livestock and fodder)				7

Total forestry stock and other biological assets at reporting period				527

(a)	Refer Note 1 ‘Forestry Stock and Other Biological Assets’ for information on the valuation of forestry stock.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
13. NON CURRENT ASSETS (OR DISPOSAL GROUPS) HELD FOR SALE

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Assets Held For Sale
Land and Buildings	113	141	170	190
Plant and Equipment	2	3	3	3

	115	144	173	193

The following Liabilities and Equity are associated with the above assets held for sale

Liabilities Directly Associated with Assets Held For Sale
Liabilities	—	—	—	—

	—	—	—	—

Amounts Recognised Directly in Equity Relating to Assets Held For Sale
Property, Plant and Equipment asset revaluation increments	10	9	21	24

	10	9	21	24

Land and Buildings held for sale include residential properties, under-utilised non-infrastructure land and properties that have been classified as surplus to the needs of the State. Residential properties relate to properties held under the Public Equity Partnership Scheme. Under this Scheme, properties are required to be sold when they meet pre-determined criteria. By the expiration of the Schemes in 2011 and 2013, all of the relevant properties will be sold. The Roads and Traffic Authority has an annual sales program for the sale of its surplus properties.
Assets held for sale are expected to be sold in the following financial year using a number of disposal options including auction, tender, direct negotiation and through appropriate property swaps.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
14. INVESTMENT PROPERTIES

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m

FAIR VALUE
Opening balance 1 July	298	312	1,546	1,400

Additions (from acquisitions or subsequent expenditure)	—	—	24	27
Disposals and transfers of assets held for sale		(29)	—	(27)
Net gain/(loss) from fair value adjustment	(42)	15	34	88
Other changes	18	—	24	58

Closing Balance 30 June	274	298	1,628	1,546

The following amounts from Investment Properties activity have been recognised in the operating statement:

Rental income	4	6	106	117
Direct operating expenses;
that generated rental income	—	—	27	21
that did not generate rental income	—	—	1	—
Property interests held under operating leases, including 99 year leases (where payment has been received upfront), are classified and accounted for as investment property.
The fair value of investment properties comprises valuations carried out by independent, professionally qualified valuer’s with recent experience in the location and category of the investment property. These include:
BEM Property Consultants Pty Ltd
Jones Lang Lasalle
Landmark White
M J Davis Valuations Pty Ltd
Messrs Colliers International Consultancy and Valuation Pty Ltd
Preston Rowe Paterson NSW Pty Ltd.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
15. PROPERTY, PLANT AND EQUIPMENT
General Government Sector

	Land and	Plant and	Infrastructure
	Buildings	Equipment	Systems	Total
	$m	$m	$m	$m
At 1 July 2008
Gross Value	67,977	10,382	62,127	140,486
Accumulated amortisation and impairment	(19,727)	(3,472)	(16,631)	(39,830)

Net carrying amount	48,250	6,910	45,496	100,656

At 30 June 2009
Gross Value	70,304	11,163	74,723	156,190
Accumulated amortisation and impairment	(20,904)	(3,716)	(22,637)	(47,257)

Net carrying amount	49,400	7,447	52,086	108,933

Reconciliation:
Year ended 30 June 2009

Net carrying amount at start of year	48,250	6,910	45,496	100,656

Additions	1,797	1,059	2,761	5,617
Assets classified to held for sale	(6)	(28)	—	(34)
Disposals	(163)	(174)	—	(337)
Net revaluation increments recognised in reserves	105	81	5,372	5,558
Impairment losses:
recognised in equity	—	—	—	—
reversals in equity	—	—	—	—
recognised in the Operating Statement	—	—	—	—
reversals in the Operating Statement	—	—	—	—
Depreciation expense	(518)	(401)	(1,510)	(2,429)
Other movements (inc. amortisation of leased assets)	(65)		(33)	(98)

Net carrying amount at end of year	49,400	7,447	52,086	108,933

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
General Government Sector

	Land and	Plant and	Infrastructure
	Buildings	Equipment	Systems	Total
	$m	$m	$m	$m
At 1 July 2007
Gross Value	65,027	9,903	53,986	128,916
Accumulated amortisation and impairment	(18,605)	(3,202)	(15,510)	(37,317)

Net carrying amount	46,422	6,701	38,476	91,599

At 30 June 2008
Gross Value	67,977	10,382	62,127	140,486
Accumulated amortisation and impairment	(19,727)	(3,472)	(16,631)	(39,830)

Net carrying amount	48,250	6,910	45,496	100,656

Reconciliation:
Year ended 30 June 2008

Net carrying amount at start of year	46,422	6,701	38,476	91,599

Additions	1,736	1,083	1,895	4,714
Assets classified to held for sale	(35)	(2)	—	(37)
Disposals	(139)	(210)	—	(349)
Net revaluation increments recognised in reserves	891	475	7,791	9,157
Impairment losses:
recognised in equity	—	—	—	—
reversals in equity	—	—	—	—
recognised in the Operating Statement	—	—	—	—
reversals in the Operating Statement	—	—	—	—
Depreciation expense	(587)	(920)	(800)	(2,307)
Other movements (inc. amortisation of leased assets)(a)	(38)	(217)	(1,866)	(2,121)

Net carrying amount at end of year	48,250	6,910	45,496	100,656

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Total State Sector

	Land and	Plant and	Infrastructure
	Buildings	Equipment	Systems	Total
	$m	$m	$m	$m
At 1 July 2008
Gross Value	112,902	17,166	164,160	294,228
Accumulated amortisation and impairment	(22,053)	(6,240)	(68,318)	(96,611)

Net carrying amount	90,849	10,926	95,842	197,617

At 30 June 2009
Gross Value	115,502	21,241	186,984	323,727
Accumulated amortisation and impairment	(23,442)	(9,674)	(81,545)	(114,661)

Net carrying amount	92,060	11,567	105,439	209,066

Reconciliation:
Year ended 30 June 2009

Net carrying amount at start of year	90,849	10,926	95,842	197,617

Additions	1,872	3,954	7,948	13,774
Assets classified to held for sale	(72)	(5)	7	(70)
Disposals	(371)	(223)	(97)	(691)
Net revaluation increments recognised in reserves	1,379	(1,704)	7,269	6,944
Impairment losses:
recognised in equity	(122)	—	(2,766)	(2,888)
reversals in equity	3			3
recognised in the Operating Statement	—	—	—	—
reversals in the Operating Statement	—	—	—	—
Depreciation expense	(1,280)	(1,184)	(2,478)	(4,942)
Other movements (inc.amortisation of leased assets)	(198)	(197)	(286)	(681)

Net carrying amount at end of year	92,060	11,567	105,439	209,066

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Total State Sector

	Land and	Plant and	Infrastructure
	Buildings	Equipment	Systems	Total
	$m	$m	$m	$m
At 1 July 2007
Gross Value	106,285	16,176	139,477	261,938
Accumulated amortisation and impairment	(19,390)	(5,646)	(57,188)	(82,224)

Net carrying amount	86,895	10,530	82,289	179,714

At 30 June 2008
Gross Value	112,902	17,166	164,160	294,228
Accumulated amortisation and impairment	(22,053)	(6,240)	(68,318)	(96,611)

Net carrying amount	90,849	10,926	95,842	197,617

Reconciliation:
Year ended 30 June 2008

Net carrying amount at start of year	86,895	10,530	82,289	179,714

Additions	2,193	1,406	7,097	10,696
Assets classified to held for sale	(134)	(1)	(2)	(137)
Disposals	(291)	(246)	(105)	(642)
Net revaluation increments recognised in reserves	3,416	264	10,307	13,987
Impairment losses:
recognised in equity	(21)	(2)	(2,548)	(2,571)
reversals in equity	—	—	—	—
recognised in the Operating Statement	(71)	—	—	(71)
reversals in the Operating Statement	—	—	—	—
Depreciation expense	(1,140)	(1,115)	(2,171)	(4,426)
Other movements (inc.amortisation of leased assets)(a)	2	90	975	1,067

Net carrying amount at end of year	90,849	10,926	95,842	197,617

(a)	Other movements includes amount reclassified at 1 July 2008 in relation to the correction of errors and changes in accounting policies.
Revaluations are made with sufficient regularity to ensure that the carrying amount of property, plant and equipment does not materially differ from fair value at the reporting date. The State assesses at each reporting date whether there is any indication that an asset’s carrying amount differs materially from fair value. If any indication exists, the asset is revalued. Subject to the above, assets are revalued at least every five years.
During 2008-09, the revaluations included the following:
•	Transgrid revalued upwards its Network Assets by $415 million. Fair value of property, plant and equipment is determined based on best available market evidence including current market selling prices for same or similar assets. Where there is no market evidence, the asset’s fair value is measured at its current market buying price, the best indicator being depreciated replacement cost.

•	Hunter Water Corporation revalued upwards its Water and Sewer Assets by $333 million. The estimated written down current replacement cost is used in the asset revaluation process.
The carrying amount of the total assets are assessed against their net cash inflows. Where the carrying values exceed the recoverable amount, assets are written down.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
•	Sydney Waters’ system assets were revalued downwards by $1,719 million as at June 2009. Fair value of property, plant and equipment is determined based on best available market evidence including current market selling prices for same or similar assets. Where there is no market evidence, the assets fair value is measured at its current market buying price, the best indicator being depreciated replacement cost.
During 2007-08, the revaluations included the following:
•	Road infrastructure and properties were revalued upwards by $4,703 million. The Roads and Traffic Authority includes the assets recorded initially at cost, and the annual percentage increase in the Road Cost Index (RCI) is applied each year until the following unit replacement review is undertaken. Subsequent to the review, infrastructure is valued using the unit replacement rates, adjusted by the RCI as applicable.

•	Railcorp revalued upwards its trackwork and other infrastructure by $2,088 million and its land and buildings by $1,245 million. Railcorp trackwork and infrastructure was valued as at June 2008 at depreciated replacement cost ie the current replacement cost of each asset less accumulated depreciation (where depreciation is calculated by reference to the remaining life of each asset as determined by Railcorp engineers). Replacement cost is measured by reference to the lowest cost of replacing the economic benefits with a technologically modern equivalent optimised asset, having regard to the differences in the quality and quantity of outputs and operating costs, and adjusting for over design, overcapacity and redundant components.

•	Macquarie Generation’s power station infrastructure was revalued upwards by $1,076 million as at June 2008 using the discounted cashflow, or value in use method by Australian Property Monitors on behalf of Colliers International Consultancy and Valuation Pty Ltd. Management has determined that the depreciated replacement costs as determined by the independent valuers equates to fair value.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
16. INTANGIBLES
General Government Sector

	Computer
	Software	Easements(a)	Other	Total
2008-09 Carrying Amounts	$m	$m	$m	$m
At 1 July 2008
Cost ( gross carrying amount)	1,270	112	—	1,382
Accumulated amortisation and impairment	(686)	—	—	(686)

Net carrying amount	584	112	—	696

At 30 June 2009
Cost ( gross carrying amount)	1,540	215	1	1,756
Accumulated amortisation and impairment	(779)	—	—	(779)

Net carrying amount	761	215	1	977

Annual Movement for Year ended 30 June 2009

Net carrying amount at start of year	584	112	—	696

Additions	256	38	—	294
Reclassification from PPE	16	—	1	17
Impairment	—	—	—	—
Amortisation	(113)	—	—	(113)
Other movements	18	65	—	83

Net carrying amount at end of year	761	215	1	977

(a)	Includes easements over land, and water rights.
General Government Sector

	Computer
	Software	Easements(a)	Other	Total
2007-08 Carrying Amounts	$m	$m	$m	$m
At 1 July 2007
Cost ( gross carrying amount)	1,179			1,179
Accumulated amortisation and impairment	(634)			(634)

Net carrying amount	545	—	—	545

At 30 June 2008
Cost ( gross carrying amount)	1,270	112	—	1,382
Accumulated amortisation and impairment	(686)	—	—	(686)

Net carrying amount	584	112	—	696

Annual Movement for Year ended 30 June 2008

Net carrying amount at start of year	545	—	—	545

Additions	154	112	—	266
Disposal/Classified to assets held for sale	(1)	—	—	(1)
Impairment	—	—	—	—
Amortisation	(114)	—	—	(114)
Other movements	—	—	—	—

Net carrying amount at end of year	584	112	—	696

(a)	Includes easements over land, and water rights.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Total State Sector

	Computer
	Software	Easements(a)	Other	Total
2008-09 Carrying Amounts	$m	$m	$m	$m
At 1 July 2008
Cost (gross carrying amount)	2,393	760	42	3,195
Accumulated amortisation and impairment	(1,374)	(28)	(23)	(1,425)

Net carrying amount	1,019	732	19	1,770

At 30 June 2009
Cost (gross carrying amount)	2,953	844	45	3,842
Accumulated amortisation and impairment	(1,566)	(8)	(26)	(1,600)

Net carrying amount	1,387	836	19	2,242

Annual Movement for Year ended 30 June 2009

Net carrying amount at start of year	1,019	732	19	1,770

Additions	567	53	11	631
Reclassification from PPE	19	—	—	19
Impairment	(10)	—	—	(10)
Amortisation	(252)	—	—	(252)
Other movements	44	51	(11)	84

Net carrying amount at end of year	1,387	836	19	2,242

(a)	Includes easements over land, and water rights.
Total State Sector

	Computer
	Software	Easements(a)	Other	Total
2007-08 Carrying Amounts	$m	$m	$m	$m
At 1 July 2007
Cost (gross carrying amount)	2,170	646	39	2,855
Accumulated amortisation and impairment	(1,231)	(33)	(20)	(1,284)

Net carrying amount	939	613	19	1,571

At 30 June 2008
Cost (gross carrying amount)	2,393	760	42	3,195
Accumulated amortisation and impairment	(1,374)	(28)	(23)	(1,425)

Net carrying amount	1,019	732	19	1,770

Annual Movement for Year ended 30 June 2008

Net carrying amount at start of year	939	613	19	1,571

Additions	357	111	38	506
Disposal/Classified to assets held for sale	(1)	—	—	(1)
Impairment	(51)	(2)	(12)	(65)
Amortisation	(213)	—	(26)	(239)
Other movements	(12)	10	—	(2)

Net carrying amount at end of year	1,019	732	19	1,770

(a)	Includes easements over land, and water rights.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Estimates

	Computer Software	Easements	Other
Useful lives	Finite	Indefinite	Finite
Amortisation method	4 years straight line	Not amortised	Various
Internally Generated/Acquired	Both	Acquired	Both
Impairment test/ Recoverable amount testing	Where an indicator of impairment exists	Annually and where an indicator of impairment exists	Where an indicator of impairment exists
17. OTHER NON-FINANCIAL ASSETS

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Other Non-Financial Assets comprise:
Right to receive privately financed transport and sporting infrastructure	755	642	782	665
Prepayments (a)	261	278	391	353
Emission rights	—	—	171	159
Other	7	16	30	45

	1,023	936	1,374	1,222

(a)	Prepayments were classified as receivables in the 2007-08 Total State Sector Accounts. AASB 132 requires that they now be classified as non-financial assets.
Present service concession arrangements
The following service concession arrangements are in place

Infrastructure	Concession period
subject to the arrangement	(years and final year)

Roads
• M2	45 / 2042
• M4	20 / 2010
• M5	c 31 / 2023
• M7	31/2037
• Cross City Tunnel	c 30 / 2035
• Eastern Distributor	48 / 2047
• Lane Cove Tunnel	c 33 / 2037
Airport Line railway stations	30 / 2030
Bowral medical imaging facility	15 / 2011
Light rail system	c 32 / 2030
Olympic Arena	c 32 / 2031
Olympic Stadium	c 31 / 2031
Opera House car park	50 / 2043
Various hospital car parks	25 / various

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
In these arrangements, the grantor gives the service concession in exchange for the right to receive the infrastructure from the operator at the end of the concession period. The operator is required to design, finance and build the infrastructure and use it to provide services directly to the public during the concession period. The operator is permitted to charge the public for the services it provides.
SCA infrastructure is operator-controlled during the concession period and grantor-controlled thereafter. Therefore, during the concession period, the grantor recognises an emerging asset and revenue for its right to receive the infrastructure. At the end of the concession period, the grantor recognises the transferred infrastructure as property, plant and equipment and commences depreciating it.
The grantor normally leases the underlying land to the operator for a nominal or commercial rental during the concession period. In many cases, the operator also pays an up-front contribution to the grantor and, in a few cases, the grantor pays an up-front contribution to the operator. Sometimes the grantor receives a share of the operator’s revenue. However, there are not expected to be future cash flows from the grantor to the operator under any of the present SCAs.
Emerging rights to receive SCA infrastructure are classified as “other assets” and “other revenue”.
Up-front contributions are classified as “other liabilities” (if received from the operator) or “prepayments” (if paid to the operator). Land rentals and any share of the operator’s revenue are classified as revenue.
18. DEPOSITS HELD

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Deposits are held for the purposes of:
Electricity supply	—	—	86	91
Other	72	98	96	126

	72	98	182	217

19. PAYABLES

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Payables comprise:
Payables of a capital nature	464	386	1,261	1,109
Accrued employee benefits (a)	473	403	606	545
Interest on borrowings & advances	173	143	2	1
Settlement of borrowings & other financial instruments	—	—	290	305
Creditors & other accruals (b)	2,235	2,173	4,065	3,746

	3,345	3,105	6,224	5,706

(a)	Refer to Note 23 Employee Provisions and Note 24 Superannuation Provisions for information on other employee benefit liabilities.

(b)	Creditors and other accruals include trade creditors which are generally non-interest bearing with various terms based on prevalent industry practice.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
20. BORROWINGS AND DERIVATIVE LIABILITIES AT FAIR VALUE

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Current	3	—	7,481	5,182
Non current	18	—	40,296	31,472

	21	—	47,777	36,654

Derivative liabilities at fair value comprise:

Borrowings at Fair Value
Short term borrowings of Tcorp	—	—	397	233
Bonds and other borrowings issued by TCorp	—	—	46,708	35,097
Other fair value borrowings	21	—	21	—

Borrowings at fair value	21	—	47,126	35,330

Derivatives held for trading
Swaps	—	—	171	552
Electricity contracts (a)	—	—	70	49
Futures	—	—	2	23
Other	—	—	69	52

Held for trading	—	—	312	676

Designated and effective hedging instruments
Swaps	—	—	214	294
Electricity contracts (a)	—	—	110	336
Futures	—	—	—	—
Other	—	—	15	18

Hedging instruments	—	—	339	648

Total Borrowings and Derivative Liabilities at Fair Value	21	—	47,777	36,654

(a)	Derivative Electricity Hedging Contracts

It is the policy of state-owned electricity generators to hedge their risk associated with fluctuations in the sale price of electricity into the national electricity market. This is by entering into derivative contracts with wholesale electricity market counterparties.

These derivatives are marked to market and their fair values are measured based on industry accepted valuation methodologies and a forward curve, in accordance with AASB 139 Financial Instruments: Recognition and Measurement.

The decrease from 2007-08 in the value of electricity derivative contracts has two main factors. Firstly, there was a reduction in the forward prices used to value the derivatives at 30 June 2009. This was due to a combination of factors; including milder weather conditions and the reduction in the number and volume of forward contracts held pending resolution of Carbon Pollution Reduction Scheme issues. Secondly, a number of contracts had been completed during the year.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
21. BORROWINGS AT AMORTISED COST

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$ m	$m	$m	$m
Current	1,343	2,248	81	90
Non current	15,239	11,626	2,098	1,758

	16,582	13,874	2,179	1,848

Borrowings at amortised cost comprise (a)
Other borrowings at amortised cost	14,681	12,354	354	385
Bank overdraft	—	—	22	38
Finance leases (b)	1,901	1,520	1,803	1,425

	16,582	13,874	2,179	1,848

(a)	A schedule of maturity analysis (at face value) including future interest commitments is reported in Note 34 Financial Instruments.

(b)	Future minimum lease payments under finance leases are payable for each of the following periods:

Not later than one year	206	183	196	174
Between one and five years	963	848	918	805
Later than five years	2,028	1,712	2,000	1,615

Minimum lease payments	3,197	2,743	3,114	2,594
Less: Future finance charges	(1,296)	(1,223)	(1,311)	(1,169)

Present value of minimum lease payments	1,901	1,520	1,803	1,425

The State (Total State Sector) has signed an agreement for a Rail Rollingstock Public Private Partnership, which constitutes a finance lease. There is no finance lease liability as at 30 June 2009 as neither the rolling stock assets nor the maintenance facility have been completed and capitalised at this date. Delivery is anticipated to commence from late 2010. The finance lease liability and aggregate minimum lease payments totalling $9,698 million (nominal dollars) or $3,650 million (in net present value as at 30 June 2006) have not been reported in the above note.

The State has entered into contracts with a private sector group to redevelop the Bonnyrigg Public Housing Estate. The project is expected to be completed in stages over period of 18 years. The net present value of the project is estimated at $369 million. The future finance leases liabilities and commitments have yet to be recognised, as control of the assets will only occur in the future, upon project completion.

The State has changed the treatment of financial obligations relating to the repayment of principal and interest on the funds borrowed for design and construction of the Sydney Harbour Tunnel (SHT), and the operation and maintenance of the Tunnel. This change is in accordance with NSW Treasury Policy Paper TPP 06-08 Accounting for Privately Finance Projects Accordingly, the financial obligations are now treated as a finance lease commitment in both the General Government and Total State Sector, in accordance with the requirements of AASB 117 Leases. The present value of the minimum lease payments is $678 million (2008:$699 million).
TOTAL STATE SECTOR ACCOUNTS

TOTAL STATE S ECTOR ACCOUNTS
NOTES TO THE FINANCIAL REPORT
22. ADVANCES RECEIVED

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Current	38	37	38	37
Non-current	797	827	797	827

	835	864	835	864

Advances comprise loans received for policy purposes from:
The Australian Government	827	855	827	855
Other lenders	8	9	8	9

	835	864	835	864

23. EMPLOYEE PROVISIONS

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Current	7,484	6,696	9,150	8,292
Non current	2,404	2,051	2,761	2,398

	9,888	8,747	11,911	10,690

These comprise:
Long service leave	5,303	4,760	6,395	5,743
Other leave entitlements	1,933	1,758	2,381	2,154
Self funded worker’s compensation (a)	2,333	1,963	2,543	2,191
Other	319	266	592	602

Total Employee Provisions	9,888	8,747	11,911	10,690

Employee Benefit Liabilities comprise:
Accrued employee benefits reported as payables	473	403	606	545
Employee benefit provisions	9,888	8,747	11,911	10,690
Superannuation provisions	29,423	17,626	31,003	17,761

Aggregate Employee Benefit Liabilities	39,784	26,776	43,520	28,996

(a)	Some government agencies hold a group self-insurer’s licence with the WorkCover Authority for workers’ compensation.This self funded liability has been actuarially calculated by David A Zaman Pty LTd, McMahon Actuarial Services and Taylor Fry Pty Ltd on a discounted cash flows basis using a “central” estimate and assuming an interest rate of 3.2 per cent-6.5 per cent (2008: 6.3 per cent-7.1 per cent) per annum and a future wage inflation rate of 2.5 per cent- 4.2 per cent (2008: 2.5 per cent-5.0 per cent) per annum.

NOTES TO THE FINANCIAL REPORT
24. SUPERANNUATION PROVISIONS

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Current	1,095	924	1,329	955
Non current	28,328	16,702	29,674	16,806

	29,423	17,626	31,003	17,761

UNFUNDED SUPERANNUATION LIABILITY
The following note provides information about the State’s defined benefits superannuation schemes.
All references are to the December 2004 version of AASB 119 Employee Benefits.
This note contains information on:
•	the various superannuation schemes

•	major economic assumptions

•	the movement in 2008-09 liabilities and the impact of assumptions

•	composition of the unfunded liabilities by scheme, recognised in the balance sheet, and member numbers

•	the annual movement by scheme in defined benefit obligations

•	the annual movement by scheme in the fair value of fund assets

•	annual superannuation expense

•	actual return on plan assets

•	fund assets (by asset class)

•	funding arrangements for employer contributions. This includes the scheme liabilities as reported by the trustees (using different discount rates), recommended contribution rates, funding method, and economic assumptions

•	nature of asset/liability.
NSW Public Sector Defined Benefit Superannuation Schemes
State public sector superannuation liability is made up of the assets and liabilities of the following schemes:
•	State Authorities Non Contributory Superannuation Scheme (SANCS)

•	Police Superannuation Scheme (PSS)

•	State Authorities Superannuation Scheme (SASS)

•	State Superannuation Scheme (SSS)

•	Energy Industries Superannuation Schemes (EISS)

•	Judges’ Pension Scheme (JPS), and

•	Parliamentary Contributory Superannuation Scheme (PCSS).
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
All of the above schemes (except for JPS) are closed to new entrants. The PCSS was closed to new entrants from March 2007.
The SAS Trustee Corporation’s (STC) actuary Mercer Human Resource Consulting calculated the unfunded liabilities of the State Public Sector superannuation schemes for the year ended 30 June 2009 and 30 June 2008 under AASB 119 Employee Benefits and AAS 25 Financial Reporting by Superannuation Plans.
SASS, SSS, PSS and SANCS, the State Super Fund schemes are all defined benefit schemes — at least a component of the final benefit is derived from a multiple of member salary and years of membership.
These schemes are closed to new members.
The Projected Unit Credit (PUC) valuation method was used to determine the present value of the defined benefit obligations and related current service costs. This method sees each period of service as giving rise to an additional unit of benefit entitlement and measures each unit separately to build up the final obligations.
Actuarial gains and losses are recognised directly to equity. Previously, actuarial gains and losses were recognised through profit or loss in the operating result.
The change in policy has been adopted on the basis that recognition outside profit or loss provides reliable and more relevant information as it better reflects the nature of actuarial gains and losses. This is because actuarial gains/losses are re-measurements, based on assumptions that do not necessarily reflect the ultimate cost of providing superannuation.
All Fund assets are invested in STC at arm’s length through independent fund managers.
The estimate of accrued benefit liabilities of the Total State Sector is based on calculations carried out by Mercer Human Resource Consulting, the STC’s actuary. Actuarial calculations were based on scheme membership data as at 30 April 2009 (EISS 30 June 2009) projected to 30 June 2009. The fair value of pooled fund assets comprises the actual June 2009 balance.
The principal economic assumptions at the reporting dates are as per the following tables.

MAJOR ECONOMIC ASSUMPTIONS	30 June 2009	30 June 2008
State Super Fund Schemes
Discount rate at 30 June	5.59% pa	6.55% pa
Expected return on assets	8.13%	n.a.
Expected return on assets backing current pension liabilities	n.a.	8.3%
Expected return on assets backing other liabilities	n.a.	7.3%
Expected salary increases	3.5% pa	3.5% pa
Expected rate of CPI increases	2.5% pa	2.5% pa
EISS
Discount rate at 30 June (*)	5.35% pa	6.19% pa
Expected return on assets	7.78%	n.a.
Expected return on assets backing current pension liabilities	n.a.	8.3%
Expected return on assets backing other liabilities	n.a.	7.3%
Expected salary increases	4.0%	6.0% pa to 2009 4.0% pa thereafter
Expected rate of CPI increases	2.5% pa	2.5% pa

*	Tax adjusted
The unfunded superannuation liabilities shown are for employers and employees combined and are the difference between the present value of forecast employees’ accrued benefits at balance date and the estimated net market value of scheme assets to meet them at that date.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
An employer does not have to recognise the Future Service Liability, as this is used to determine if there should be an asset ceiling limit (AASB 119, paragraph 58). Under AASB 119, any recognised prepaid superannuation asset cannot be more than the total unrecognised past service cost and the present value of any available economic benefits in plan refunds or future plan contribution reductions. If there is no surplus in excess of recovery, an asset ceiling limit is not imposed.
Movement in the 2008-09 Unfunded Liabilities and the Impact of Assumptions
The significant increase in unfunded liabilities over the twelve months to 30 June 2009 is largely explained by the effect of several factors:
•	lower investment returns than expected. The actual investment performance of the State Super Fund was negative 10.4 per cent (negative 17.75 per cent for EISS) in 2008-09, which is lower than the long term actuarially applied rate.

•	A fall in the State Super Fund liability discount rate from 6.55 per cent to 5.59 per cent (EISS 6.19 per cent to 5.35 per cent).

•	an increase in the accrued benefits due to an additional year of service being provided by current State Super Fund scheme contributors; and

•	one year less discounting for the present value of total future benefit payments.
The actuaries apply estimating techniques to value the unfunded superannuation liabilities. In estimating these liabilities, there are many assumptions, as well as market forces that can impact the liability value over the next financial year.
The major potential for volatility arises from:
•	movements in the market prices of plan assets, and

•	the 30 June long-term Commonwealth government bond rate, which is applied to discount the accrued liabilities.
The future liability value can also be impacted, generally to a lesser degree, by revisions to long-term actuarial assumptions including those listed in the adjacent table, as well as changes to mortality and other actuarially applied rates.
Due to the number of variables it is impracticable to provide a meaningful sensitivity analysis on the volatility of the defined benefit superannuation liabilities for changes in assumptions.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
GENERAL GOVERNMENT SECTOR
2009 Member Numbers and Superannuation Position for AASB 119

Member Numbers	NSW Public Sector Superannuation Scheme
	SASS	SANCS	SSS	PSS	JPS	PCSS	Total
Contributors	36,261	55,685	17,088	2,336	138	97	111,605
Deferred benefits	—	—	2,644	135	—	10	2,789
Pensioners	3,653	—	35,667	6,201	189	251	45,961
Pensions fully commuted	—	—	14,280	—	—	—	14,280

Superannuation Position for AASB 119 purposes
	$m	$m	$m	$m	$m	$m	$m
Accrued Liability (a)	9,472	2,178	30,644	8,670	605	439	52,008
Fair value of plan assets (a)	(5,332)	(677)	(13,633)	(2,735)	—	(208)	(22,585)

	4,140	1,501	17,011	5,935	605	231	29,423

Future Service Liability (b)	(1,892)	(806)	(1,039)	(315)	—	—	(4,052)
Adjustment for limitation on net asset	—	—	—	—	—	—	—

Net (asset)/liability disclosed in balance sheet	4,140	1,501	17,011	5,935	605	231	29,423

2008 Member Numbers and Superannuation Position for AASB 119

Member Numbers	NSW Public Sector Superannuation Scheme
	SASS	SANCS	SSS	PSS	JPS	PCSS	Total
Contributors	38,439	59,742	18,731	2,572	138	99	119,721
Deferred benefits	—	—	2,901	139	—	2	3,042
Pensioners	3,888	—	34,341	6,043	189	265	44,726
Pensions fully commuted	—	—	14,310	—	—	—	14,310

Superannuation Position for AASB 119 purposes
	$m	$m	$m	$m	$m	$m	$m
Accrued Liability (a)	9,278	2,062	24,815	6,888	553	374	43,970
Fair value of plan assets (a)	(5,560)	(753)	(16,476)	(3,459)	—	(254)	(26,502)

	3,718	1,309	8,339	3,429	553	120	17,468

Future Service Liability (b)	(1,704)	(709)	(792)	(270)	—	—	(3,475)
Adjustment for limitation on net asset	15	9	134	—	—	—	158

Net (asset)/liability disclosed in balance sheet	3,733	1,318	8,473	3,429	553	120	17,626

(a)	The accrued benefits liability less the net market value of scheme assets represents the defined benefits obligation of the government. For SASS, it includes the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).

(b)	The Future Service Liability (FSL) does not have to be recognised by an employer. It is only used to determine if an asset ceiling limit should be imposed (AASB 119, para 58). Under AASB 119, any prepaid superannuation asset recognised cannot exceed the total of any unrecognised past service cost and the present value of any economic benefits that may be available in the form of refunds from the plan or reductions in future contributions to the plan. Where the “surplus in excess of recovery” is zero, no asset ceiling limit is imposed.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
TOTAL STATE SECTOR
2009 Member Numbers and Superannuation Position for AASB 119

	NSW Public Sector Superannuation Scheme
Member Numbers	SASS	SANCS	SSS	PSS	JPS	PCSS	EISS	Total
Contributors	44,191	65,425	18,898	2,336	138	97	4,060	135,145
Deferred benefits	—	—	2,918	135	—	10	28	3,091
Pensioners	4,039	—	38,979	6,201	189	251	338	49,997
Pensions fully commuted	—	—	15,894	—	—	—	12	15,906

Superannuation Position for AASB 119 purposes
	$m	$m	$m	$m	$m	$m	$m	$m
Accrued Liability (a)	11,820	2,514	33,371	8,670	605	439	1,877	59,296
Fair value of plan assets (a)	(7,204)	(953)	(15,829)	(2,735)	—	(208)	(1,374)	(28,303)

	4,616	1,561	17,542	5,935	605	231	503	30,993

Future Service Liability (b)	(2,150)	(947)	(1,173)	(315)	—	—	(342)	(4,927)
Adjustment for limitation on net asset	—	—	10	—	—	—	—	10

Net (asset)/liability disclosed in balance sheet	4,616	1,561	17,552	5,935	605	231	503	31,003

2008 Member Numbers and Superannuation Position for AASB 119

	NSW Public Sector Superannuation Scheme
Member Numbers	SASS	SANCS	SSS	PSS	JPS	PCSS	EISS	Total
Contributors	47,191	70,453	20,690	2,572	138	99	4,269	145,412
Deferred benefits	—	—	3,189	139	—	2	31	3,361
Pensioners	4,234	—	37,590	6,043	189	265	313	48,634
Pensions fully commuted	—	—	15,930	—	—	—	12	15,942

Superannuation Position for AASB 119 purposes
	$m	$m	$m	$m	$m	$m	$m	$m
Accrued Liability (a)	11,613	2,373	27,226	6,888	553	374	1,764	50,791
Fair value of plan assets (a)	(7,855)	(1,082)	(19,008)	(3,459)	—	(254)	(1,700)	(33,358)

	3,758	1,291	8,218	3,429	553	120	64	17,433

Future Service Liability (b)	(1,952)	(834)	(891)	(270)	—	—	(267)	(4,214)
Adjustment for limitation on net asset	29	16	283	—	—	—	—	328

Net (asset)/liability disclosed in balance sheet	3,787	1,307	8,501	3,429	553	120	64	17,761

(a)	The accrued benefits liability less the net market value of scheme assets represents the defined benefits obligation of the government. For SASS, it includes the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).

(b)	The Future Service Liability (FSL) does not have to be recognised by an employer. It is only used to determine if an asset ceiling limit should be imposed (AASB 119, para 58). Under AASB 119, any prepaid superannuation asset recognised cannot exceed the total of any unrecognised past service cost and the present value of any economic benefits that may be available in the form of refunds from the plan or reductions in future contributions to the plan. Where the “surplus in excess of recovery” is zero, no asset ceiling limit is imposed.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
GENERAL GOVERNMENT SECTOR
Reconciliation of the present value of the defined benefit obligations for 2008-09

				Contributions
	Accrued			by
	Benefits	Current	Interest	Fund	Actuarial		Accrued benefits
NSW Public Sector Superannuation	1 July 2008	service cost(a)	cost(a)	participants	(Gains)/ Losses(a)	Benefits paid	30 June 2009(b)
Scheme	$m	$m	$m	$m	$m	$m	$m
State Super Fund
State Authorities Superannuation Scheme	9,278	289	589	167	(56)	(795)	9,472
State Authorities Non-Contributory Superannuation Scheme	2,062	90	130	—	93	(197)	2,178
State Superannuation Scheme	24,815	153	1,587	194	5,348	(1,453)	30,644
Police Superannuation Scheme	6,888	68	439	13	1,667	(405)	8,670
Parliamentary Contributory Superannuation Scheme	374	7	24	2	52	(20)	439
Judges’ Pension Scheme	553	19	35	—	27	(29)	605
TOTAL	43,970	626	2,804	376	7,131	(2,899)	52,008
Reconciliation of the fair value of fund assets for 2008-09
	Fair Value of
	Fund Assets	Expected	Actuarial		Contributions by		Fair Value of
	at beginning	return on	gains/	Employer	Fund		Fund Assets at
NSW Public Sector Superannuation	of the year	fund assets	(losses)(a)	Contributions	participants	Benefits paid	end of the year(b)
Scheme	$m	$m	$m	$m	$m	$m	$m
State Super Fund
State Authorities Superannuation Scheme	5,560	461	(893)	832	167	(795)	5,332
State Authorities Non-Contributory Superannuation Scheme	753	62	(128)	187	—	(197)	677
State Superannuation Scheme	16,476	1,265	(2,868)	19	194	(1,453)	13,633
Police Superannuation Scheme	3,459	266	(599)	1	13	(405)	2,735
Parliamentary Contributory Superannuation Scheme	254	20	(48)	—	2	(20)	208
Judges’ Pension Scheme	—	—	—	29	—	(29)	—
TOTAL	26,502	2,074	(4,536)	1,068	376	(2,899)	22,585

(a)	The superannuation expense in the operating statement can differ to the totals in the above reconciliation of movements in the superannuation schemes, due to a component of the movements being capitalised into constructed assets.

(b)	The accrued benefits liability and the net market value of scheme assets include the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
TOTAL STATE SECTOR
Reconciliation of the present value of the defined benefit obligations for 2008-09

				Contributions
	Accrued			by
	Benefits	Current	Interest	Fund	Actuarial		Accrued benefits
NSW Public Sector Superannuation	1 July 2008	service cost(a)	cost(a)	participants	(Gains)/ Losses(a)	Benefits paid	30 June 2009(b)
Scheme	$m	$m	$m	$m	$m	$m	$m
State Super Fund
State Authorities Superannuation Scheme	11,613	338	736	200	(7)	(1,060)	11,820
State Authorities Non-Contributory Superannuation Scheme	2,373	107	149	—	114	(229)	2,514
State Superannuation Scheme	27,226	171	1,739	215	5,615	(1,595)	33,371
Police Superannuation Scheme	6,888	68	439	13	1,667	(405)	8,670
Parliamentary Contributory Superannuation Scheme	374	7	24	2	52	(20)	439
Judges’ Pension Scheme	553	19	35	—	27	(29)	605
Energy Industries Superannuation Scheme	1,764	58	115	24	15	(99)	1,877
TOTAL	50,791	768	3,237	454	7,483	(3,437)	59,296
Reconciliation of the fair value of fund assets for 2008-09

	Fair Value of
	Fund Assets	Expected	Actuarial		Contributions		Fair Value of
	at beginning	return on	gains/	Employer	by Fund		Fund Assets at
NSW Public Sector Superannuation	of the year	fund assets	(losses)(a)	Contributions	participants	Benefits paid	end of the year(b)
Scheme	$m	$m	$m	$m	$m	$m	$m
State Super Fund
State Authorities Superannuation Scheme	7,855	642	(1,296)	863	200	(1,060)	7,204
State Authorities Non-Contributory Superannuation Scheme	1,082	88	(184)	196	—	(229)	953
State Superannuation Scheme	19,008	1,413	(3,259)	47	215	(1,595)	15,829
Police Superannuation Scheme	3,459	266	(599)	1	13	(405)	2,735
Parliamentary Contributory Superannuation Scheme	254	20	(48)	—	2	(20)	208
Judges’ Pension Scheme	—	—	—	29	—	(29)	—
Energy Industries Superannuation Scheme	1,700	129	(430)	50	24	(99)	1,374
TOTAL	33,358	2,558	(5,816)	1,186	454	(3,437)	28,303

(a)	The superannuation expense in the operating statement can differ to the totals in the above reconciliation of movements in the superannuation schemes, due to a component of the movements being capitalised into constructed assets.

(b)	The accrued benefits liability and the net market value of scheme assets include the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
GENERAL GOVERNMENT SECTOR
Reconciliation of the present value of the defined benefit obligations for 2007-08

				Contributions
	Accrued			by
	Benefits	Current	Interest	Fund	Actuarial		Accrued benefits
NSW Public Sector Superannuation	1 July 2007	service cost	cost	participants	(Gains)/Losses	Benefits paid	30 June 2008(a)
Scheme	$m	$m	$m	$m	$m	$m	$m
State Super Fund
State Authorities Superannuation Scheme	9,612	290	596	166	(616)	(770)	9,278
State Authorities Non-Contributory Superannuation Scheme	2,065	95	127	—	(31)	(194)	2,062
State Superannuation Scheme	24,560	169	1,535	204	(238)	(1,415)	24,815
Police Superannuation Scheme	6,788	81	423	14	(27)	(391)	6,888
Parliamentary Contributory Superannuation Scheme	396	9	24	2	(34)	(23)	374
Judges’ Pension Scheme	539	19	32	—	(9)	(28)	553
TOTAL	43,960	663	2,737	386	(955)	(2,821)	43,970
Reconciliation of the fair value of fund assets for 2007-08

	Fair Value of
	Fund Assets	Expected	Actuarial		Contributions		Fair Value of
	at beginning	return on	gains/	Employer	by Fund		Fund Assets at
NSW Public Sector Superannuation	of the year	fund assets	(losses)	Contributions	participants	Benefits paid	end of the year(a)
Scheme	$m	$m	$m	$m	$m	$m	$m
State Super Fund
State Authorities Superannuation Scheme	5,847	436	(846)	727	166	(770)	5,560
State Authorities Non-Contributory Superannuation Scheme	658	57	(116)	348	—	(194)	753
State Superannuation Scheme	18,969	1,410	(2,609)	(83)	204	(1,415)	16,476
Police Superannuation Scheme	4,099	308	(572)	1	14	(391)	3,459
Parliamentary Contributory Superannuation Scheme	303	23	(51)	—	2	(23)	254
Judges’ Pension Scheme	—	—	—	28	—	(28)	—
TOTAL	29,876	2,234	(4,194)	1,021	386	(2,821)	26,502

(a)	The accrued benefits liability and the net market value of scheme assets include the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
TOTAL STATE SECTOR
Reconciliation of the present value of the defined benefit obligations for 2007-08

				Contributions
	Accrued			by
	Benefits	Current	Interest	Fund	Actuarial		Accrued benefits
NSW Public Sector Superannuation	1 July 2007	service cost	cost	participants	(Gains)/Losses	Benefits paid	30 June 2008(a)
Scheme	$m	$m	$m	$m	$m	$m	$m
State Super Fund
State Authorities Superannuation Scheme	12,069	343	747	199	(777)	(968)	11,613
State Authorities Non-Contributory Superannuation Scheme	2,372	111	146	—	(37)	(219)	2,373
State Superannuation Scheme	26,947	188	1,667	225	(239)	(1,562)	27,226
Police Superannuation Scheme	6,788	81	423	14	(27)	(391)	6,888
Parliamentary Contributory Superannuation Scheme	396	9	24	2	(34)	(23)	374
Judges’ Pension Scheme	539	19	32	—	(9)	(28)	553
Energy Industries Superannuation Scheme	1,766	86	112	22	(141)	(81)	1,764
TOTAL	50,877	837	3,151	462	(1,264)	(3,272)	50,791
Reconciliation of the fair value of fund assets for 2007-08

	Fair Value of
	Fund Assets	Expected	Actuarial		Contributions		Fair Value of
NSW Public Sector Superannuation	at beginning	return on	gains/	Employer	by Fund		Fund Assets at
Scheme	of the year	fund assets	(losses)	Contributions	participants	Benefits paid	end of the year(a)
	$m	$m	$m	$m	$m	$m	$m
State Super Fund
State Authorities Superannuation Scheme	8,418	630	(1,209)	785	199	(968)	7,855
State Authorities Non-Contributory Superannuation Scheme	1,013	85	(165)	368	—	(219)	1,082
State Superannuation Scheme	21,793	1,579	(2,958)	(69)	225	(1,562)	19,008
Police Superannuation Scheme	4,099	308	(572)	1	14	(391)	3,459
Parliamentary Contributory Superannuation Scheme	303	23	(51)	—	2	(23)	254
Judges’ Pension Scheme	—	—	—	28	—	(28)	—
Energy Industries Superannuation Scheme	1,881	139	(304)	43	22	(81)	1,700
TOTAL	37,507	2,764	(5,259)	1,156	462	(3,272)	33,358

(a)	The accrued benefits liability and the net market value of scheme assets include the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Defined benefits expense recognised in the operating statement as:

Employee superannuation expense
Current service cost	620	659	745	826
Interest on obligation	2,779	2,711	3,173	3,113
Expected return on plan assets	(2,074)	(2,234)	(2,558)	(2,764)

Defined benefits expense	1,325	1,136	1,360	1,175

(Gains)/Losses recognised as other economic flows(a)
Net actuarial losses/(gains) recognised in year	11,591	3,212	13,308	3,923
Change in surplus in excess of recovery available from scheme	(134)	(108)	(248)	(277)

Defined benefits superannuation (gains)/losses	11,457	3,104	13,060	3,646

Amount recognised in the operating statement	12,782	4,240	14,420	4,821

(a)	Acturial gains and losses are recognised direct to equity.

Actual return on plan assets
State Super Fund
State Authorities Superannuation Scheme	(542)	(389)	(757)	(548)
State Authorities Non Contributory Superannuation Scheme	(70)	(50)	(100)	(72)
State Superannuation Scheme	(1,605)	(1,186)	(1,852)	(1,366)
Police Superannuation Scheme	(350)	(264)	(350)	(264)
Judges’ Pension Scheme	—	—	—	—
Parliamentary Contributory Superannuation Scheme	(33)	(28)	(33)	(28)
Energy Industries Superannuation Scheme	—	—	(298)	(175)

	(2,600)	(1,917)	(3,390)	(2,453)

	General		General
	Government		Government
	and Total	Total State	and Total	Total State
	State Sectors	Sector	State Sectors	Sector
	Pooled Fund	EISS	Pooled Fund	EISS
	2009	2009	2008	2008
Fund Assets
The percentage invested in each asset class at 30 June:
Australian equities	32.1%	34.3%	31.6%	37.6%
Overseas equities	26.0%	33.1%	25.4%	34.0%
Australian fixed interest securities	6.2%	9.0%	7.4%	10.7%
Overseas fixed interest securities	4.7%	6.9%	7.5%	6.3%
Property	10.0%	6.1%	11.0%	3.2%
Cash	8.0%	6.1%	6.1%	6.0%
Other	13.0%	4.5%	11.0%	2.2%
All fund assets are invested by the trustees at arm’s length through independent fund managers.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Funding arrangements for employer contributions
Arrangements for employer contributions for Funding — calculated in accordance with AAS 25
The following is a summary of the 30 June financial position of the fund calculated in accordance with AAS 25 Financial Reporting by Superannuation Plans.
GENERAL GOVERNMENT SECTOR

		Net Market
	Accrued	Value of Fund	Net
	Benefits	Assets	(surplus)/deficit
	2009	2009	2009
	$m	$m	$m
NSW Public Sector Superannuation Scheme
State Super Fund
State Authorities Superannuation Scheme	8,861	5,332	3,529
State Authorities Non Contributory Superannuation Scheme	2,009	677	1,332
State Superannuation Scheme	22,532	13,633	8,899
Police Superannuation Scheme	6,158	2,735	3,423
Judges’ Pension Scheme	470	—	470
Parliamentary Contributory Superannuation Scheme	366	208	158

	40,396	22,585	17,811

		Net Market
	Accrued	Value of Fund	Net
	Benefits	Assets	(surplus)/deficit
	2008	2008	2008
	$m	$m	$m
NSW Public Sector Superannuation Scheme
State Super Fund
State Authorities Superannuation Scheme	9,243	5,560	3,683
State Authorities Non Contributory Superannuation Scheme	2,070	753	1,317
State Superannuation Scheme	22,756	16,476	6,280
Police Superannuation Scheme	6,038	3,459	2,579
Judges’ Pension Scheme	448	—	448
Parliamentary Contributory Superannuation Scheme	356	254	102

	40,911	26,502	14,409

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
TOTAL STATE SECTOR

		Net Market
	Accrued	Value of Fund	Net
	Benefits	Assets	(surplus)/deficit
	2009	2009	2009
	$m	$m	$m
NSW Public Sector Superannuation Scheme
State Super Fund
State Authorities Superannuation Scheme	10,997	7,204	3,793
State Authorities Non Contributory Superannuation Scheme	2,315	953	1,362
State Superannuation Scheme	24,682	15,829	8,853
Police Superannuation Scheme	6,158	2,735	3,423
Judges’ Pension Scheme	470	—	470
Parliamentary Contributory Superannuation Scheme	366	208	158
Energy Industries Superannuation Scheme	1,577	1,374	203

	46,565	28,303	18,262

		Net Market
	Accrued	Value of Fund	Net
	Benefits	Assets	(surplus)/deficit
	2008	2008	2008
	$m	$m	$m
NSW Public Sector Superannuation Scheme
State Super Fund
State Authorities Superannuation Scheme	11,567	7,855	3,712
State Authorities Non Contributory Superannuation Scheme	2,383	1,082	1,301
State Superannuation Scheme	24,942	19,008	5,934
Police Superannuation Scheme	6,038	3,459	2,579
Judges’ Pension Scheme	448	—	448
Parliamentary Contributory Superannuation Scheme	356	254	102
Energy Industries Superannuation Scheme	1,659	1,700	(41)

	47,393	33,358	14,035

The primary difference between the net deficit above (per AAS 25) and the net deficit calculated in accordance with AASB 119 (and brought to account in the Total State Sector Accounts balance sheet) is that the accrued benefits discount rate is based on the more volatile 30 June long term Commonwealth government bond rate for the AASB 119 calculation, whereas the AAS 25 calculation uses a less volatile long term earnings rate.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Recommended contribution rates for the State

State Super Fund
State Authorities Superannuation Scheme	Multiple of member contributions
State Authorities Non Contributory Superannuation Scheme	% of member salary
State Superannuation Scheme	Multiple of member contributions
Police Superannuation Scheme	Multiple of member contributions
Judges’ Pension Scheme	% of member salary
Parliamentary Contributory Superannuation Scheme	Multiple of member contributions
Energy Industries Superannuation Scheme
Division B	Multiple of member contributions
Division C	% of member salary
Division D	Multiple of member contributions
Funding Method
The method used to determine the employer contribution recommendations at last actuarial review was the Aggregate Funding method. The method adopted affects the timing of the costs to the employer. Under the Aggregate Funding method, the employer contributions rate is determined so that sufficient assets will be available to meet benefit payments to existing members, taking into account the current value of assets and future contributions.
Economic Assumptions
The economic assumptions adopted for the 2009 actuarial review were:

	2009	2008
State Super Fund
Weighted-Average Assumption
Expected rate of return on assets backing current pension liabilities	8.3% pa	7.7% pa
Expected rate of return on assets backing other liabilities	7.3% pa	7.0% pa
Expected salary increase rate	4.0% pa	4.0% pa
Expected rate of CPI increase	2.5% pa	2.5% pa

Energy Industries Superannuation Scheme
Weighted-Average Assumption
Expected rate of return on Fund Assets	7.0% pa	7.0% pa
Expected salary increase rate	6.0% pa until	6.0% pa until
	June 2009, 4.0% pa thereafter	June 2009, 4.0% pa thereafter

Expected rate of CPI increase	2.5% pa	2.5% pa
Nature of asset/liability
If a surplus exists in the employer’s interest in the Fund, the employer may be able to take advantage of it in the form of a reduction in the required contribution rate, depending on the approval of the Fund’s trustee, based on advice of the Fund’s actuary. Where a deficiency exists, the employer is responsible for any differences between the employer’s share of fund assets and the defined benefit obligation.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
25. OTHER PROVISIONS

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Current	941	898	1,218	1,213
Non current	4,560	4,044	5,424	4,488

	5,501	4,942	6,642	5,701

These comprise:
Outstanding claims:
Self Insurance Corporation (excluding self funded worker’s compensation)	2,644	2,308	2,644	2,308
for dust diseases	1,649	1,648	1,649	1,648
Lifetime Care and Support Scheme	—	—	610	284
WorkCover Authority	110	102	110	102
Building and Construction Industry Long Service Payments Scheme	597	556	597	556
HIH loss compensation	144	124	144	124
Provision for Land Remediation and Other Restoration Costs	341	137	525	338
Other	16	67	363	341

Total Other Provisions	5,501	4,942	6,642	5,701

Insurance Recoveries Receivable include those accrued by:
Self Insurance Corporation — for reinsurance and other recoveries receivable	360	181	360	181
Workers’ Compensation (Dust Diseases) Board - insurance levies accrued	1,072	1,015	1,072	1,015
Fair Trading Administration Corporation	—	—	—	1

	1,432	1,196	1,432	1,197

Other provisions include for example, the Government’s obligations arising from several insurance schemes:
•	Administered by the NSW Self Insurance Corporation (SICorp). These comprise liabilities for closed schemes, the previous workers’ compensation and third party insurance schemes, and for the Treasury Managed Fund, a self insurance scheme. The Treasury Managed Fund protects the insurable assets and exposures of all public sector agencies financially dependent on the Consolidated Fund, all public hospitals and various statutory authorities.

The liability for outstanding claims is measured as the present value of the expected future payments and is determined by the Manager of SICorp in consultation with independent actuary, PricewaterhouseCoopers Actuarial Pty Ltd. The discount rate used is based on Treasury Corporation and NSW Treasury’s estimate of fair value for long term bond rate.

The expected future payments are estimated on the basis of the ultimate cost of settling claims, which is affected by factors arising during the period to settlement such as normal inflation and “superimposed inflation”. Superimposed inflation refers to factors such as trends in court awards.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
•	Workers Compensation (Dust Diseases) Board and WorkCover Authority outstanding claims.
The WorkCover Authority liabilities includes claims assumed by the government from some failed insurance companies. The liabilities cover claims incurred but not yet paid, incurred but not yet reported and the anticipated fund management fees in respect of the management of those claims. These amounts are determined by independent actuarial consultants PricewaterhouseCoopers Actuarial Pty Ltd and Ernst & Young ABC Pty Ltd respectively.

•	Provision for participants care and support services for severally injured persons from motor accidents under the Motor Accidents (Lifetime Care and Support) Act 2006. At 30 June 2009, liabilities were valued by the actuaries PricewaterhouseCoopers.

•	A provision for loss compensation associated with the former HIH Insurance Limited has been raised by the Government for building warranty insurance and for motor vehicle claims for which the Nominal Defendant is responsible under the Motor Accidents Compensation Act 1999. The liability is measured by the actuaries, Taylor Fry Pty Ltd as the present value of the expected future payments.

•	The Building and Construction Industry Long Service Payments Corporation liabilities have been assessed based upon a full actuarial investigation that was undertaken as at 30 June 2007 by Bendzulla Actuarial Pty Ltd. At 30 June 2009, Bendzulla undertook an actuarial update.
Key actuarial assumptions for the main schemes are:
For schemes administered by SICorp the following average inflation rates and discount rates were used in measuring the liability for outstanding claims for NSW Treasury Managed Fund (TMF), Transport Accident Compensation Fund (TAC) and Governmental Workers Compensation Account (GWC):

	TMF		GWC		TAC
	2009	2008	2009	2008	2009	2008
	%	%	%	%	%	%

Not Later than one year
Inflation Rate	2.5-4.0	2.8-4.5	4.0	4.5	4.0	4.5
Discount Rate	6.0	7.0	6.0	7.0	6.0	7.0
Superimposed Inflation (a)	0-10.0	0-10.0	0-2.5	0-3.0	0-2.0	0-2.5

Later than one year
Inflation Rate	25.-4.0	2.5-4.0	4.0	4.5	4.0	4.5
Discount Rate	6.0	7.0	6.0	7.0	6.0	7.0
Superimposed Inflation (a)	0-10.0	0-10.0	0-2.5	0-3.0	0-2.0	0-2.5

(a)	Dependent on payment type
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
For other Schemes details are as follows:

	Discount Rate %		Inflation Rate %
Scheme	2009	2008	2009		2008

Claims expected to be paid not later than one year
Workers Compensation (Dust Diseases) Board	6.0	6.0	4.0		4.25
WorkCover Authority	3.4	7.1	3.5		4.25
HIH Loss Compensation	3.0	6.3	3.0(4.0	*)	5.0(4.0	*)
Building and Construction Industry Long Service Payment Scheme	4.6	6.7	3.0		4.5
Lifetime Care and Support	6.0	6.7	4.0		4.5
Claims expected to be paid later than one year
Workers Compensation (Dust Diseases) Board	6.0	6.0	4.0		4.25
WorkCover Authority	4.7-6.2	6.2-7.1	3.5-3.95		4.0-4.25
HIH Loss Compensation	4.2-6.3	6.4-7.1	4.3(4.0	*)	5.0(4.0	*)
Building and Construction Industry Long Service Payment Scheme	4.6	6.7	4.5		4.5
Lifetime Care and Support	6.0	6.2-6.4	4.0		4.29-4.5

*	Represents the superimposed inflation rate
GENERAL GOVERNMENT SECTOR
2008-09 MOVEMENT IN OTHER PROVISIONS

			Amounts		Unwinding/
	Carrying	Additional	Used	Actuarial	change in	Carrying
	Amount	Provision	During	(Gain)/Loss	discount rate	Amount
	1 July 2008	2008-09	2008-09	2008-09	2008-09	30 June 2009
	$m	$m	$m	$m	$m	$m
Outstanding claims:
Self Insurance Corporation (excluding worker’s compensation)	2,308	358	(306)	136	148	2,644
for dust diseases	1,648	(11)	(77)	—	89	1,649
WorkCover Authority	102	7	(8)	6	3	110
Building and Construction Industry Long Service Payments Scheme	556	38	(54)	—	57	597
HIH loss compensation	124	(2)	(34)	58	(2)	144
Land Remediation and other Restorations	137	186	(1)	18	1	341
Other	67	13	(64)	—	—	16

Total Other Provisions	4,942	589	(544)	218	296	5,501

Additional Provision includes a $174 million property development provision under ‘Land Remediation and other Restorations’ transferred from Sydney Harbour Foreshore Authority (a non general government agency) to the Barangaroo Delivery Authority.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
2007-08 MOVEMENT IN OTHER PROVISIONS

			Amounts		Unwinding/
	Carrying	Additional	Used	Actuarial	change in	Carrying
	Amount	Provision	During	(Gain)/Loss	discount rate	Amount
	1 July 2007	2007-08	2007-08	2007-08	2007-08	30 June 2008
	$m	$m	$m	$m	$m	$m
Outstanding claims:
Self Insurance Corporation (excluding worker’s compensation)	2,507	368	(389)	(335)	157	2,308
for dust diseases	1,516	116	(77)	—	93	1,648
WorkCover Authority	173	6	(76)	—	(1)	102
Building and Construction Industry Long Service Payments Scheme	529	40	(47)	—	34	556
HIH loss compensation	128	18	(56)	31	3	124
Land Remediation and other Restorations	158	9	(21)	(2)	(7)	137
Other	83	36	(35)	(17)	—	67

Total Other Provisions	5,094	593	(701)	(323)	279	4,942

TOTAL STATE SECTOR
2008-09 MOVEMENT IN OTHER PROVISIONS

			Amounts		Unwinding/
	Carrying	Additional	Used	Actuarial	change in	Carrying
	Amount	Provision	During	(Gain)/Loss	discount rate	Amount
	1 July 2008	2008-09	2008-09	2008-09	2008-09	30 June 2009
	$m	$m	$m	$m	$m	$m
Outstanding claims:
Self Insurance Corporation (excluding worker’s compensation)	2,308	358	(306)	136	148	2,644
for dust diseases	1,648	(11)	(77)	—	89	1,649
WorkCover Authority	102	7	(8)	6	3	110
Lifetime Care and Support Scheme	284	326	—	—	—	610
Building and Construction Industry Long Service Payments Scheme	556	38	(54)	—	57	597
HIH loss compensation	124	(2)	(34)	58	(2)	144
Land Remediation and other Restorations	338	202	(28)	18	(5)	525
Other	341	182	(155)	(2)	(3)	363

Total Other Provisions	5,701	1,100	(662)	216	287	6,642

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
2007-08 MOVEMENT IN OTHER PROVISIONS

			Amounts		Unwinding/
	Carrying	Additional	Used	Actuarial	change in	Carrying
	Amount	Provision	During	(Gain)/Loss	discount rate	Amount
	1 July 2007	2007-08	2007-08	2007-08	2007-08	30 June 2008
	$m	$m	$m	$m	$m	$m
Outstanding claims:
Self Insurance Corporation (excluding worker’s compensation)	2,507	368	(389)	(335)	157	2,308
for dust diseases	1,516	116	(77)	—	93	1,648
WorkCover Authority	173	6	(76)	—	(1)	102
Lifetime Care and Support Scheme	38	246	—	—	—	284
Building and Construction Industry
Long Service Payments Scheme	529	40	(47)	—	34	556
HIH loss compensation	128	18	(56)	31	3	124
Land Remediation and other Restorations	296	119	(59)	(13)	(5)	338
Other	333	178	(142)	(26)	(2)	341

Total Other Provisions	5,520	1,091	(846)	(343)	279	5,701

26. OTHER LIABILITIES

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Current	603	349	821	588
Non-current	2,017	1,848	2,623	2,467

	2,620	2,197	3,444	3,055

Other Liabilities comprise:
Aboriginal Land Council claims granted (a)	989	1,010	989	1,010
Deferred rental revenue on long term leases of property	335	281	842	792
Deferred revenue on the private provision of infrastructure (b)	332	343	332	343
Other deferred revenue (c)	681	327	956	611
Other	283	236	325	299

	2,620	2,197	3,444	3,055

(a)	The State has provided for the liability of claims that have been granted to local Aboriginal Land Councils under the Aboriginal Land Rights Act 1983.

(b)	The RTA under various Private Sector Provided Infrastructure transactions received payments following the letting of the Lane Cove Tunnel, Cross City Tunnel and Westlink M7 Motorway contracts, as reimbursement of development costs. These up-front payments are amortised over the term of the arrangement rather than recognised as revenue up-front.

(c)	In June 2009 the state has recognised deferred income of $272 million for coal exploration licences. The liability will be amortised over the term of the licences.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
27. CHANGES IN EQUITY

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
ACCUMULATED FUNDS
Opening Balance	33,656	35,378	70,596	71,827
Adjustments for changes in accounting policies and corrections of errors
on adoption of AASB 1049	—	—	—	947
other	—	—	—	(964)

Restated opening balance	33,656	35,378	70,596	71,810

Surplus/(deficit for the year)	(3,160)	736	(1,980)	1,627
Superannuation actuarial gains/(losses) (a)	(11,457)	(3,216)	(13,060)	(3,846)
Transfers from
asset revaluation reserve	241	690	710	994
equity investment reserve	188	—	188	—
available for sale reserve	114	59	—	—
assets held for sale reserve	—	9	4	20
Other	(98)	—	(95)	(9)

Closing Balance Accumulated Funds	19,484	33,656	56,363	70,596

RESERVES
Asset Revaluation Reserve
Opening Balance	38,566	32,925	76,102	65,546

Adjustments for changes in accounting policies and corrections of errors				222

Restated opening balance	38,566	32,925	76,102	65,768

Net increment/(decrement) on revaluation of property, plant and equipment	5,372	6,335	4,084	11,342
Revaluation Reserves transferred to accumulated funds on disposal	(241)	(690)	(710)	(994)
Revaluation reserve reclassified to ‘equity relating to assets held for sale’	(1)	(4)	(1)	(14)

Closing Balance	43,696	38,566	79,475	76,102

Equity Investment Revaluation Reserve
Opening Balance	306	280	306	280

Net increment/(decrement) on revaluation of property, plant and equipment within equity investments	60	26	60	26
Transfers to accumulated funds on disposal	(188)	—	(188)	—

Closing Balance	178	306	178	306

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Hedging Reserve
Opening Balance	—	—	(128)	(2,052)

Net unrealised gains/(losses) (b)	—	—	120	1,923
Other	—	—	(18)	1

Closing Balance	—	—	(26)	(128)

Available for Sale Reserve
Opening Balance	74,366	67,289	3	49

Net gain/(loss) on equity investment in other sectors
net movement in net assets of other sectors	(1,720)	7,077	—	—
net assets returned from other sectors	114	59	—	—
Transfers to accumulated funds	(114)	(59)	—	—
Net unrealised gains/(losses)	—	—	—	(46)

Closing Balance	72,646	74,366	3	3

Amounts Recognised in Equity Relating to Assets Held for Sale
Opening Balance	9	14	24	30

Transfers from asset revaluation reserves	1	4	1	14
Transfers to accumulated funds on disposal	—	(9)	(4)	(20)

Closing Balance	10	9	21	24

Closing Balance Total Reserves	116,530	113,247	79,651	76,307

(a)	Defined benefit superannuation actuarial gains/losses are brought to account directly to equity. In 2008-09 the losses resulted from reductions in the liability discount rate as a result of falling government bond rates, in addition to the impact of negative investment returns. The 2007-08 actuarial losses were primarily the result of negative investment returns.

(b)	The state manages exposures to fluctuations in electricity market prices through the use of various types of electricity derivative contracts in accordance with approved policies. Overall the hedge objective is to reduce variability in cash flows caused by electricity wholesale prices and volume risks. The gain or loss from remeasuring the hedge instruments is deferred in equity in the hedge accounting reserve, to the extent that the hedge is effective, and reclassified into profit and loss when the hedge electricity revenue is recognised. The ineffective portion is recognised in profit and loss immediately. During June 2007, very cold weather and high demand resulted in price spikes to the spot price for electricity. This led to significant remeasurements for electricity derivative asset/liabilities and the hedging reserve during 2006-07, which reversed during 2007-08 as the spot prices returned to more normal levels.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
28. CHANGES IN ACCOUNTING POLICIES AND CORRECTIONS OF PRIOR PERIOD ERRORS
CORRECTIONS OF PRIOR PERIOD ERRORS, CHANGES IN POLICY AND CHANGES ON ADOPTION OF AASB 1049
The following tables report the 2007-08 financial statements restated on a line item basis in this report, comparing them from those published in the audited 2007-08 Total State Sector Accounts. The ‘difference’ column relates to corrections of errors, changes in accounting policy, and AASB 1049 changes that have been adjusted to the 2007-08 comparatives.
Further, line items disclosed in this report have changed from those published in the 2007-08 Total State Sector Accounts. The 2007-08 report was prepared in accordance with AAS 31, whereas the 2008-09 report is prepared, with 2007-08 comparatives, based on AASB 1049. This change in classification affects line by line presentation, however does not impact the bottom line aggregates.
The 2007-08 Total State operating result has increased by $3,476 million to a $1,627 million surplus, from the $1,849 million deficit published in the 2007-08 Total State Sector Accounts. The main reason for this is the change in policy to recognise superannuation actuarial gains/losses directly to equity instead of through the profit or loss.
This is the first year that a separate General Government Sector Financial Report is prepared. The General Government Report is prepared for the first time in accordance with AASB 1049. Therefore, there are no disclosures associated with changes in accounting policies and corrections of errors, for the general government sector.
The AAS31 cash flow statement published in the 2007-08 Total State Sector Accounts was required to be prepared on a totally different and incomparable basis to that prepared in 2008-09 under AASB 1049.
AAS 31 required the removal of line-by-line cash flows for the Public Financial Corporation sector, whereas AASB 1049 is prepared consolidating all cash flows for each line. Therefore, there are no disclosures regarding the 2007-08 cash flow statement for changes in policy and prior period errors.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Information on the significant Total State corrections is footnoted below.
TOTAL STATE SECTOR OPERATING STATEMENT

			2007-08
	Previously		Comparative
	reported		Figure
	figure for		Reported in
	2007-08	Difference	2008-09
	$m	$m	$m
FROM CONTINUING OPERATIONS
Revenue from Transactions
Taxation	17,792	—	17,792
Grants and Subsidies
Commonwealth General Purpose	11,942	—	11,942
Commonwealth National Agreements	7,587	—	7,587
Commonwealth National Partnership Payments	—	—	—
Other Grants and Subsidies	476	23	499
Sale of Goods and Services	16,130	—	16,130
Interest	955	175	1,130
Dividend and Income Tax Equivalents from Other Sectors	—	—	—
Other Dividends and Distributions	(442)	734	292
Fines, Regulatory Fees and Other	3,116	(13)	3,103

	57,556	919	58,475

Expenses from Transactions
Employee	24,031	—	24,031
Superannuation
Superannuation Interest Cost	349	—	349
Other Superannuation	2,236	—	2,236
Depreciation and Amortisation	4,718	—	4,718
Interest	2,846	—	2,846
Other Property	—	—	—
Other Operating	15,842	14	15,856
Grants and Subsidies
Current Grants and Subsidies	5,413	—	5,413
Capital Grants	834	23	857

	56,269	37	56,306

TRANSACTIONS FROM DISCONTINUING OPERATIONS	—	—	—

NET RESULT FROM TRANSACTIONS -
NET OPERATING BALANCE (BUDGET RESULT FOR THE GENERAL GOVERNMENT SECTOR)	1,287	882	2,169

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

	Previously		2007-08
	reported		Comparative
	figure		Figure
	for		Reported in
	2007-08	Difference	2008-09
	$m	$m	$m
NET OPERATING BALANCE

OTHER ECONOMIC FLOWS — INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Superannuation	(3,846)	3,846	—
Gain/(Loss) from Liabilities	218	—	218
Other Net Gains/(Losses)	536	(1,163)	(627)
Share of Earnings from Associates (excluding Dividends)	77	—	77
Dividends from Asset Sale Proceeds	—	—	—
Other	(123)	(87)	(210)
Discontinuing Operations — OtherEconomic Flows	—	—	—

Other Economic Flows — included in Operating Result	(3,138)	2,596	(542)

OPERATING RESULT	(1,851)	3,478	1,627

The major prior year adjustments to the operating statement affect other economic flows. They include:
•	A reclassification of superannuation actuarial losses of $3,846 million from above the operating result, to a direct adjustment to equity. During 2008-09, the State has mandated that its agencies must recognise (retrospectively) defined benefits superannuation gains and losses outside profit or loss in accordance with AASB 119, para 93A. This represents a voluntary change in accounting policy in accordance with AASB 108 Accounting Policies, Changes in Accounting Estimates and Errors.

•	A $909 million change in treatment of unit price movements for managed fund investments on adopting AASB 1049 (reclassified from investment revenue), and a $254 million debit to Other Net Gains/Losses, primarily the result of corrections to road valuations and the restatement of the market value increments on forestry stock upon adoption of a discounted cash flow valuation methodology.

•	The $88 million reduction in other economic flows is the result of the downwards remeasurement to the value of receivables by the State Debt Recovery Office.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

			2007-08
	Previously		Comparative
	reported		Figure
	figure for		Reported in
	2007-08	Difference	2008-09
	$m	$m	$m
TOTAL STATE SECTOR BALANCE SHEET

ASSETS
Financial Assets
Cash and Cash Equivalent Assets	4,913	—	4,913
Receivables	6,113	(147)	5,966
Tax Equivalents Receivable	—	—	—
Financial Assets at Fair Value	12,642	—	12,642
Advances paid	254	—	254
Deferred Tax Equivalents	—	—	—
Equity
Investments in Other Public Sector Entities	—	—	—
Investments in Associates	1,622	—	1,622
Other	3	—	3
Total Financial Assets	25,547	(147)	25,400

Non-Financial Assets
Inventories	1,124	—	1,124
Forestry Stock and Other Biological Assets	1,519	(992)	527
Assets Classified as Held for Sale	193	—	193
Investment Properties	1,546	—	1,546
Property, Plant and Equipment
Land and Buildings	90,859	(10)	90,849
Plant and Equipment	10,926	—	10,926
Infrastructure Systems	94,790	1,052	95,842
Intangibles	1,770	—	1,770
Other	1,893	(671)	1,222
Total Non-financial Assets	204,620	(621)	203,999

TOTAL ASSETS	230,167	(768)	229,399

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

			2007-08
	Previously		Comparative
	reported		Figure
	figure for		Reported in
	2007-08	Difference	2008-09
		$m	$m
LIABILITIES
Deposits Held	217	—	217
Payables	6,133	(427)	5,706
Tax Equivalents Payable	—	—	—
Liabilities Directly Associated with Assets Held for Sale	—	—	—
Borrowings and Derivatives at Fair Value	1,324	35,330	36,654
Borrowings at Amortised Cost	37,274	(35,426)	1,848
Advances Received	864	—	864
Employee Provisions	10,690	—	10,690
Superannuation Provision	17,761	—	17,761
Deferred Tax Equivalent Provision	—	—	—
Other Provisions	5,701	—	5,701
Other	3,055	—	3,055

TOTAL LIABILITIES	83,019	(523)	82,496

NET ASSETS	147,148	(245)	146,903

NET WORTH
Accumulated Funds	71,042	(446)	70,596
Reserves	76,106	201	76,307

TOTAL NET WORTH	147,148	(245)	146,903

Initial Adoption of AASB 1049
The Total State Sector’s June 2008 net worth has been restated downwards by $245 million. This includes:
•	The restatement downwards of TCorp debt by $909 million from amortised cost to market value from a change in accounting policy on adoption of AASB 1049. This restatement harmonises the AGAAP and GFS treatment of marketable debt. Further, a June 2008 $427 million amount of interest payable by TCorp is now reclassified and reported within borrowings at fair value to reflect the borrowing’s full market value. The 1 July 2007 opening net worth has been restated to reflect that the state’s opening equity is now prepared on AASB 1049 basis.
In addition the following adjustments have been made to opening net worth for:
Changes in Accounting Treatments
•	The write down in value of forests by $992 million at June 2008 (1 July 2007 $909 million), from changing the valuation treatment for forests to a discounted cash flow methodology.
Corrections of Errors
•	A correction to the classification and measurement of the RTA’s Sydney Harbour Tunnel and other roads. The tunnel asset was previously recognised as an emerging interest in the tunnel infrastructure (other asset), and the finance lease as an ‘other liability’. The transaction is now treated as a finance lease. The value of the lease liability was restated upwards by $386 million against 1 July 2007 equity, and the asset was reclassified to property plant and equipment. There was a further correction to the valuation of roads resulting in an increase in 1 July 2007 equity of $318 million.

•	The June 2008 value of fines receivables has been restated downwards by $147 million (1 July 2007 $46 million). The previously reported amounts had included amounts accrued on behalf of non state government authorities by the State Debt Recovery Office.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
29. CASH FLOW INFORMATION

	General
	Government Sector		Total State Sector
	2008-09	2007-08	2008-09	2007-08
	$m	$m	$m	$m
RECONCILIATION OF OPERATING RESULT TO NET CASH FLOWS FROM OPERATING ACTIVITIES
Operating result for the year	(3,160)	736	(1,980)	1,627
Adjust for:
Non-cash items added back:
Depreciation and amortisation	2,614	2,466	5,270	4,718
Other	(60)	(231)	(287)	(465)
Other economic flows — included in operating statement	2,263	241	2,642	542
Net change in operating assets and liabilities	1,520	19	1,689	737

Net cash flows from operating activities	3,177	3,231	7,334	7,159

	2009	2008	2009	2008
	$m	$m	$m	$m
RECONCILIATION OF CLOSING CASH AND CASH EQUIVALENTS
Cash and cash equivalent assets recognised in the Balance Sheet are reconciled at the end of the financial year to the Cash Flow Statement as follows:

Cash and deposits at call	3,350	2,299	5,541	4,913
Short term borrowings of Tcorp	—	—	(397)	(233)
Bank overdraft	—	—	(22)	(38)

	3,350	2,299	5,122	4,642

RESTRICTED CASH ASSETS
General Government Sector and Total State Sector
General government sector agency cash balances at 30 June 2009 include $1,449 million of cash (2008 $1,399 million), which is dedicated for a specific purpose. It includes restricted cash of $695 million (2008 $650 million) under the control of the public health system, $38 million of education program contributions (2008 $37 million), $129 million for water and savings funds (2008 $125 million), and $139 million (2008 $137 million) for land remediation works related to contaminations associated with a former steel works site in Newcastle and the former Snowy Hydro site.
$233 million (2008 $188 million) of cash held in Crown Special Deposit Accounts can only be used in accordance with the legislation that established the Account.
On consolidation of the general government sector, agency cash balances within the Treasury Banking System are offset against the Crown’s cash overdraft for cash management purposes.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
DISPOSAL OF ENTITIES
During 2008-09 and 2007-08 there were no material entity disposals to report.
ACQUISITION OF ENTITIES
During 2008-09 and 2007-08 there were no major acquisitions of entities.
NON-CASH FINANCING AND INVESTING ACTIVITIES
During 2008-09:
•	A total of $126 million (2008 $124 million) was recognised in the Total State sector for an emerging interest in private sector provided infrastructure. In the General Government sector, a total of $123 million was recognised ($120 million in 2008). It includes $91 million recognised for roads (2008 $85 million) and $24 million for Olympic Park infrastructure (2008 $22 million).

•	Other assets acquired free of cost in the Total State sector amounted to $274 million (2008 $465 million). In the General Government sector, they amounted to $51 million (2008 $235 million). They include subdivider/developer contributions of water assets of $96 million (2008 $91 million) and electricity assets of $128 million (2008 $140 million) and the Tugun Bypass Tunnel from the Queensland Government to the value of nil (2008 $144 million).

•	It is impracticable to report on the numerous other assets donated to NSW public sector agencies particularly dedicated for health, education and cultural purposes. They are generally reported in individual agency financial reports.

•	The Total State sector cash flow statement excludes new assets acquired under finance leases with a value of $544 million (2008 $251 million). For the General Government sector, excluded finance lease assets amount to $440 million (2008 $251 million). The General Government sector comprises some leases for new buses, the Mater Hospital at Newcastle and the Long Bay Forensic Hospital. In addition, the Total State Sector includes the Colongra Gas Pipeline lease.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
30. TRUSTS UNDER MANAGEMENT

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Trusts under management are held on behalf of beneficiaries and are not controlled by the State. Therefore, these trusts are not included in the balance sheet assets.
Trusts under management mainly comprise various forms of estates under management, unclaimed monies and Supreme Court trust funds held in statutory accounts by the:

WorkCover Authority	1,649	1,587	1,649	1,587
Office of the Public Trustee (a)	1,358	1,289	1,358	1,289
Protective Commissioner (a)	1,163	1,254	1,163	1,254
NSW Treasury Corporation (fiduciary investments)		—	722	767
Rental Bond Board	801	744	801	744
Department of Commerce	117	105	117	105
Department of State and Regional Development	100	104	100	104
Attorney General Department	79	93	79	93
Workers’ Compensation (Dust Diseases) Board	79	77	79	77
Department of Health	69	56	69	56
Others	85	79	87	80

	5,500	5,388	6,224	6,156

(a)	The trust balances exclude certain property assets administered by the Protective Commissioner and the Public Trustee as they cannot be reliably measured.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
31. EXPENDITURE COMMITMENTS
The following represents expenditure contracted for at balance date, but not recognised in the financial statements.

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Capital Expenditure (including expenditure for private sector financed infrastructure assets)
Department of Health	3,563	1,436	3,563	1,436
Sydney Water Corporation		—	1,386	2,505
Roads and Traffic Authority	1,183	1,822	1,182	1,818
Department of Education and Training	609	216	609	216
NSW Police	594	316	594	316
WSN Environmental Solution	—	—	436	382
Sydney Ports Corporation	—	—	373	539
NSW Land and Housing Corporation	—	—	361	25
Eraring Energy	—	—	297	136
TransGrid	—	—	276	531
Rail Corporation New South Wales	—	—	237	157
State Transit Authority	—	—	227	265
Energy Australia	—	—	225	226
Integral Energy	—	—	186	224
Rail Infrastructure Corpn	—	—	90	127
Transport Infrastructure Development Corporation	—	—	84	198
Hunter Water Corporation	—	—	69	35
Delta Electricity	—	—	64	295
Department of Corective Services	62	2	62	2
Sydney Metro Railway	—	—	49	—
Sydney Catchment Authority	—	—	44	56
Country Energy	—	—	41	37
Crown Finance Entity	31	15	31	15
State Water Corporation	—	—	29	8
Macquarie Generation	—	—	22	66
Sydney Cricket Ground and Sports Ground Trust	—	—	1	56
Other	77	52	134	122

	6,119	3,859	10,672	9,793

Capital Expenditure Commitments (a):
not later than one year	1,668	946	5,005	4,834
later than one year and not later than five years	1,478	2,062	2,415	3,869
later than five years	2,973	851	3,252	1,090

	6,119	3,859	10,672	9,793

Future minimum lease payments under non-cancellable operating leases:(b)
not later than one year	483	457	686	673
later than one year and not later than five years	951	885	1,373	1,225
later than five years	366	311	1,200	452

	1,800	1,653	3,259	2,350

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Other Expenditure Commitments:
not later than one year	2,865	2,882	4,719	4,132
later than one year and not later than five years	4,167	2,801	6,424	4,115
later than five years	4,626	2,346	7,847	4,772

	11,658	8,029	18,990	13,019

(a)	Capital commitments exclude $368 million estimated for a Public Private Partnership for the redevelopment of Bonnyrigg Housing Estate and the provision of tenancy, management and maintenance services, as redevelopment is only expected to be completed in stages commencing in 2009. Capital commitments also exclude other finance leases and purchase agreements entered into, but for which control of the assets will only transfer in future years upon project completion such as for rail rolling stock.

(b)	Total future minimum sub-lease payments expected to be received under non-cancellable sub-leases is approximately $9 million (2008 $26 million) for General Government, and $6 million (2008 $20 million) for Total State Sector.
The above expenditure commitments are inclusive of Goods and Services Tax (GST). GST Input Tax Credits are expected to be recoverable from the Australian Taxation Office.

GST input tax credits included in the above commitments:
Capital Expenditure	556	350	937	882
Future minimum lease payments under non-cancellable operating leases	161	142	246	198
Other Expenditure	977	426	1,709	876

Major Service Agreements for Filtered Water by Sydney Water Corporation (c)
not later than one year	—	—	118	121
later than one year and not later than five years	—	—	500	490
later than five years — Net Present Value (d)	—	—	379	410

(c)	Includes GST of $91 million (2008 $93 million).

(d)	The cash flow amounts beyond five years are expressed in terms of net present these contracts extend over twenty years.value as five The discount rate used 11.28% per annum nominal before tax, per annum real is comprising 7% before tax and an estimated average inflation rate of 4% per annum.

Operating Lease Commitments — Receivables
Future operating lease rentals not provided for in the financial statements and receivable:
not later than one year	83	82	246	205
later than one year and not later than five years	296	284	712	633
later than five years	994	867	2,789	2,452

	1,373	1,233	3,747	3,290

The above expenditure commitments recceivable are inclusive of Goods and Services Tax of $104 million (2008 $86 million) for General Government, and $320 million (2008 $273 million) for the Total State Sector, expected to be payable to the Australian Taxation Office.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
32. CONTINGENCIES

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
CONTINGENT LIABILITIES	$ m	$m	$m	$m
Contingent Liabilities have been disclosed according to type. Note 32(A) reports quantifiable contingent liabilities, Note 32(B) guarantees, and Note 32(C) other contingent liabilities that cannot be quantified.

(A) QUANTIFIABLE CONTINGENT LIABILITIES comprise:
NSW Treasury Corporation (stock lending facility — bonds on loan)	—	—	—	592
Attorney General’s Department (Victims Compensation and other claims)	156	136	156	136
Sydney Water Corporation (claims in respect of compensation and litigation)	—	—	56	96
Roads and Traffic Authority (contractual claims and litigation)	88	100	88	100
Other agencies	41	22	41	41

TOTAL	285	258	341	965

(B)	GUARANTEES provided to facilitate the provision of certain services and the construction of several infrastructure assets may give rise to contingent liabilities.
Guarantees are reported for the following sectors
GENERAL GOVERNMENT
Unless otherwise stated, the General Government guarantees are also applicable to the Total State Sector.
The major guarantees are:
•	State guarantees given to various organisations under statute. They mainly relate to certain co-operative housing societies $51 million (2008 $59 million).

•	Issued securities, borrowings and derivative liabilities of the NSW Treasury Corporation with a market value of $49 billion (2008 $37 billion) have been guaranteed by the NSW Government under the Public Authorities (Financial Arrangements) Act 1987.

•	Note 34 Financial Instruments includes information on the estimated value of financial guarantees.

This information is disclosed as a footnote to the table of maturity analysis and interest rate exposure of financial liabilities.

•	On 28 June 2002 the Commonwealth’s Snowy Mountain Hydro—electric Authority and the electricity trading company, Snowy Hydro Trading Proprietary Limited were formed into a new public company, Snowy Hydro Limited (SHL). This is owned by NSW, Victoria, and the Commonwealth.

NSW owns 58 per cent share in the company and it has entered into guarantees, indemnities and deeds as part of the agreements leading to the corporatisation of the Snowy Scheme. It is not possible to estimate the amount of exposure at this time for the following four situations.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Each of the initial five SHL directors have a Deed of Indemnity against claim costs from liabilities transferred from the former Authority and for putting corporatisation agreements in place. The duration of the risk is for any claim lodged before June 2007, which has now passed. There are currently no known claims. Directors must maintain risk insurance cover and SHL has a back to back indemnity indemnifying the governments for any legally allowable claim costs incurred. These directors are no longer on the board.

If any change to the Snowy Water licence has an adverse financial impact for SHL, the company will receive that corresponding amount in compensation. NSW may recover 42 per cent of this compensation if Victoria and the Commonwealth agree to water licence changes. No major amendments to the Snowy Licence are currently proposed. The licence expires in 2077 or when ended.

If an instruction from the Water Ministerial Corporation to SHL causes spills or a Jindabyne Dam release causes downstream damage, the State will compensate SHL for the proportion of claims it incurs. NSW will pay 58 per cent of the cost if the Commonwealth and Victoria also agreed with the instruction. No claims currently exist. The risk of exposure should be very low for several years after corporatisation while sufficient water savings are found and allocated to the Snowy River. This indemnity lasts while the licence is in place.

Under a Tax Compensation Deed, NSW can receive 58 per cent of the income tax SHL pays under a tax sharing agreement with the Commonwealth. If accumulated dividend imputation credits within the company have not been fully distributed to a shareholder government before the sale of more than 5 per cent of its shares, the government selling its shares must repay the Commonwealth the value of the undistributed dividend imputation credits it was entitled to receive. The deed expires either with the end of the licence in 2077 or when government shareholders sell their shares.
•	To enable major projects to be undertaken the State has guaranteed the performance of the obligations of various statutory authorities under contracts with private sector parties. The current guarantees outstanding are for the following projects:
•	Bonnyrigg Communities Public Housing

•	Eastern Creek Alternative Waste Treatment Plant

•	Illawarra and Woronora Water Treatment Plants

•	Long Bay Prison and Forensic Hospital

•	Macarthur Water Filtration Plant

•	Mater Hospital

•	Olympic Stadium

•	Olympic Multi-Use Arena

•	Orange Hospital Redevelopment

•	Prospect Water Filtration Plant and Treatment Works

•	Royal North Shore Hospital Redevelopment

•	Suburban Rolling Stock

•	Visy Mill: Tumut Timber Supply Agreement
These guarantees are considered unlikely to ever be exercised.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
The Roads and Traffic Authority (RTA) has certain obligations under contracts with private sector parties with the performance of these obligations guaranteed by the State. The current guarantees outstanding are for the:
•	Cross City Tunnel

•	Eastern Distributor

•	Lane Cove Tunnel

•	M2 Motorway

•	Sydney Harbour Tunnel, and

•	Western Sydney Orbital.
There is no reason to believe that these guarantees are ever to be exercised.
(C) OTHER CONTINGENT LIABILITIES exist, for example from pending litigation, which cannot be quantified.
GENERAL GOVERNMENT
Unless otherwise stated, the General Government contingent liabilities are also applicable to the Total State Sector. Included in these are:
·	The State has a contingent liability under the Native Title Act 1993 (Commonwealth) and the Native Title (New South Wales) Act 1994. The extent of the liability cannot be quantified.

The liability arises as follows:
(i)	Liability of the State to pay compensation to native title holders in respect to past acts and intermediate period acts (i.e. acts undertaken between October 1975 and December 1996 which were invalid because of native title) which were validated by operation of the Native Title Act 1993 and the Native Title (New South Wales) Act 1994.

(ii)	Liability of the State to pay compensation to native title holders arising from the undertaking of future acts (i.e. acts which affect native title undertaken after 1 January 1994 and for which the Native Title Act 1993 provides that compensation is payable) by the State and its instrumentalities.

[The State has an indemnity under Section 104 of the Native Title (New South Wales) Act in respect to compensation arising from a compulsory acquisition of native title by an authority which is not the Crown in the right of the State.]
The assets of the State in the form of Crown land and water may be reduced in value in the event that native title is determined to exist in all or any of these assets. The extent of the reduction in value cannot be quantified.
The assets of the State in the form of reserved Crown land may be reduced in value by operation of the Aboriginal Land Rights Act 1983 (NSW). Under that legislation a land council can apply for the grant of the freehold of claimable Crown land (as defined in Section 36 (1) of the Act) and the claim must be granted. Applications have been made over various areas of land and water in
New South Wales, which might ultimately result in land being transferred for no consideration.
These applications have not been finalised and it is therefore not possible to estimate the financial impact or result of the claims.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
•	Based on the definition of control in AASB 127 Consolidated and Separate Financial Statements, Affiliated Health Organisations listed in Schedule 3 of the Health Service Act 1997 are only recognised in the Department of Health’s Consolidated Financial Report to the extent of cash payments made.

However, it is accepted that a contingent liability exists which may be realised in the event of cessation of health service activities by any affiliated health organisation.

In this event the determination of assets and liabilities would be dependent on any contractual relationship that may exist or be formulated between the administering bodies of the organisation and the Department of Health.

•	Some government authorities have claims for compensation for land acquired under the Land Acquisition (Just Terms Compensation) Act 1991. The estimated cost will be determined by the Land and Environment Court in due course.

•	The lessee of certain property controlled by Sydney South west Area Health Service (SSWAHS) had made a claim against the Area. The lessee was seeking compensation for unpaid rent and damages in respect of recision of an agreement and lease for a proposed private hospital on the Royal Prince Alfred Hospital Campus. The private hospital was to be constructed and operated by the lessee. The Supreme Court judgement in favour of SSWAHS was handed down in 2008/09. In relation to the proceedings, costs were awarded against the lessee in favour of SSWAHS. Appeal proceedings against the Supreme Court judgement has commenced by the lessee and it is expected that a period up to 12 months will expire before the matter is heard.

•	As a condition of the sale of Pacific Power International Pty Ltd the State has an obligation to compensate the trustee of the electricity industry superannuation fund if certain conditions exist at a certain time. The time will be the earlier of:
•	Connell Wagner (the purchaser) ceasing to be an employer in the fund; or

•	the last benefit is paid; or

•	the relevant assets are exhausted.
If the liability arises there would only be one payment. The payment would be the lower of:
•	the actual shortfall between fund assets and fund liabilities; and

•	the potential shortfall, if anticipated investment returns of 4.5 per cent a year (excluding CPI) had not been realised.
At 30 June 2009, the net market value of assets was $4 million less than the estimated value of liabilities due to negative investment returns during 2008-09. The unfunded liability is different to both the actual fund shortfall and the investment return shortfall. An actuary estimated the actual fund shortfall to be approximately $5 million and investment return shortfall approximately $3 million.

The compensation payment is approximately $3 million (2008 $Nil).
•	The State’s motor vehicles are financed under an external funded leasing arrangement (Tranche 3);and another leasing arrangement (Tranche 4) managed by StateFleet and funded by NSW Treasury Corporation. Tranche 3 terminated on 3 February 2009.The leasing arrangements are funded on a floating rate basis with users paying a fixed rate. The liability for the exposure between the fixed and floating rates is borne by the Crown Entity. The Crown Entity has an effective floating rate principal exposure of $551 million as at 30 June 2009 (2008 $557 million).
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
TOTAL STATE SECTOR
•	A claim for compensation is being pursued via arbitration against TransGrid, for alleged reduction in the value of a coal mine due to the construction of a transmission tower. At this stage, it is not possible for management to form an opinion about the likely outcome of the matter.

•	On 23 January 2008, the Public Transport and Ticketing Corporation (PTTC) terminated the contract with a contractor on the basis of an alleged failure to meet the requirements of the Project Agreement. Subsequently, PTTC lodged a claim against the contractor who has responded by lodging a cross claim against PTTC for breach of contract. PTTC has denied the claim and is defending the action. It is not practical to estimate the potential effect of this cross claim as the legal case is still in preliminary stages.

•	There is an ongoing matter involving the Sydney Harbour Foreshore Authority (SHFA) and Walker Corporation Pty Ltd for a compensation claim in relation to Ballast Point. The matter is set for hearing in the Land and Environment Court in November 2009.

•	Landcom has entered into several development projects that include possible contingent liabilities which may arise in the event of a forced remediation. The amount of the contingent liability is valued at the total land development cost and building costs properly incurred by the contractor. In return Landcom would be entitled to receive property to the estimated value of the liability. Early termination is considered remote.

•	WSN Environmental Solutions has certain contractual disputes in relation to waste processing facilities and maintenance works at landfill sites. The resulting possible liabilities will be confirmed only by the outcome of legal proceedings and the occurrence or non-occurrence of related events not wholly within the control of WSN. Disclosure of the details could seriously prejudice WSN’s position in regard to these events. It is not practicable to estimate their financial effect at this stage.
CONTINGENT ASSETS
GENERAL GOVERNMENT
Unless otherwise stated, the General Government contingent assets are also applicable to the Total State Sector.
Contingent assets exist in respect of guarantees received and from pending litigation. These include:
•	As a result of the collapse of HIH Insurance Limited the State took over liabilities of approximately $650 million. This was in respect of building warranty and third party motor insurance. An actuary estimated the discounted present value of the outstanding liability to be $144 million as at 30 June 2009 (2008 $124 million). The liquidators of HIH Insurance Limited have recently stated that they intend to distribute “more than 50 per cent” depending upon the scheme company. In 2008-09, the State received payments totalling $28 million (2007-08 $79 million).

•	The State holds guarantees of $40 million (2008 $70 million) from Pacific National as security for contractual performance in its grain business for completion of mandatory works specified in the Works Deed (Grain).

•	The State holds various performance bonds totalling $24 million relating to the provision of bus services under the Metropolitan and Outer Metropolitan Bus Service Contracts.

•	The State holds a guarantee of $25 million to ensure supply of the Attorney-General Department’s JusticeLink contract.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
•	The State has elected not to recognise pre 1 July 2008 land under roads in this consolidated financial report, on the basis that land under roads is not reliably measurable, pending further deliberations by the Valuers-General around Australia . However, this land has been recognised in the financial report of the Roads and Traffic Authority at $37,337 million as at 30 June 2009 (2008 $34,855 million), based on non discounted average rateable value. Land under roads will be recognised when a reliable methodology has been developed by the Valuers-General, which reflects the restricted use value of land under lands, which probably will result in a materially lower asset value than average rateable value.
TOTAL STATE SECTOR
•	The State has initiated legal proceedings to recover damages of $16 million associated with an electricity contractor. At this stage it is not possible to form an opinion on the likely outcome of the proceedings.

•	On 23 January 2008, the Public Transport and Ticketing Corporation (PTTC) terminated the Project Agreement with Integrated Ticketing Solution Limited (ITSL) on the basis of non performance of the contract. Consequently PTTC lodged a claim against ITSL. If this claim is successful PTTC may be rewarded damages as well as reimbursement of legal costs relating to the dispute. It is not practical to estimate the potential effect of this claim as the legal case is still in its preliminary stages.
33. EVENTS AFTER THE BALANCE SHEET DATE
The disclosures below relate to events that are indicative of conditions that arose after the reporting date:
GENERAL GOVERNMENT
Unless otherwise stated, the General Government events after the balance sheet date are also applicable to the Total State Sector.
•	On 10 September 2009, the NSW Government released its Energy Reform Transaction Strategy, which adopted a “dual track” process involving a trade sale and a potential Initial Public Offering of selected assets. The Government’s reforms include maintaining public ownership of existing power stations and electricity transmission and distribution networks; transferring the electricity retailing operations of EnergyAustralia, Integral Energy and Country Energy to the private sector; selling a number of potential development sites for new power stations; and contracting to the private sector the right to sell electricity produced by the State-owned generators, namely Delta Electricity, Macquarie Generation and Eraring Energy (the Gentrader model).

•	On 9 September 2009, the NSW Parliament passed legislation providing for the NSW Government to grant to the private sector a long term licence to distribute lottery products (excluding KENO) in New South Wales; and authorising and facilitating the transfer to the licensee of the assets, rights and liabilities of NSW Lotteries Corporation. Some of the assets, rights and liabilities will be transferred to the Crown. For example, the Government has announced that it will retain key intellectual property.

The Government is currently preparing the corporation for the transfer. An estimate of its financial effect cannot be made until the transfer is complete.

•	The implementation in May 2009 of the NSW Road Re-classification Review will result in the transfer of several roads between the State and Regional road networks. The written down value of roads to be transferred to Councils by the State as a result of the review is $290 million as at 30 June 2009.
The State expects to receive approximately $400 million of roads from Councils. These transfers will commence in 2009-10.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
TOTAL STATE SECTOR
•	Two applicants have commenced class 4 civil enforcement proceedings in the Land and Environment Court against Macquarie Generation, as state controlled generator. The proceedings seek a declaration that Macquarie Generation has been negligently disposing of waste by emitting carbon dioxide into the atmosphere in a manner that has harmed or is likely to harm the environment without lawful authority to do so. Further the applicants are seeking an injunction requiring Macquarie Generation to immediately cease disposing of waste through the emission of carbon dioxide into the atmosphere.
34. FINANCIAL INSTRUMENTS
The principal financial instruments of the New South Wales public sector (hereafter referred to as the ‘State’) are outlined below. These financial instruments arise directly from the State’s operations or are required to finance the State’s operations. The State does not enter into or trade financial instruments, including derivative financial instruments, for speculative purposes.
The State’s main risks arising from financial instruments are outlined below, together with the State’s objectives, policies and processes for measuring and managing risk. Further quantitative and qualitative disclosures are included throughout this financial report.
The NSW Treasury, acting for the Treasurer, has overall responsibility for the establishment and oversight of risk management guidelines for the New South Wales public sector. This includes establishing Treasury Management policy to strengthen the framework for managing risks associated with public sector agencies’ treasury functions, including borrowings, investments, derivatives, debt and investment management.
As part of this framework, NSW Treasury administers the Public Authorities (Financial Arrangements) Act 1987 which is the sole source of legal power for government authorities to enter into financial arrangements. Under this Act, the Treasurer is given responsibility of exercising a central supervisory role in respect of the investment and liability management activities of authorities to ensure that the NSW Public Sector’s financial risks and exposures are properly and prudently managed.
This role is affected through the requirement to have the borrowing, investment and joint venture / joint private- public sector financing activities of each authority approved by the Treasurer or Governor.
NSW Treasury Corporation (TCorp) is the State’s central borrowing and investing authority. TCorp holds a level of investments for liquidity management purposes, and, as the State’s central investing authority it administers the management of the majority of the State’s investments. TCorp, acting as the State’s central borrowing authority, issues bonds to the public. Bondholders include local and overseas individuals and financial institutions.
The State also holds a small component of investments and borrowings which have not been made through TCorp, but were made directly by individual State agencies, under the authority of the Public Authorities (Financial Arrangements) Act 1987.
Management of individual public sector agencies review and agree policies for managing their organisation’s risks. Risk management policies are established to identify and analyse the risks faced by the State, to set risk limits and controls and to monitor risks. Compliance with policies is reviewed by public sector agency audit committees, and or internal auditors on a continuous basis. NSW Treasury monitors agency risks from a financial perspective.
This note commences with a summary of the major financial instruments, their classification and carrying amounts.
It is followed by information on the valuation of financial instruments.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
The note then reports on the main risks as they affect the State’s financial instruments classified into:
•	Credit Risk, which affects financial assets

•	Liquidity Risk, which affects financial liabilities, and

•	Market Risk, which affects financial assets and liabilities because of changes in market prices.
A reference to ‘financial instruments’ in this note excludes prepayments and statutory receivables/payables as accounting standard AASB 7 excludes them from the definition of financial instruments.
The State’s financial instruments are classified as follows:
FINANCIAL INSTRUMENT CATEGORIES

			General
			Government Sector		Total State Sector
			2009	2008	2009	2008
			$m	$m	$m	$m
	Category	Note
Financial Assets
Cash and cash equivalents		5	3,350	2,299	5,541	4,913
Receivables (a)	Loans and receivables (at amortised cost)	6,9	3,642	3,585	4,972	3,951
Financial assets at fair value
	At fair value through profit and loss — classified as held for trading	8	2	9	462	607
	Designated and effective hedging instruments	8	—	—	436	106
	Designated at fair value through profit and loss	8	5,270	6,065	14,865	11,929
Financial Liabilities

Payables (b)	Financial liabilities measured at amortised cost	18,19	3,246	3,060	6,196	5,733
Advances	Financial liabilities measured at amortised cost	22	835	864	835	864
Borrowings (c)	Financial liabilities measured at amortised cost	21	16,582	13,874	2,179	1,848
	Financial liabilities measured at fair value	20	21	—	47,126	35,330
Derivatives	At fair value through profit and loss — classified as held for trading	20	—	—	312	676
	Designated and effective hedging instruments	20	—	—	339	648

(a)	Excludes statutory receivables and prepayments (i.e. not within the scope of AASB 7)

(b)	Excludes statutory payables and deferred revenue (i.e. not within the scope of AASB 7). Fringe benefits tax and Goods and Services tax payables comprise the difference between the payables and deposits held in the above table and the amounts reported in the balance sheet.

(c)	Borrowings comprise bank overdraft, loans from the Commonwealth, other domestic and foreign borrowings and finance leases
VALUATION OF FINANCIAL INSTRUMENTS
Financial assets are generally recognised at fair value, with the exception of receivables, which are measured at cost. The value of the Hour-Glass Investments is based on the State’s share of the value of the underlying assets of the facility, based on the market value. All of the Hour-Glass facilities are valued using ‘redemption’ pricing. General Government financial liabilities are generally recognised at amortised cost with the exception of derivatives, which are reported at fair value. Total State Sector financial liabilities, which mainly comprise marketable securities, are generally reported at fair value.
Except where specified below, the amortised cost of financial instruments recognised in the balance sheet approximates the fair value, because of the short-term nature of many of the financial instruments.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Further information on the recognition and measurement of financial instruments by category is reported in Note 1 ‘Statement of Significant Accounting Policies’.
FINANCIAL INSTRUMENTS WITH DIFFERENT CARRYING AMOUNTS AND FAIR VALUE
There are no material differences between the carrying amounts and the fair value of financial instruments. The amortised cost of financial instruments recognised in the balance sheet approximates fair value due to the short term nature of many of the financial instruments.
CREDIT RISK OF FINANCIAL ASSETS
Credit risk arises when there is the possibility of the State’s debtors defaulting on their contractual obligations, resulting in a financial loss to the State. The maximum exposure to credit risk is generally represented by the carrying amount of the financial assets (net of any allowance for impairment).
Credit risk arises from the financial assets of the State, including cash, receivables, and deposits.
The State controls the borrowing and investing powers of its authorities through the Public Authorities (Financial) Arrangement Act. The provision for the Treasurer to schedule authorities under this Act restricts the ability and amount that public authorities can borrow and invest, and directs most authorities to finance only through NSW Treasury Corporation (TCorp). TCorp manages credit risk associated with its financial assets through the selection of counterparties, establishment of minimum credit rating standards, and monitoring of credit utilisation against limits. Agencies with approved investing powers outside of TCorp are restricted to invest in classes of instruments (with varied credit ratings) as scheduled under the Public Authorities (Financial) Arrangement Act.
The State holds various security deposits to the value of General Government Sector (GGS) $72 million; Total State Sector (TSS) $182 million (GGS 2008: $98 million; TSS: 2008 $217million). The deposits are generally non interest bearing and are held as security against current or future receivables for the provision of electricity, water and other services.
The State obtains other collateral in relation to securities sold under repurchase agreements and may obtain collateral in relation to securities loaned under its stock lending facility if required by TCorp Board policy. The terms and conditions of the repurchase agreements are governed by standard industry agreements, reflecting current Australian market practice. In the event of default, the State is immediately entitled to offset the cash collateral against the amounts owed by the defaulting counterparty. Cash collateral received for repurchase agreements outstanding at the balance date totalled $65 million (2008: $186 million).
Credit risk exists for the various classes of financial assets. These comprise financial assets at fair value, cash, and receivables.
Financial Assets at Fair Value
Financial assets at fair value include fiduciary investments administered by NSW Treasury Corporation (TCorp’s Hour-Glass facilities and managed assets portfolio), securities and placements held by NSW Treasury Corporation, and a small component are other investments held directly by public sector agencies.
The investments within the Hour-Glass facilities are unit holdings in a managed investment pool, and as such, do not give rise to direct credit risk. While their carrying amount is reported within the financial assets at fair value in the table of Credit Risk, they generate nil (direct) sensitivity to credit risk. As the Hour-Glass facilities unit price is sensitive to market price risk, they have been included in the sensitivity analysis under the separate section headed ‘Price Risk’. [Credit risk within the Hour-Glass facilities is managed through TCorp, as trustee contracting with a spread of managers and requiring in their mandates a series of controls over the concentration and credit quality of assets.]
Managed asset portfolios
NSW Treasury Corporation (TCorp) manages risk exposures applicable to specific fixed-interest investments of the State in accordance with an asset portfolio mandate agreed between the two parties. For this service TCorp receives a fee based on the dollar value of the portfolio, and in some cases a fixed component.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
The various risks are managed by TCorp within limits stipulated in the portfolio mandate.
Securities and Placements
These comprise bank bills and certificates of deposit, commercial paper, and government and semi-government bonds held by TCorp, mainly to cover the liquidity requirements of the State’s borrowings.
Categorisation of Credit Risk
Fixed-interest holdings are categorised for credit risk by the Standard & Poors (S&P) or Moody’s credit rating applicable to the underlying securities. The amount of securities held must not exceed the State’s limit for the relevant S&P or Moody’s equivalent category. Limits also apply to the amounts that may be held with individual counterparties. To be eligible for investment, counterparties must satisfy minimum credit rating criteria. Monitoring processes ensure that credit rating information is up-to-date and portfolio holdings are maintained within the approved credit limits.
Credit risk applicable to investments is detailed in the tables below.
CONCENTRATION OF CREDIT RISK
GENERAL GOVERNMENT SECTOR
2009

Credit Rating (a)	AAA	AA+	AA	AA-	A+	A	Other Ratings(b)	Total
Financial Assets at Carrying Amount
Managed Asset Portfolio	706	229	102	4	14	2	30	1,087
Securities and Placements	—	—	—	—	—	—	—	—
Derivative Financial Instruments	—	—	—	—	—	—	2	2
Other Financial Assets at Fair Value	—	109	—	—	52	—	381	542

	706	338	102	4	66	2	413	1,631

2008

Credit Rating(a)	AAA	AA+	AA	AA-	A+	A	Other Ratings(b)	Total
Financial Assets at Carrying Amount
Managed Asset Portfolio	1,373	107	71	4	12	3	31	1,601
Securities and Placements	—	—	—	—	—	—	—	—
Derivative Financial Instruments	—	—	—	—	—	—	9	9
Other Financial Assets at Fair Value	—	—	193	—	266	—	451	910

	1,373	107	264	4	278	3	491	2,520

(a)	Amounts are assigned to the credit ratings categories based on information provided by individual agencies who use rankings assigned by Standard and Poors (S & P) or Moody’s Investor Services. “AAA”, “AA+”, “AA”, “AA-”, “A+”, “A” displayed in the column headings are ratings categories by S & P that are comparable with “Aaa”, “Aa1”,“Aa2”, “Aa3”, “A1”,“A2” ratings given by Moody’s.

(b)	Short term ratings of A-2 or better, when the counterparty has no long term rating or the long term rating is A or lower.
In addition, it includes an amount of $0.4 billion (2008 $0.5 billion) comprising various investments that have no specific rating.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
TOTAL STATE SECTOR
2009

Credit Rating(a)	AAA	AA+	AA	AA-	A+	A	Other Ratings(b)	Total
Financial Assets at Carrying Amount
Managed Asset Portfolio	878	290	129	5	18	2	38	1,360
Securities and Placements	1,446	1,906	2,110	477	1,233	413	165	7,750
Derivative Financial Instruments	43	—	197	175	157	—	325	898
Other Financial Assets at Fair Value	—	220	1,717	—	54	—	397	2,387

	2,367	2,416	4,154	657	1,462	415	925	12,395

Other Off Balance Sheet Adjustments (c)
Stock Lending	—	—	—	—	—	—	—	—
Additional Potential Exposure to Derivatives	31	—	41	73	78	—	1	223
Additional Potential Exposure to Financial Instruments	—	—	11	3	6	3	3	25

	2,397	2,416	4,205	732	1,546	418	928	12,643

2008

Credit Rating(a)	AAA	AA+	AA	AA-	A+	A	Other Ratings(b)	Total
Financial Assets at Carrying Amount
Managed Asset Portfolio	1,485	115	76	4	13	3	33	1,729
Securities and Placements	1,446	299	2,679	347	815	—	138	5,724
Derivative Financial Instruments	46	—	80	8	—	—	579	713
Other Financial Assets at Fair Value	—	—	224	—	308	—	522	1,054

	2,977	414	3,059	359	1,136	3	1,272	9,220

Other Off Balance Sheet Adjustments (c)
Stock Lending	—	—	349	243	—	—	—	592
Additional Potential Exposure to Derivatives	28	6	61	42	—	—	—	137
Additional Potential Exposure to Financial Instruments	42	3	34	5	11	—	2	97

	3,047	423	3,503	649	1,147	3	1,274	10,046

(a)	Amounts are assigned to the credit ratings categories based on information provided by individual agencies who use rankings assigned by Standard and Poors (S & P) or Moody’s Investor Services. “AAA”, “AA+”, “AA”, “AA-”, “A+”, “A” displayed in the column headings are ratings categories by S & P that are comparable with “Aaa”, “Aa1”,“Aa2”, “Aa3”, “A1”,“A2” ratings given by Moody’s.

(b)	Short term ratings of A-2 or better, when the counterparty has no long term rating or the long term rating is A or lower.
In addition, it includes an amount of $0.7 billion (2008 $1.1 billion) comprising various investments that have no specific rating.

(c)	These items are off balance sheet additional credit exposures.
The State has on loan to the fixed interest market, under T Corp’s stock lending facility, Corporation bonds with a total market value of nil (2008: $592 million). In the unlikely event of default by the borrower of bonds, the State would obtain ownership of any security pledges held as collateral against stock it has lent. There were no security pledges required to be held as collateral at 30 June 2009 (2008: nil).

The other off balance sheet disclosures represent the market value convention for the calculation of credit exposure for derivative financial instruments. This convention is to add to the market value an amount of potential exposure as determined by reference to the length of time to maturity and face value.
Cash
     Cash comprises cash on hand, cash invested in the TCorp Hour-Glass Facility, and cash and deposits held at financial institutions. Interest is earned on daily bank balances at published rates. The TCorp Hour-Glass cash facility is discussed in the section headed ‘Price Risk’ as it is affected by market price risk. The credit ratings of the ‘other financial institutions’ holding the non Hour-Glass cash is mainly graded A+ short term and AA long term.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Receivables
Debtors exist for the settlement of services that the State provides across the broad spectrum of its public services. In addition, the State has issued low interest or interest free loans for policy purposes, which are known as advances. Advances receivable include amounts provided for assistance to farmers and for certain transport infrastructure.
Each State agency is responsible for the management and collection of its debtors.
All trade debtors are recognised as amounts receivable at balance date. Sales are made on terms appropriate to the sector providing the public service. Collectability of trade debtors is reviewed on an ongoing basis. Established procedures are followed to recover outstanding amounts, including letters of demand. Debts which are known to be uncollectible are written off. An allowance for impairment is raised when there is objective evidence that the State will not be able to collect all amounts due. This evidence includes past experience, and current and expected changes in economic conditions and debtor credit ratings.
The annual movement in the allowance for impairment is summarised below.
MOVEMENT IN ALLOWANCE FOR IMPAIRMENT

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	$m	$m	$m	$m
Opening balance at 1 July	86	83	161	170
Amounts written off during the year	(53)	(53)	(75)	(59)
Amounts recovered during the year	(5)	(5)	(5)	(3)
Increase/(decrease) in allowance recognised in profit or loss	59	61	75	53

Closing balance at 30 June	87	86	156	161

The analysis excludes statutory receivables. Therefore, the total will not reconcile to the amounts in the receivables note.
The State provides services to a broad spectrum of the New South Wales economy, for example for water, electricity and public housing. Debtors include individual households and commercial businesses with various credit ratings.
The State is not materially exposed to concentrations of credit risk to a single trade debtor or group of debtors in respect of financial instruments. However, footnote (c) of Note 6 to this financial report discloses information on exposure to a single debtor in respect of statutory receivables, which are not reported within this financial instruments note as AASB 7 excludes them from its definition of financial instruments.
Based on past experience, debtors that are not past due (GGS 2009: $3.3 billion; 2008: $3.3 billion;

TSS 2009: $4.5 billion; 2008: $3.5 billion) represent GGS 88.5%;TSS 90.2% ( GGS 2008: 86.5%;

TSS 2008: 86.0%) of the total debtors. Information has not been collated for the State on the quantum of debtors which are currently not past due or impaired whose terms have been renegotiated.
The overwhelming majority of amounts past due or impaired relate to the sale of goods and services. Therefore, the following analysis has been prepared for all receivables past due or impaired, and has not been dissected by component receivable.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
FINANCIAL INSTRUMENTS PAST DUE OR IMPAIRED

	General
	Government Sector		Total State Sector
	$m	$m	$m	$m
	Past due but	Considered	Past due but	Considered
	not impaired	impaired	not impaired	impaired
	$m	$m	$m	$m
June 2009
Less than three months overdue	221	50	382	31
Between three months and six months overdue	38	13	73	28
Greater than six months overdue	69	39	94	86

June 2008
Less than three months overdue	160	23	267	32
Between three months and six months overdue	50	14	83	20
Greater than six months overdue	63	53	105	74
Each column in the table reports ‘gross receivables’. The receivables considered impaired can comprise of amounts that are fully or partially impaired.

The ageing analysis excludes statutory receivables, as these are not within the scope of AASB 7 and excludes receivables that are not past due and not impaired. Therefore, the total will not reconcile to the amount in the receivables note.
LIQUIDITY RISK OF LIABILITIES
Liquidity risk is the risk that the State will be unable to meet its payment obligations when they fall due.
The State, through its agencies, continuously manages risk through monitoring future cash flows and maturities planning to ensure adequate holding of high quality liquid assets. The objective is to maintain a balance between continuity of funding and flexibility through the use of overdrafts, borrowings and other advances.
During the current and prior years, there were no defaults or breaches on borrowings payable. Footnote (c) in the following table lists the State’s major financial guarantees. In addition, note 32 to this report outlines contingent liabilities in respect of guarantees made to facilitate the provision of certain services, the construction of several infrastructure assets, and guarantees associated with the previous disposal of certain assets. The State’s exposure to liquidity risk is deemed insignificant based on prior periods’ data and current assessment of risk.
Liabilities are recognised for amounts due to be paid in the future for goods or services received, whether or not invoiced. If trade terms are not specified, payment is generally made no later than the end of the month following the month in which an invoice or a statement is received.
This report is prepared in accordance with accounting standard AASB 7 Financial Instrument: Disclosures. The Standard requires presentation of exposures prepared using contractual undiscounted cash flows.
This comprises loan commitments which include both borrowings at face value and future interest commitments. Therefore, the following table should not be compared with the information published in previous years’ reports. The table below summarises the maturity profile of the State’s financial liabilities, together with the interest rate exposure.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
MATURITY ANALYSIS AND INTEREST RATE EXPOSURE OF FINANCIAL LIABILITIES (a)
GENERAL GOVERNMENT SECTOR

		Floating	Fixed interest / Contract maturity:			Non-
		interest	1 year or	1 to5	Over 5	interest	Nominal
	Notes	rate	less	years	years	bearing	Amount
		2009	2009	2009	2009	2009	2009
		$m	$m	$m	$m	$m	$m
Financial Liabilities
Payables	18,19	—	—	—	—	3,246	3,246
Advances	22	—	59	213	1,090	—	1,362
Bank overdraft	21	—	—	—	—	—	—
Domestic and foreign borrowings	20,21	—	1,823	7,034	14,092	—	22,949
Finance leases	21	—	206	963	2,028	—	3,197
Derivative Liabilities	20	—	—	—	—	—	—
Financial Guarantees (b)	20	—	—	—	—	21	21

Total Financial Liabilities		—	2,088	8,210	17,210	3,267	30,775

(a)	The amounts disclosed are the contractual undiscounted cash flows of each class of financial liabilities and therefore, will not reconcile to the balance sheet which is based on fair value or amortised cost. The balances presented here include gross finance lease obligations, contractual amounts to be exchanged in a derivative financial instrument for which gross cash flows are exchanged, and gross loan commitments, i.e. borrowings at face value plus future interest commitments. For information on financial guarantees refer to the above narrative on liquidity risk and Note 32 Contingent Liabilities.

(b)	The State has a number of financial guarantees outstanding at 30 June 2009 with an estimated total value of $21 million (2008: $26 million). The estimated value was calculated by Ernst & Young based on the remote possibility of any of these guarantees ever being exercised. These guarantees are as follows:

Structured Finance Activities: The State has guaranteed certain payment and performance obligations under cross border leases. The State has a third-party risk for money on deposit with a counterparty. TCorp regularly monitors the risk on behalf of the State. The counterparties have credit standings of from BBB+ to AAA. The credit risk for these activities is $0.1 billion
(2008: $0.3 billion).

NEMMCO Guarantees: The State provides a guarantee over electricity related settlement payments made by electricity agencies to the National Electricity Marketing Management Company (NEMMCO) and power generators. Settlement payments are normally four weeks in arrears. The stability and financial integrity of the NEM is underpinned by the regulatory framework set out in the National Electricity Code and supported by established risk management procedures administered by NEMMCO including strategies for the management of credit risk. The credit risk for these activities is $0.7 billion (2008: $1.3 billion).

GIO Guarantees: The State provided a guarantee over GIO obligations for insurance policies entered into before its sale in 1992. The State’s guarantee can only be called upon if the existing owners are unable to make payment. This is regarded as extremely unlikely. The credit risk for these guarantees is $0.3 billion (2008: $0.3 billion).

Public Private Partnership Guarantees: The State has guaranteed that five agencies involved in public private partnerships will meet their obligations to pay for finance leases and services provided. These are long term agreements involving significant sums. It is very unlikely that the agencies would cease to pay the finance lease contracts on assets or meet payments for services they require for their operations. The credit risk for these activities is $4.4 billion (2008: $4.3 billion).
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
MATURITY ANALYSIS AND INTEREST RATE EXPOSURE OF FINANCIAL LIABILITIES (a)
GENERAL GOVERNMENT SECTOR

		Floating	Fixed interest rate maturing in:			Non-
		interest	1 year or	1 to 5	Over 5	interest	Nominal
	Notes	rate	less	years	years	bearing	Amount
		2008	2008	2008	2008	2008	2008
		$m	$m	$m	$m	$m	$m
Financial Liabilities
Payables	18,19	—	—	—	—	3,060	3,060
Advances	22	—	8	2	1,392	—	1,402
Bank overdraft	21	—	—	—	—	—	—
Domestic and foreign borrowings	20,21	—	1,349	6,302	9,960	—	17,611
Finance leases	21	—	183	848	1,712	—	2,743
Derivative liabilities	20	—	—	—	—	—	—
Financial Guarantees (b)	20	—	—	—	—	26	26

Total Financial Liabilities		—	1,540	7,152	13,064	3,086	24,842

(a)	The amounts disclosed are the contractual undiscounted cash flows of each class of financial liabilities and therefore, will not reconcile to the balance sheet which is based on fair value or amortised cost. The balances presented here include gross finance lease obligations, contractual amounts to be exchanged in a derivative financial instrument for which gross cash flows are exchanged, and gross loan commitments, i.e. borrowings at face value plus future interest commitments. For information on financial guarantees refer to the above narrative on liquidity risk and Note 32 Contingent Liabilities.

(b)	Refer to Note (b) in the 2009 table on the previous page for information on financial guarantees.
MATURITY ANALYSIS AND INTEREST RATE EXPOSURE OF FINANCIAL LIABILITIES (a)
TOTAL STATE SECTOR

		Floating	Fixed interest / Contract maturity:			Non-
		interest	1 year or	1 to 5	Over 5	interest	Nominal
	Notes	rate	less	years	years	bearing	Amount
		2009	2009	2009	2009	2009	2009
		$m	$m	$m	$m	$m	$m
Financial Liabilities
Payables	18,19	—	—	—	—	6,196	6,196
Advances	22	—	59	213	1,090	—	1,362
Bank overdraft	21	22	—		—	—	22
Domestic and foreign borrowings	20,21	—	11,803	25,889	29,735	—	67,427
Finance leases	21	—	196	918	2,000	—	3,114
Derivative Liabilities (b)	20	—	2,882	776	2,024	—	5,682
Financial Guarantees (c)	20	—	—	—	—	21	21

Total Financial Liabilities		22	14,940	27,796	34,849	6,217	83,824

(a)	The amounts disclosed are the contractual undiscounted cash flows of each class of financial liabilities and therefore, will not reconcile to the balance sheet which is based on fair value or amortised cost. The balances presented here include gross finance lease obligations, contractual amounts to be exchanged in a derivative financial instrument for which gross cash flows are exchanged, and gross loan commitments, i.e. borrowings at face value plus future interest commitments. For information on financial guarantees refer to the above narrative on liquidity risk and Note 32 Contingent Liabilities.

(b)	The contract maturity analysis and liquidity risk of derivative liabilities is the best approximation derived from reasonable estimates that were calculated from information sourced from major NSW entities. These balances include estimated interest payments and exclude the impact of offsetting arrangements.

(c)	Refer to Note (b) in the 2009 General Government table on the previous page for information on financial guarantees.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
MATURITY ANALYSIS AND INTEREST RATE EXPOSURE OF FINANCIAL LIABILITIES (a)
TOTAL STATE SECTOR

		Floating				Non-
		interest	Fixed interest rate maturing in:			interest	Nominal
	Notes	rate	1 year or	1 to 5	Over 5	bearing	Amount
		2008	2008	2008	2008	2008	2008
		$m	$m	$m	$m	$m	$m
Financial Liabilities
Payables	18,19	—	—	—	—	5,733	5,733
Advances	22	—	8	2	1,392	—	1,402
Bank overdraft	21	38	—	—	—	—	38
Domestic and foreign borrowings	20,21	—	7,096	22,419	18,917	—	48,432
Finance leases	21	—	174	805	1,615	—	2,594
Derivative liabilities (b)	20	—	2,732	802	286	89	3,909
Financial Guarantees (c)	20	—	—	—	—	26	26

Total Financial Liabilities		38	10,010	24,028	22,210	5,848	62,134

(a)	The amounts disclosed are the contractual undiscounted cash flows of each class of financial liabilities and therefore, will not reconcile to the balance sheet which is based on fair value or amortised cost. The balances presented here include gross finance lease obligations, contractual amounts to be exchanged in a derivative financial instrument for which gross cash flows are exchanged, and gross loan commitments, i.e. borrowings at face value plus future interest commitments. For information on financial guarantees refer to the above narrative on liquidity risk and Note 32 Contingent Liabilities.

(b)	The contract maturity analysis and liquidity risk of derivative liabilities is the best approximation derived from reasonable estimates that were calculated from information sourced from major NSW entities. These balances include estimated interest payments and exclude the impact of offsetting arrangements.

(c)	Refer to Note (b) in the 2009 General Government table on the previous page for information on financial guarantees.
MARKET RISK
Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. The State’s exposures to market risk are primarily through
•	interest rate risk on the State’s borrowings and investments,

•	price risks associated with the movement in the unit price of the Hour-Glass Investment Facilities,

•	electricity and other price risks that affect specific revenue and expenses, and

•	foreign exchange risk that could affect borrowings and the value of overseas purchases.
For interest rate risk and Hour-Glass price risk the effect on profit and equity due to a reasonably possible change in risk variable is outlined in the information below. A reasonably possible change in risk variable has been determined after taking into account the economic environment in which the State operates and the time frame for the assessment (i.e. until the end of the next annual reporting period). The sensitivity analysis is based on risk exposures in existence at the balance sheet date. The analysis is performed on the same basis for 2008. The analysis assumes that all other variables remain constant.
Interest Rate Risk
Exposure to interest rate risk arises primarily through the State’s interest bearing assets and liabilities.
This risk is minimised by undertaking mainly fixed rate borrowings and entering fixed interest deposits, primarily through NSW Treasury Corporation (TCorp).
TCorp manages the debt portfolio of the Crown, the Roads and Traffic Authority and a majority of the State’s commercial entities. A small number of other commercial entities engage private sector financial institutions to manage or advise on the management of their debt portfolios, or manage their own portfolios.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
The Treasury’s Debt Management Policy requires that entities with significant debt portfolios manage the portfolio against a benchmark portfolio. This benchmark portfolio reflects the risk and return preferences of the individual entities. The debt manager must ensure that the average maturity of the actual debt portfolio is within an agreed range of the benchmark portfolio. In order to achieve this, TCorp uses derivatives, primarily interest rate futures, to manage the duration and maturity profile of the managed asset portfolio within specified tolerance limits.
The State’s exposure to interest rate risk is set out in the table below. The Interest Rate Risk Table reports the estimated sensitivity of a one per cent movement in interest rates to the operating result of the State.
The value of the State’s ‘available-for-sale’ investments that are directly adjusted to equity is negligible.
Therefore, for the financial instruments in the table, a change in interest rates would affect the operating result, and not be adjusted directly to equity.
A reasonably possible change of +/- 1% is used, consistent with current trends in interest rates. The basis will be reviewed annually and amended where there is a structural change in the level of interest rate volatility.
[The Hour-Glass Cash and Investment facilities are managed funds, and are affected by market price risk and not by interest risk. A separate sensitivity analysis is provided in the ‘Price Risk’ disclosures of this note.]
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
INTEREST RATE RISK — SENSITIVITY ANALYSIS
GENERAL GOVERNMENT SECTOR

		-1%		1%
	Carrying	Surplus/		Surplus/
	Amount	(Deficit)(a)	Equity(b)	(Deficit)(a)	Equity(b)
	$m	$m	$m	$m	$m
2009
Financial Assets
Cash and cash equivalents(c)	3,350	(20)	—	20	—
Receivables	3,642	—	—	—	—
Financial assets at fair value
Administered by T Corp(d)	4,727	(9)	—	9	—
Other Financial Assets(e)	543	—	—	—	—
Derivative assets	2	—	—	—	—
Financial Liabilities
Bank overdraft	—	—	—	—	—
Payables	3,246	—	—	—	—
Advances	835	—	—	—	—
Borrowings — from T Corp(f)	14,657	18	—	(18)	—
Borrowings — other(e)	1,946	3	—	(3)	—
Derivative Liabilities	—	—	—	—	—
2008
Financial Assets
Cash and cash equivalents(c)	2,299	(12)	—	12	—
Receivables	3,585	—	—	—	—
Financial assets at fair value
Administered by T Corp(d)	5,155	(16)	—	16	—
Other Financial Assets(e)	910	(2)	—	2	—
Derivative assets	9	—	—	—	—
Financial Liabilities
Bank overdraft	—	—	—	—	—
Payables	3,060	—	—	—	—
Advances	864	—	—	—	—
Borrowings — from T Corp(f)	12,351	14		(14)	—
Borrowings — other(e)	1,523	2	—	(2)	—
Derivative Liabilities	—	—	—	—	—

(a)	A decrease (increase) of one percentage point in interest rates on variable financial instruments at reporting date would have increased (decreased) the surplus or deficit by the amounts shown. This analysis assumes that fixed rate instruments held at 30 June will be reinvested upon maturity in fixed (and not floating) rate instruments, and all other variables remain constant. Where the carrying amount is impacted, this amount is multiplied by +/- 1%.

(b)	Financial instruments are not considered available for sale or held for sale items as they are not held for speculative purposes. Financial assets at fair value are classified as held for trading, or, designated and effective hedging instruments. Financial liabilities measured at amortised cost are classified as held for trading, or, designated and effective hedging instruments.

Therefore, the potential impact of interest rate fluctuations for these financial instruments will be taken directly to the profit or loss and not directly to equity.

(c)	Excludes interest rate sensitivity of the cash and cash equivalents that are held in the T Corp Hour-Glass portfolio. The cash and cash equivalents of the Hour-Glass portfolio are subject to the overall risks of that facility and are reported in a separate table.

(d)	These balances comprise short term securities and placements held with T Corp at fixed interest rates and Hour-Glass investments managed by T Corp. The risks associated with the Hour-Glass are reported separately under the ‘Price Risk’ section of this note.

(e)	These balances represent items that are subject to floating or fixed interest rates that are not held with T Corp. Where the underlying financial instrument has a fixed interest rate, it is considered that there will be no impact from interest rate changes until such time as the instrument matures and the terms and conditions of its lodgement are renegotiated. Therefore, for these financial instruments, a change in interest rate would not affect profit or loss, or equity reported at 30 June.

(f)	Borrowings issued by T Corp include variable and fixed rate instruments. The overall risks associated with these T Corp administered holdings of financial liabilities are disclosed in the narrative on ‘Market Risk’.
TOTAL STATE SECTOR
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

		-1%		1%
	Carrying	Surplus/		Surplus/
	Amount	(Deficit)(a)	Equity(b)	(Deficit)(a)	Equity(b)
	$m	$m	$m	$m	$m
2009
Financial Assets
Cash and cash equivalents(c)	5,541	(30)	—	30	—
Receivables	4,972	—	—	—	—
Financial assets at fair value
Held or administered by T Corp(d)	12,477	(9)	—	9	—
Other Financial Assets(e)	2,388	(1)	—	1	—
Derivative assets	898	—	—	—	—
Financial Liabilities
Bank overdraft	22	—	—	—	—
Payables	6,196	—	—	—	—
Advances	835	—	—	—	—
Borrowings — issued by T Corp(f)	47,105	18	—	(18)	—
Borrowings — other(e)	2,178	4	—	(4)	—
Derivative Liabilities(g)	651	—	—	—	—
2008
Financial Assets
Cash and cash equivalents(c)	4,913	(24)	—	24	—
Receivables	3,951	—	—	—	—
Financial assets at fair value
Held or administered by T Corp(d)	10,879	(16)	—	16	—
Other Financial Assets(e)	1,050	(5)	—	5	—
Derivative assets	713	—	—	—	—
Financial Liabilities
Bank overdraft	38	—	—	—	—
Payables	5,733	—	—	—	—
Advances	864	—	—	—	—
Borrowings — issued by T Corp(f)	35,330	14	—	(14)	—
Borrowings — other(e)	1,810	2	—	(2)	—
Derivative Liabilities(g)	1,324	—	—	—	—

(a)	A decrease (increase) of one percentage point in interest rates on variable financial instruments at reporting date would have increased (decreased) the surplus or deficit by the amounts shown. This analysis assumes that fixed rate instruments held at 30 June will be reinvested upon maturity in fixed (and not floating) rate instruments, and all other variables remain constant. Where the carrying amount is impacted, this amount is multiplied by +/- 1%.

(b)	Financial instruments are not considered available for sale or held for sale items as they are not held for speculative purposes. Financial assets at fair value are classified as held for trading, or, designated and effective hedging instruments. Financial liabilities measured at amortised cost are classified as held for trading, or, designated and effective hedging instruments.

Therefore, the potential impact of interest rate fluctuations for these financial instruments will be taken directly to the profit or loss and not directly to equity.

(c)	Excludes interest rate sensitivity of the cash and cash equivalents that are held in the T Corp Hour-Glass portfolio. The cash and cash equivalents of the Hour-Glass portfolio are subject to the overall risks of that facility and are reported in a separate table.

(d)	These balances comprise short term securities and placements held with T Corp at fixed interest rates and Hour-Glass investments managed by T Corp. The risks associated with the Hour-Glass are reported separately under the ‘Price Risk’ section of this note.

(e)	These balances represent items that are subject to floating or fixed interest rates that are not held with T Corp. Where the underlying financial instrument has a fixed interest rate, it is considered that there will be no impact from interest rate changes until such time as the instrument matures and the terms and conditions of its lodgement are renegotiated. Therefore, for these financial instruments, a change in interest rate would not affect profit or loss, or equity reported at 30 June.

(f)	Borrowings issued by T Corp include variable and fixed rate instruments. The overall risks associated with these T Corp administered holdings of financial liabilities are disclosed in the narrative on ‘Market Risk’.

(g)	Derivative liabilities are considered non-interest bearing due to their nature. Therefore, changes in interest rates at reporting date would not affect profit or loss.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
The above tables have been prepared using the assumption that only floating rate instruments directly affect the operating result, due to a change in interest rate.
The tables show that interest rate risk at 30 June 2009 would not significantly and directly affect the operating result in an immediate sense, as the majority of financial instruments were at a fixed interest rate. However, interest rate changes could affect operating results to a greater extent as time progresses, and existing fixed rate instruments also mature or are rolled over into replacement instruments (fixed or floating rate), which can be affected by future changes to interest rates.
PRICE RISK
The State’s main exposures to price risk result from changes in market prices of its Hour-Glass managed fund facilities, and through changes in the spot price for electricity purchases and sales, within the
National Electricity Market.
The State has no significant direct equity marketable investments. So, aside from Hour-Glass managed funds, there are no other significant financial instruments that are affected by changes in share prices. However, refer to note 24 Superannuation Provisions for information on superannuation liabilities which can be affected by changes in share and other prices, but do not meet the definition of ‘financial instruments’ for the purposes of this Note, and so are excluded from the following analysis.
NSW Treasury Corporation (TCorp) Hour-Glass Facilities
The State holds units in the following Hour-Glass investment trusts, which are held for strategic rather than trading purposes. The facilities comprise a series of managed funds which are subject to volatility in their unit prices.
Each facility comprises a different underlying type of investment, with associated risks and investment horizons.
HOUR-GLASS FACILITIES

			General
			Government Sector		Total State Sector
			2009	2008	2009	2008
Facility	Investment Sectors	Investment Horizon	$m	$m	$m	$m
Cash	Cash, money market instruments	Up to 1.5 years	1,308	1,099	2,556	2,469
Strategic cash	Cash, money market instruments	1.5 years to 3 years	—	50	—	49
Medium Term growth	Cash, money market instruments,	3 years to 7 years
	Australian and International bonds, listed property, Australian and international shares		255	201	255	201
Long Term growth	Cash, money market instruments,	7 years and over
	Australian and international bonds, listed property, Australian and international shares		775	859	775	859
Treasury Managed	Cash, money market instruments,
Fund (Hour Glass facility)	International bonds, listed property, Australian and international shares	Long Term	2,843	2,473	2,843	2,473

The State’s Hour Glass Facilities			5,181	4,681	6,429	6,051

The unit price of each facility is equal to the total fair value of the net assets held by the facility divided by the number of units on issue for that facility. Unit prices are calculated and published daily.
TCorp is trustee for each of the above facilities and is required to act in the best interest of the unitholders and to administer the trusts in accordance with the trust deeds. As trustee, TCorp has appointed external managers to manage the performance and risks of each facility in accordance with a mandate agreed by the parties. However, TCorp acts as manager for part of the Cash Facility and for the Strategic Cash Facility.

A significant portion of the administration of the facilities is outsourced to an external custodian.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Investment in the Hour-Glass facilities limits the State’s exposure to risk, as it allows diversification across a pool of funds with different investment horizons and a mix of investments.
The following table provides sensitivity analysis information for each of the Hour-Glass facilities, using historically based volatility information collected over a ten year period, quoted at two standard deviations (i.e. 95% probability). The TCorp Hour-Glass Investment facilities are designated at fair value through profit or loss and therefore any change in unit price impacts directly on profit (rather than equity). A reasonably possible change is based on the percentage change in unit price (as advised by TCorp) multiplied by the redemption value as at 30 June each year for each facility.
PRICE RISK SENSITIVITY ANALYSIS OF THE HOUR-GLASS INVESTMENT FACILITIES

			General
			Government Sector		Total State Sector
			2009	2008	2009	2008
			$m	$m	$m	$m
	Change in Unit Price	Change in Unit Price
Facility	2009	2008
Cash	+ / -1.0%	+ / -1.0%	13	11	26	25
Strategic Cash	+ / -2.0%	+ / -5.0%	—	1	—	1
Medium Term Growth	+ / - 7.0%	+ / - 7.5%	18	15	18	15
Long Term Growth	+ / -15.0%	+ / -15.0%	116	129	116	129
Treasury Managed Fund Facility	+ / -20.0%	+ / -17.5%	569	433	569	433
The table above shows that the State’s dollar exposure to Hour-Glass unit price risk can be significant, particularly for its holdings in the Long-Term and Treasury Managed Fund Facilities. Both of these facilities are underpinned by heavier weightings in share and property growth assets. It should be expected that while there can short term volatility in annual returns, they will return higher long term returns than the Cash or Strategic Cash facilities. In particular, the Treasury Managed Fund investments are held beyond the short term to reflect the payment horizon for insurance claims, which can extend beyond a few years.
Electricity Price Risk
The State is exposed to electricity price and revenue risk through purchases and sales within the National Electricity Market (NEM). State owned generators and retail suppliers sell and purchase electricity through the NEM to meet customer load requirements. Price risk arises from the sale and purchase of electricity at variable pool prices through the NEM. It is the responsibility of the boards of the state owned generators and retail suppliers to use a combination of risk management tools such as swaps, options and futures contracts transacted with market participants and energy trading operators to hedge the customer load and control exposure to NEM pool prices.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Trading is performed under board approved mandates which permit active portfolio management within regularly monitored risk limits. The limits consider measurements of ‘cashflow at risk’ and ‘earnings at risk’, accompanied by volumetrics position analysis. As the energy purchases and sales are managed on a daily basis by the six individual boards that represent these State owned participants, and each participant operates on its own forward price curve estimate, information has not been collated, which enables an estimate of the overall impact of price volatility on the net position of the State. However, information will be published on the impact of price volatility as it affects each of the State’s retail generators and retail suppliers in notes to their individual financial reports.
FOREIGN EXCHANGE RISK
The State, through its consolidated entities, has policies and procedures in place and utilises foreign exchange derivatives to ensure that it has no material exposure to changes in foreign exchange rates.
Borrowings
In order to achieve the most cost effective funding of the State’s debt, NSW Treasury Corporation conducts a number of debt issues in foreign currencies in foreign capital markets.
Foreign exchange risk, arising from offshore borrowings undertaken in foreign currencies to fund Australian dollar assets, is covered by entering into Australian cross-currency swaps.
Managed asset portfolios
During the year some investments in the managed fixed asset facility may be denominated in currencies other than Australian Dollars. TCorp is required to effectively hedge that currency exposure as and when it arises. It fully hedges all foreign currency exposure for international fixed interest and listed property unit trust investments and foreign currency denominated bond investments. As at 30 June 2009, the State had no transactional or structural currency exposures associated with these portfolios (2008 $nil).
Other Purchase and Sale Commitments
In addition, a number of entities in the NSW Public Sector enter into forward foreign exchange contracts to hedge certain purchase and sale commitments entered into in the normal course of business.
These contracts cover the purchase of capital equipment and supplies for state electricity, water, transport and waste authorities.
The following table list the value of these forward foreign exchange contracts as denominated in their foreign currency.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
PURCHASE AND SALE COMMITMENT CONTRACTS DENOMINATED IN THEIR FOREIGN CURRENCY

	General
	Government Sector		Total State Sector
	2009	2008	2009	2008
	In Foreign	In Foreign	In Foreign	In Foreign
	Currency	Currency	Currency	Currency
Buy Currency	Millions	Millions	Millions	Millions
Canadian Dollar	—	—	2	—
Euro	—	—	45	59
Japanese Yen	—	—	20,801	861
Koren Won	—	—	74,109	57,245
Singapore Dollar	—	—	—	19
Swedish Dollar	—	—	10	—
Swiss Franc	—	—	1	121
United Kingdom Pounds	—	—	1	1
United States Dollar	—	—	152	39
The foreign currency risk is not considered material in terms of a possible impact on profit or loss and total equity and, as such, a sensitivity analysis has not been completed. The total exposure in Australian dollars is estimated at $611 million (2008 $343 million).
35. DISCONTINUING OPERATIONS
There were no material discontinuing operations to report for 2008-09 and 2007-08.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
36. DISAGGREGATED FINANCIAL STATEMENTS
The Total State Sector comprises a consolidation of three sectors
•	General government

•	Public non-financial corporations, and

•	Public financial corporations.
The broad sectors have been determined in accordance with the Government Finance Statistics Standards of the Australian Bureau of Statistics. A brief definition of each sector is described in Note 1 of this report under the sub-heading ‘Scope’.
This note presents a balance sheet, operating statement and cash flow statement for each sector, including the total state sector.
For the purpose of this disclosure, effects of transactions and balances between sectors have not been eliminated, but those between entities within each sector have been eliminated.
Pursuant to National Competition Policy, the Government has implemented a National Tax Equivalents Regime (NTER) for Public Corporations, and some General Government agencies.
Tax effect accounting principles have therefore been adopted by all agencies, which are part of the National Tax Equivalents Regime. On consolidation, all NTER related income tax entries are eliminated for the Total State Sector.
The 2007-08 comparative year columns in the following tables have been restated for any corrections of errors and changes in accounting policies, for consistency with the 2008-09 presentation.
In addition this note also presents information on total expenses and total assets by function for the General Government and Total State Sectors. ‘Functions’ are broad policy areas, which the ABS refers to as General Purpose Classifications.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THIS PAGE LEFT BLANK INTENTIONALLY.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THE NSW TOTAL STATE SECTOR ACCOUNTS
OPERATING STATEMENT BY SECTOR FOR THE YEAR ENDED 30 JUNE 2009

	General Government		Public Non-financial Corporations
	2008-09	2007-08	2008-09	2007-08
	$m	$m	$m	$m
FROM CONTINUING OPERATIONS

Revenue from Transactions
Taxation	17,855	18,547	—	—
Grants and Subsidies
Commonwealth General Purpose	11,974	11,942	—	—
Commonwealth National Agreements	6,573	7,578	36	9
Commonwealth National Partnership Payments	3,145	—	142	—
Other Grants and Subsidies	617	581	4,089	3,570
Sale of Goods and Services	4,048	3,617	14,035	12,941
Interest	415	455	162	136
Dividend and Income Tax Equivalents from Other Sectors	1,828	2,062	—	—
Other Dividends and Distributions	196	292	—	—
Fines, Regulatory Fees and Other	3,012	2,344	752	785

	49,663	47,418	19,216	17,441

Expenses from Transactions
Employee	22,080	20,499	3,751	3,531
Superannuation
Superannuation Interest Cost	705	477	(89)	(128)
Other Superannuation	1,955	1,894	358	341
Depreciation and Amortisation	2,614	2,466	2,653	2,249
Interest	1,505	1,299	1,317	1,073
Income Tax Equivalents	—	—	640	707
Other Property	1	—	—	—
Other Operating	10,969	10,068	7,823	7,046
Grants and Subsidies
Current Grants and Subsidies	7,697	7,446	254	198
Capital Grants	3,034	2,292	2	3

	50,560	46,441	16,709	15,020

TRANSACTIONS FROM DISCONTINUING OPERATIONS	—	—	—	—

NET RESULT FROM TRANSACTIONS -
NET OPERATING BALANCE (BUDGET RESULT
FOR THE GENERAL GOVERNMENT SECTOR)	(897)	977	2,507	2,421

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THE NSW TOTAL STATE SECTOR ACCOUNTS
OPERATING STATEMENT BY SECTOR FOR THE YEAR ENDED 30 JUNE 2009

Public Financial Corporations		Eliminations		Total State Sector
2008-09	2007-08	2008-09	2007-08	2008-09	2007-08
$m	$m	$m	$m	$m	$m
—	—	(915)	(755)	16,940	17,792

—	—	—	—	11,974	11,942

—	—	—	—	6,609	7,587
—	—	(142)	—	3,145	—
5	6	(4,194)	(3,658)	517	499
370	323	(832)	(751)	17,621	16,130
2,565	2,435	(1,998)	(1,896)	1,144	1,130

—	—	(1,828)	(2,062)	—	—
—	—	—	—	196	292
—	—	(52)	(26)	3,712	3,103

2,940	2,764	(9,961)	(9,148)	61,858	58,475

15	12	(12)	(11)	25,834	24,031

—	—	(1)	—	615	349
1	1	—	—	2,314	2,236
3	3	—	—	5,270	4,718
2,437	2,360	(2,073)	(1,886)	3,186	2,846
44	8	(684)	(715)	—	—
—	—	1	—	2	—
380	254	(1,829)	(1,512)	17,343	15,856
—	—	(2,463)	(2,231)	5,488	5,413
—	—	(1,892)	(1,438)	1,144	857

2,880	2,638	(8,953)	(7,793)	61,196	56,306

—	—	—	—	—	—

60	126	(1,008)	(1,355)	662	2,169

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THE NSW TOTAL STATE SECTOR ACCOUNTS
OPERATING STATEMENT BY SECTOR FOR THE YEAR ENDED 30 JUNE 2009

	General Government		Public Non-financial Corporations
	2008-09	2007-08	2008-09	2007-08
	$m	$m	$m	$m
NET OPERATING BALANCE	(897)	977	2,507	2,421

OTHER ECONOMIC FLOWS — INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Liabilities	(437)	133	(34)	—
Other Net Gains/(Losses)	(699)	(1,101)	(350)	233
Share of Earnings from Associates (excluding Dividends)	19	77	—	1
Dividends from Asset Sale Proceeds	11	—	257	—
Deferred Income Tax in the Operating Result	(1,021)	854
Other	(136)	(204)	—	37
Discontinuing Operations — Other Economic Flows	—	—	—	—

Other Economic Flows — included in Operating Result	(2,263)	(241)	(127)	271

OPERATING RESULT	(3,160)	736	2,380	2,692

OTHER ECONOMIC FLOWS — OTHER NON OWNER MOVEMENTS IN EQUITY
Revaluations	5,432	6,361	(844)	4,685
Deferred Tax Direct to Equity	—	—	346	(630)
Actuarial Gain/(Loss) from Superannuation	(11,457)	(3,216)	(1,541)	86
Net Gain/(loss) on equity investments in other sectors	(1,606)	7,136	—	—
Net Gain/(loss) on financial instruments at fair value	—	—	68	1,303
Other	(98)	(1)	4	(8)

Other Economic Flows — other non owner movements in equity	(7,729)	10,280	(1,967)	5,436

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS	(10,889)	11,016	413	8,128

KEY FISCAL AGGREGATES

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS	(10,889)	11,016	413	8,128

Less: Net Other Economic Flows	9,992	(10,039)	2,094	(5,707)

NET OPERATING BALANCE	(897)	977	2,507	2,421

Less: Net Acquisition of Non-Financial Assets
Purchases of Non-Financial Assets	4,853	4,419	7,929	6,494
Sales of Non-financial Assets	(390)	(495)	(340)	(570)
Less: Depreciation	(2,614)	(2,466)	(2,653)	(2,249)
Plus: Change in inventories	31	(7)	88	57
Plus: Other Movements in Non-financial Assets
— assets aquired using finance leases	440	251	104	—
— other	58	230	226	233
Equals Total Net Acquisition of Non-Financial Assets	2,378	1,932	5,354	3,965

EQUALS: NET LENDING/(BORROWING)	(3,275)	(955)	(2,847)	(1,544)

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THE NSW TOTAL STATE SECTOR ACCOUNTS
OPERATING STATEMENT BY SECTOR FOR THE YEAR ENDED 30 JUNE 2009

Public Financial Corporations		Eliminations		Total State Sector
2008-09	2007-08	2008-09	2007-08	2008-09	2007-08
$m	$m	$m	$m	$m	$m
60	126	(1,008)	(1,355)	662	2,169

—	—	—	85	(471)	218
(921)	235	(76)	6	(2,046)	(627)
—	—	—	(1)	19	77
—	—	(268)	—	—	—
		1,021	(854)	—	—
—	—	(8)	(43)	(144)	(210)
—	—	—	—	—	—

(921)	235	669	(807)	(2,642)	(542)

(861)	361	(339)	(2,162)	(1,980)	1,627

—	—	(444)	322	4,144	11,368
		(346)	630	—	—
—	—	(62)	(716)	(13,060)	(3,846)
—	—	1,606	(7,136)	—	—
—	—	52	574	120	1,877
—	—	(19)	(1)	(113)	(10)

—	—	787	(6,327)	(8,909)	9,389

(861)	361	448	(8,489)	(10,889)	11,016

(861)	361	448	(8,489)	(10,889)	11,016

921	(235)	(1,456)	7,134	11,551	(8,847)

60	126	(1,008)	(1,355)	662	2,169

8	4	(8)	(5)	12,782	10,912
—	—	—	—	(730)	(1,065)
(3)	(3)	—	—	(5,270)	(4,718)
—	—	(1)	—	118	50

—	—	—	—	544	251
—	—	2	1	286	464
5	1	(7)	(4)	7,730	5,894

55	125	(1,001)	(1,351)	(7,068)	(3,725)

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THE NSW TOTAL STATE SECTOR ACCOUNTS
BALANCE SHEET BY SECTOR
AS AT 30 JUNE

	General Government		Public Non-financial Corporations
	2009	2008	2009	2008
	$m	$m	$m	$m
ASSETS
Financial Assets
Cash and Cash Equivalent Assets	3,350	2,299	2,146	2,063
Receivables	5,556	5,177	2,259	1,983
Tax Equivalents Receivable	245	249	7	36
Financial Assets at Fair Value	5,272	6,074	983	919
Advances paid	780	799	51	18
Deferred Tax Equivalents	4,576	5,539	746	638
Equity
Investments in Other Public Sector Entities	72,646	74,366	—	—
Investments in Associates	1,050	1,621	—	—
Other	—	3	—	—
Total Financial Assets	93,475	96,127	6,192	5,657

Non-Financial Assets
Inventories	250	166	1,048	958
Forestry Stock and Other Biological Assets	7	7	553	523
Assets Classified as Held for Sale	115	144	58	49
Investment Properties	274	298	1,354	1,247
Property, Plant and Equipment
Land and Buildings	49,400	48,250	42,656	42,593
Plant and Equipment	7,447	6,910	4,116	4,012
Infrastructure Systems	52,086	45,496	53,353	50,346
Intangibles	977	696	1,258	1,071
Other	1,023	936	414	329

Total Non-financial Assets	111,579	102,903	104,810	101,128

TOTAL ASSETS	205,054	199,030	111,002	106,785

LIABILITIES
Deposits Held	72	98	99	107
Payables	3,345	3,105	3,489	2,897
Tax Equivalents Payable	7	36	239	233
Liabilities Directly Associated with Assets Held for Sale	—	—	—	—
Borrowings and Derivatives at Fair Value	21	—	240	477
Borrowings at Amortised Cost	16,582	13,874	23,075	18,794
Advances Received	835	864	512	562
Employee Provisions	9,888	8,747	2,076	1,994
Superannuation Provision	29,423	17,626	1,579	135
Deferred Tax Equivalent Provision	746	638	4,576	5,539
Other Provisions	5,501	4,942	1,642	1,810
Other	2,620	2,197	929	924

TOTAL LIABILITIES	69,040	52,127	38,456	33,472

NET WORTH	136,014	146,903	72,546	73,313

OTHER FISCAL AGGREGATES
Net Debt	8,108	5,664	20,746	16,940
Net Financial Liabilities	48,211	30,366	32,264	27,815
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THE NSW TOTAL STATE SECTOR ACCOUNTS
BALANCE SHEET BY SECTOR
AS AT 30 JUNE

Public Financial Corporations		Eliminations		Total State Sector
2009	2008	2009	2008	2009	2008
$m	$m	$ m	$m	$m	$ m
263	697	(218)	(146)	5,541	4,913
1,609	854	(2,227)	(2,048)	7,197	5,966
—	—	(252)	(285)	—	—
47,110	36,673	(37,602)	(31,024)	15,763	12,642
—	—	(512)	(563)	319	254
—	—	(5,322)	(6,177)	—	—

—	—	(72,646)	(74,366)	—	—
—	—	—	1	1,050	1,622
—	—	—	—	—	3
48,982	38,224	(118,779)	(114,608)	29,870	25,400

—	—	—	—	1,298	1,124
—	—	—	(3)	560	527
—	—	—	—	173	193
—	—	—	1	1,628	1,546

4	4	—	2	92,060	90,849
4	3	—	1	11,567	10,926
—	—	—	—	105,439	95,842
7	3	—	—	2,242	1,770
2	—	(65)	(43)	1,374	1,222
17	10	(65)	(42)	216,341	203,999

48,999	38,234	(118,844)	(114,650)	246,211	229,399

836	482	(825)	(470)	182	217
302	314	(912)	(610)	6,224	5,706
3	2	(249)	(271)	—	—
—	—	—	—	—	—
47,003	36,020	513	157	47,777	36,654
31	36	(37,509)	(30,856)	2,179	1,848
—	—	(512)	(562)	835	864
4	4	(57)	(55)	11,911	10,690
1	—	—	—	31,003	17,761
—	—	(5,322)	(6,177)	—	—
718	321	(1,219)	(1,372)	6,642	5,701
1	2	(106)	(68)	3,444	3,055

48,899	37,181	(46,198)	(40,284)	110,197	82,496

100	1,053	(72,646)	(74,366)	136,014	146,903

497	(832)	(1)	2	29,350	21,774
(83)	(1,043)	(65)	(42)	80,327	57,096
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THE NSW TOTAL STATE SECTOR ACCOUNTS
CASH FLOW STATEMENT BY SECTOR
AS AT 30 JUNE

	General Government		Public Non-financial Corporations
	2009	2008	2009	2008
	$m	$m	$m	$m
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxation	17,590	18,148	—	—
Sale of Goods and Services	4,673	3,831	14,178	14,084
Grants and Subsidies	22,272	20,009	4,268	3,583
Interest	412	455	160	136
Dividends and Income Tax Equivalents from Other Sectors	2,055	1,891	—	—
Other	4,875	4,375	2,406	2,464

Total Receipts	51,877	48,709	21,012	20,267

Payments
Employee Related	(20,994)	(20,047)	(3,924)	(3,643)
Superannuation	(2,406)	(2,263)	(313)	(326)
Payments for Goods and Services	(12,190)	(10,911)	(7,632)	(7,639)
Grants and Subsidies	(9,321)	(8,454)	(254)	(193)
Interest	(1,029)	(928)	(1,182)	(1,057)
Income Tax Equivalents	—	—	(709)	(771)
Other	(2,760)	(2,875)	(1,935)	(1,892)

Total Payments	(48,700)	(45,478)	(15,949)	(15,521)

NET CASH FLOWS FROM OPERATING ACTIVITIES	3,177	3,231	5,063	4,746

CASH FLOWS FROM INVESTING ACTIVITIES
Non-financial Assets
Proceeds from Sale of Non-financial Assets	374	511	245	572
Purchases	(4,875)	(4,314)	(7,661)	(6,442)

Net Cash Flows from Investments in Non-financial Assets	(4,501)	(3,803)	(7,416)	(5,870)

Financial Assets (Policy Purposes)
Receipts	80	110	—	—
Payments	(84)	(58)	(33)	(18)

Net Cash Flows from Investments in Financial Assets (Policy Purposes)	(4)	52	(33)	(18)

Financial Assets (Liquidity Purposes)
Proceeds from Sale of Investments	672	894	79	328
Purchase of Investments	(496)	(746)	(424)	(203)

Net Cash Flows from Investments in Financial Assets (Liquidity Purposes)	176	148	(345)	125

NET CASH FLOWS FROM INVESTING ACTIVITIES	(4,329)	(3,603)	(7,794)	(5,763)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances received	—	—	—	8
Advances repaid	(49)	(48)	(101)	(129)
Proceeds from borrowings	3,163	376	7,271	4,910
Repayments of Borrowings	(949)	(167)	(3,110)	(2,205)
Dividends Paid	—	—	(1,323)	(1,163)
Deposits received (net)	58	20	(14)	(16)
Other (net)	—	—	—	—

NET CASH FLOWS FROM FINANCING ACTIVITIES	2,223	181	2,723	1,405

NET INCREASE/(DECREASE) IN CASH HELD	1,071	(191)	(8)	388

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THE NSW TOTAL STATE SECTOR ACCOUNTS
CASH FLOW STATEMENT BY SECTOR
AS AT 30 JUNE

Public Financial Corporations		Eliminations		Total State Sector
2009	2008	2009	2008	2009	2008
$m	$m	$m	$m	$m	$m
—	—	(864)	(424)	16,726	17,724
367	340	(472)	(763)	18,746	17,492
5	6	(4,385)	(3,714)	22,160	19,884
2,319	2,411	(1,737)	(1,869)	1,154	1,133
—	—	(2,055)	(1,891)	—	—
—	5	18	39	7,299	6,883

2,691	2,762	(9,495)	(8,622)	66,085	63,116

(14)	(11)	225	232	(24,707)	(23,469)
—	(1)	1	—	(2,718)	(2,590)
(48)	(18)	1,280	880	(18,590)	(17,688)
—	—	4,112	3,641	(5,463)	(5,006)
(2,142)	(2,327)	1,911	1,920	(2,442)	(2,392)
(43)	(8)	752	779	—	—
(7)	(4)	(129)	(41)	(4,831)	(4,812)

(2,254)	(2,369)	8,152	7,411	(58,751)	(55,957)

437	393	(1,343)	(1,211)	7,334	7,159

—	—	96	1	715	1,084
(8)	(5)	(89)	6	(12,633)	(10,755)

(8)	(5)	7	7	(11,918)	(9,671)

—	—	(43)	(105)	37	5
—	—	1	1	(116)	(75)

—	—	(42)	(104)	(79)	(70)

4,672	4,270	(3,993)	(2,308)	1,430	3,184
(14,516)	(9,145)	10,427	5,270	(5,009)	(4,824)

(9,844)	(4,875)	6,434	2,962	(3,579)	(1,640)

(9,852)	(4,880)	6,399	2,865	(15,576)	(11,381)

—	—	—	—	—	8
—	—	102	130	(48)	(47)
59,377	35,171	(10,500)	(5,310)	59,311	35,147
(50,536)	(30,473)	3,989	2,291	(50,606)	(30,554)
(24)	(34)	1,347	1,197	—	—
—	—	1	—	45	4
—	—	(7)	2	(7)	2

8,817	4,664	(5,068)	(1,690)	8,695	4,560

(598)	177	(12)	(36)	453	338

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THE NSW TOTAL STATE SECTOR ACCOUNTS
CASH FLOW STATEMENT BY SECTOR
AS AT 30 JUNE

	General Government		Public Non-financial Corporations
	2009	2008	2009	2008
	$m	$m	$m	$m
Opening Cash and Cash Equivalents	2,299	2,438	2,025	1,650
Reclassification of Cash Equivalents	(20)	52	99	(13)

CLOSING CASH BALANCE	3,350	2,299	2,116	2,025

DERIVATION OF CASH RESULT
Net Cash Flows from Operating Activities	3,177	3,231	5,063	4,746
Net Cash Flows from Investments in Non-Financial Assets	(4,501)	(3,803)	(7,416)	(5,870)
Dividend Distributions	—	—	(1,323)	(1,163)

CASH SURPLUS/(DEFICIT)	(1,324)	(572)	(3,676)	(2,287)

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THE NSW TOTAL STATE SECTOR ACCOUNTS
CASH FLOW STATEMENT BY SECTOR
AS AT 30 JUNE

Public Financial Corporations		Eliminations		Total State Sector
2009	2008	2009	2008	2009	2008
$m	$m	$m	$m	$m	$m
464	287	(146)	(178)	4,642	4,197
—	—	(52)	68	27	107

(134)	464	(210)	(146)	5,122	4,642

437	393	(1,343)	(1,211)	7,334	7,159
(8)	(5)	7	7	(11,918)	(9,671)
(24)	(34)	1,347	1,197	—	—

405	354	11	(7)	(4,584)	(2,512)

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
INFORMATION ON EXPENSES AND ASSETS BY FUNCTION

	General
	Government Sector		Total State Sector
	2008-09	2007-08	2008-09	2007-08
	$m	$m	$m	$m
Total Expenses (excluding losses) by Function (Policy Area) (a)
General Public Services	2,056	1,444	2,172	1,578
Public Order and Safety	5,246	4,960	5,237	4,941
Education	10,998	10,529	10,811	10,323
Health	13,619	12,891	13,567	12,838
Social Security and Welfare	4,036	3,655	3,852	3,523
Housing and Community Amenities	2,706	1,876	4,288	3,673
Recreation and Culture	1,229	1,170	2,507	2,346
Fuel and Energy	25	30	5,249	4,742
Agriculture, Forestry, Fishing and Hunting	829	1,175	1,071	1,341
Mining and Mineral Resources	119	133	118	132
Transport and Communications	6,205	5,626	6,868	6,217
Other Economic Affairs	1,001	1,111	1,351	1,342
Other Purposes	2,491	1,841	4,105	3,310

Total Expenses (excluding losses) from Continuing Operations	50,560	46,441	61,196	56,306

Total Assets by Function (Policy Area) (a)
General Public Services	13,543	14,188	2,461	2,210
Public Order and Safety	5,919	5,399	5,785	5,258
Education	17,596	17,291	17,596	17,291
Health	11,210	10,969	10,897	10,633
Social Security and Welfare	897	867	860	827
Housing and Community Amenities	3,625	3,180	50,389	49,146
Recreation and Culture	12,408	11,698	16,565	16,025
Fuel and Energy	842	813	32,095	29,736
Agriculture, Forestry, Fishing and Hunting	6,831	6,774	8,504	8,528
Mining and Mineral Resources	482	535	4	5
Transport and Communications	54,356	48,371	78,120	71,443
Other Economic Affairs	3,137	3,202	2,514	2,669
Other Purposes (b)	74,208	75,743	20,421	15,628

Total Assets	205,054	199,030	246,211	229,399

(a)	The aggregate expenses and assets for the general government sector can be greater than the total state sector aggregates due to the elimination of inter sector expenses and asset balances from the total state aggregates.

(b)	Other Purposes for the general government sector, includes the State’s equity investment in the PNFC/PFC sectors which is eliminated in Total State Sector assets.
The aggregate amount of the comprehensive result attributable to the GGS from the PNFC and PFC sector entities in 2008-09 is $448 million net income. It comprises the sum of GGS inter-sector expenses
(grants, interest on borrowings, and purchases) less the sum of inter-sector GGS revenues (dividends, income and other tax revenues, revenues from sale of goods and services, and interest from inter-sector loans).
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
37. KEY FISCAL AGGREGATES AND RECONCILIATIONS TO GOVERNMENT FINANCE STATISTICS
RECONCILIATION OF KEY FISCAL AGGREGATES TO GFS AGGREGATES

		General	Public Non-	Public
		Government	Financial	Financial	Total State
		Sector	Corporations	Corporations	Sector
		2008-09	2008-09	2008-09	2008-09
	Footnote	$m	$m	$ m	$m
Reconciliation to GFS Net Operating Balance

Net result from Transactions — Net Operating Balance		(897)	2,507	60	662
Convergence differences
Australian Government Land Development Road Grant of 2006	a	469	—	—	469
PNFC/PFC dividends accrued	b		(1,052)	(92)

Total Convergence differences		469	(1,052)	(92)	469

GFS Net Operating Balance		(428)	1,455	(32)	1,131

Reconciliation to GFS Net Lending/(Borrowing)

Net Lending/(Borrowing)		(3,275)	(2,847)	55	(7,068)
Convergence differences
Relating to net operating balance		469	(1,052)	(92)	469

Total Convergence differences		469	(1,052)	(92)	469

GFS Net Lending/(Borrowing)		(2,806)	(3,899)	(37)	(6,599)

Reconciliation to GFS Total Change in Net Worth

Comprehensive result — total change in net worth		(10,889)	413	(861)	(10,889)
Convergence differences
In AASB 1049 Comprehensive Result, but not in GFS Change in Net Worth
Allowance for doubtful debts	c	9	1	(10)	1
Low interest loans	d	(126)	12	—	(115)
Provisions for remediation	e	—	—	—	—
Deferred tax assets/liabilities	f	1,052	(1,052)	—	—
Equity investment in the PFNC/PFC sectors for net assets not recognised under GFS	g	(1,049)	—	—	—
In GFS Change in Net Worth, but not in AASB 1049 Comprehensive Result
Australian Government Land Development Road Grant liability	a	469	—	—	469
Transactions with Owners as Owners	h	—	(1,180)	(92)	—
Classification of GFS PNFC/PFC net worth as a liability	i	—	1,806	963	—

Total Convergence differences		355	(413)	861	355

GFS Total Change in Net Worth		(10,534)	—	—	(10,534)

Reconciliation to GFS Cash Surplus/(Deficit)

Cash Surplus/(Deficit)		(1,324)	(3,676)	405	(4,584)
Convergence differences
Finance leases and similar arrangements	j	(401)	(276)	—	(677)

Total Convergence differences		(401)	(276)	—	(677)

GFS Cash Surplus/(Deficit)		(1,725)	(3,952)	405	(5,261)

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

			Public
		General	Non-	Public
		Government	Financial	Financial	Total State
		Sector	Corporations	Corporations	Sector
		Jun-09	Jun-09	Jun-09	Jun-09
	Footnote	$m	$m	$m	$m
Reconciliation to GFS Net Worth

Net worth		136,014	72,546	100	136,014
Convergence differences
In AASB 1049 Net Worth, but not in GFS
Allowance for doubtful debts	c	146	68	3	218
Low interest loans	d	(126)	(383)	—	(509)
Provision liabilities for remediation	e	342	184	—	525
Assets associated with provisions for remediation	e	(342)	(184)	—	(525)
Deferred tax assets/liabilities	f	(3,830)	3,830	—	—
Equity investment in the PFNC/PFC sectors for net assets not recognised under GFS	g	3,519	—	—	—
In GFS Net Worth, but not in AASB 1049
Australian Government Land Development Road Grant liability	a	(117)	—		(117)
Classification of GFS PNFC/PFC net worth as a liability	i		(76,061)	(103)	—

Total Convergence differences		(408)	(72,546)	(100)	(408)

GFS Net Worth		135,606	—		135,606

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

			Public
		General	Non-	Public
		Government	Financial	Financial	Total State
		Sector	Corporations	Corporations	Sector
		2007-08	2007-08	2007-08	2007-08
	Footnote	$m	$m	$m	$m
Reconciliation to GFS Net Operating Balance

Net result from Transactions — Net Operating Balance		977	2,421	126	2,169
Convergence differences
Australian Government Land Development Road Grant of 2006	a	312	—	—	312
PNFC/PFC dividends accrued	b		(1,323)	(24)

Total Convergence differences		312	(1,323)	(24)	312

GFS Net Operating Balance		1,289	1,098	102	2,481

Reconciliation to GFS Net Lending/(Borrowing)

Net Lending/(Borrowing)		(955)	(1,544)	125	(3,725)
Convergence differences
Relating to net operating balance		312	(1,323)	(24)	312

Total Convergence differences		312	(1,323)	(24)	312

GFS Net Lending/(Borrowing)		(643)	(2,867)	101	(3,413)

Reconciliation to GFS Total Change in Net Worth

Comprehensive result — total change in net worth		11,016	8,128	361	11,016
Convergence differences
In AASB 1049 Comprehensive Result, but not in GFS Change in Net Worth
Allowance for doubtful debts	c	13	(8)	(10)	(6)
Low interest loans	d	(1)	(395)	—	(395)
Provisions for remediation	e	—	—	—	—
Deferred tax assets/liabilities	f	(711)	711	—	—
Equity investment in the PFNC/PFC sectors for net assets not recognised under GFS	g	298	—	—	—
In GFS Change in Net Worth, but not in AASB 1049 Comprehensive Result
Australian Government Land Development Road Grant liability	a	312	—	—	312
Transactions with Owners as Owners	h	—	(1,363)	(23)	—
Classification of GFS PNFC/PFC net worth as a liability	i	—	(7,073)	(328)	—

Total Convergence differences		(89)	(8,128)	(361)	(89)

GFS Total Change in Net Worth		10,927	—	—	10,927

Reconciliation to GFS Cash Surplus/(Deficit)

Cash Surplus/(Deficit)		(572)	(2,287)	354	(2,512)
Convergence differences
Finance leases and similar arrangements	j	(393)	(91)	—	(484)

Total Convergence differences		(393)	(91)	—	(484)

GFS Cash Surplus/(Deficit)		(965)	(2,378)	354	(2,996)

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

			Public
		General	Non-	Public
		Government	Financial	Financial	Total State
		Sector	Corporations	Corporations	Sector
		Jun-08	Jun-08	Jun-08	Jun-08
	Footnote	$m	$m	$m	$m
Reconciliation to GFS Net Worth

Net worth		146,903	73,313	1,053	146,903
Convergence differences
In AASB 1049, but not in GFS Allowance for doubtful debts	c	137	67	13	217
Low interest loans	d		(395)		(395)
Provision liabilities for remediation	e	137	201		338
Assets associated with provisions for remediation	e	(137)	(201)		(338)
Deferred tax assets/liabilities	f	(4,882)	4,882
Equity investment in the PFNC/PFC sectors for net assets not recognised under GFS	g	4,567
In GFS, but not in AASB 1049
Australian Government Land Development Road Grant liability	a	(586)			(586)
Classification of GFS PNFC/PFC net worth as a liability	i		(77,867)	(1,066)

Total Convergence differences		(764)	(73,313)	(1,053)	(764)

GFS Net Worth		146,139	—	—	146,139

(a)	Grants are recognised when the State gains control over the asset, which is normally upon receipt of cash. In 2006 New South Wales receipted a grant of $960 million from the Australian Government for the Australian Road Transport Program. The grant was recognised in 2006 for AGAAP purposes. However, the Australian Bureau of Statistics has determined that this specific grant be deferred and spread for GFS purposes, to match the timing of the spending by the states on the specific road program.

(b)	GFS recognises dividends to owners by the PNFC and PFC sectors as a GFS expense, whereas under AGAAP they are treated as a distribution to owners and therefore a direct reduction of accumulated funds. This difference does not flow through to the total state sector as dividends are eliminated on consolidation.

(c)	GFS does not recognise an allowance for doubtful debts as it is not a mutually agreed transaction, whereas under AGAAP an allowance for doubtful debts is recognised in the balance sheet and doubtful debts are recognised in the operating statement as other economic flows.

(d)	Under GFS, interest free or low interest loans are recognised based on the original amount lent, and interest is recognised based on any cash interest paid. In contrast, under AGAAP, loans are recognised initially at fair value and thereafter at amortised cost. Any difference between the original amount lent and the fair value is initially recognised to the operating result and subsequently amortised over the life of the loan. This results in the value of GFS advances being higher than AGAAP advances.

(e)	GFS does not recognise provisions for restoration and remediation as there is no present counterparty to the transaction.

The provision liabilities (and any related capitalised asset values) are therefore lower under GFS as a result of the exclusion.

(f)	AGAAP adopts tax effect accounting whereby timing differences between accounting profit and tax profit are deferred as future income tax benefit assets or provisions for deferred tax liabilities. GFS does not recognise deferred tax. As the State’s PNFCs revalue their infrastructure, this can create large provisions for deferred tax liabilities and result in significant differences between the GFS and the AASB 1049 sector aggregates. This convergence difference also flows through to the GGS, as the GGS is the counterparty to the tax effect accounting entries recognised by the PNFC/PFC entities. However, this difference does not flow through to the total state sector as income tax equivalents are eliminated on consolidation.

(g)	In the absence of a market value for PNFC/PFCs, the value of net assets is applied as a surrogate for the general government’s equity investment in other sectors. GFS net assets do not equal AGAAP net assets because GFS balance sheets exclude certain items such as deferred taxes, allowance for doubtful debts and restoration provisions. This results in differences between the GFS and the AGAAP values for the general government’s equity investment in other sectors.

(h)	Transactions with owners as owners are excluded for the comprehensive result, however are included in the movement in GFS net worth. These type of transactions result in a convergence difference as the total change in net worth under AGAAP is disclosed before transactions with owners as owners, while under GFS, transactions with owners as owners is included in the movement in GFS net worth.

(i)	The PFNC/PFC sectors report zero net worth for GFS purposes as GFS treats the ownership interest (contributed equity) as a liability.

(j)	The Australian Bureau of Statistics requires that for the calculation of the GFS cash surplus/deficit an adjustment is made to deduct the value of assets acquired using finance leases to recognise a notional cash outflow relating to new finance leases. Under AGAAP the cash flow statement does not recognise notional cash flows, as these are non-cash transactions.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
RECLASSIFICATIONS
The following classification differences exist, between lines presented in this AASB 1049 report and GFS line presentations. While these classification differences do not affect the net operating results nor net worth aggregates, they result in different line presentations between GFS and the AASB1049 (ie AGAAP) reports.

		General	Public Non-	Public
		Government	Financial	Financial	Total State
2008-09		Sector	Corporations	Corporations	Sector
Operating Statement Items Grossed up in GFS Reports — Not in AGAAP
Transfer Payments	a	3,064	—	—	3,064
Environmental Levies	b	9	—	—	9
Transport and energy subsidies	c	—	—	—	434

Other Operating Statement Reclassifications
Dividends accrued in GFS results, but a direct movement in AGAAP equity	d	—	1,052	92	—

Balance Sheet Items
Deferred income — payables in GFS, other liabilities in AGAAP	e	1,348	811	—	2,129
Prepaid expenses — receivables in GFS, other Non-financial assets in AGAAP	e	261	137	2	391
Rental bond assets and liabilities in GFS, but off balance sheet (trust funds) in AGAAP	f	798	—	—	798
AGAAP Equity investments in multi jurisdictional general government agencies are advance assets for GFS	g	156	—	—	156
Salaries accrued & employee on costs are provision liabilities in GFS, but payables for AGAAP	h	473	154	—	606

		General	Public Non-	Public
		Government	Financial	Financial	Total State
2007-08		Sector	Corporations	Corporations	Sector
Operating Statement Items Grossed up in GFS Reports — Not in AGAAP
Transfer Payments	a	2,570	—	—	2,570
Environmental Levies	b	9	—	—	9
Transport and energy subsidies	c	—	—	—	398

Other Operating Statement Reclassifications
Dividends accrued in GFS results, but movement in AGAAP equity	d	—	1,323	24	—

Balance Sheet Items
Deferred income — payables in GFS, other liabilities in AGAAP	e	951	797	—	1,746
Prepaid expenses — receivables in GFS, other Non-financial assets in AGAAP	e	278	80	—	354
Rental bond assets and liabilities in GFS, but off balance sheet (trust funds) in AGAAP	f	712	—	—	712
AGAAP Equity investments in multi jurisdictional general government agencies are advance assets for GFS	g	815	—	—	815
Salaries accrued & employee on costs are provision liabilities in GFS, but payables for AGAAP	h	403	163	—	545
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

(a)	New South Wales receives certain transfer payments from the Australian Government which are required to be on-passed to recipients as determined by the Australian Government. Most of these transfer payments relate to grants from the Australian Government for specific non-government schools or for local government authorities. As New South Wales has no control over the transfer payments, they are not recognised as State revenues and expenses. However, the ABS has determined that for GFS purposes the transfer payments be recognised as GFS revenues and expenses of the States and Territories. New South Wales publishes information on these excluded transfer payments as a footnote to the grants revenue and expense notes to assist users understand the full value of the amounts on-passed.

(b)	GFS requires that certain environmental levies reported by PNFCs be also recognised and grossed up in the GG sector as tax revenue and as an equivalent subsidy expense paid back to the PNFC sector, for GFS purposes only.

(c)	For Total State reporting purposes only, transport and energy subsidies paid from GGs to PNFCs for students and pensioners are eliminated from AGAAP reports. However, GFS treats the payment by the State as a gross expense, relating to a benefit paid to the household sector, and as gross revenue from the household sector for electricity sales and travel fares.

(d)	Under AGAAP, dividends accrued are a direct adjustment to equity, whereas under GFS they are reported as an expense for the PNFC and PFC sectors.

(e)	GFS requires that deferred income and deferred expenses be classified as payables and receivables. However, they are reported as other assets and other liabilities under AASB 1049 and not as receivables/payables, as there is no present obligation to repay the deferred items.

(f)	NSW excludes rental bond assets and an equal value of deposit liabilities from the AGAAP balance sheets as they are considered to be trust monies. However, the Australian Bureau of Statistics has advised that rental bond monies are to be recognised on balance sheet for GFS purposes, and not treated off balance sheet as trust monies. This difference does not impact key fiscal aggregates, however it results in the GFS total assets and total liabilities being grossed up compared to the AGAAP aggregates.

(g)	Certain investments in associates (to multi-jurisdictional general government entities) are not recognised in GFS as equity investments, but are treated in GFS as advances. This reclassification creates a difference between GFS and AGAAP net debt, but does not affect net financial liabilities nor net worth aggregates.

(h)	Salaries accruals and certain employee on-costs reported as payables under AGAAP are required to be classified as provision liabilities for GFS reporting purposes.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
38. BUDGETARY INFORMATION ON GENERAL GOVERNMENT 2008-09 FINANCIAL STATEMENTS
THE NSW GENERAL GOVERNMENT
OPERATING STATEMENT
FOR THE YEAR ENDED 30 JUNE 2009

	Budget	Actual	Variance
FROM CONTINUING OPERATIONS	$m	$m	$m
Revenue from Transactions
Taxation	18,533	17,855	(678)
Grants and Subsidies		—
Commonwealth General Purpose	13,020	11,974	(1,046)
Commonwealth Specific Purpose	7,249	6,573	(676)
Commonwealth National Partnership Payments	—	3,145	3,145
Other Grants and Subsidies	455	617	162
Sale of Goods and Services	3,626	4,048	422
Interest	553	415	(138)
Dividend and Income Tax Equivalents from Other Sectors	1,794	1,828	34
Other Dividends and Distributions	217	196	(21)
Fines, Regulatory Fees and Other	2,466	3,012	546

	47,913	49,663	1,750

Expenses from Transactions
Employee	21,113	22,080	967
Superannuation
Superannuation Interest Cost	598	705	107
Other Superannuation	1,916	1,955	39
Depreciation and Amortisation	2,603	2,614	11
Interest	1,440	1,505	65
Other Property	3	1	(2)
Other Operating	10,869	10,969	100
Grants and Subsidies
Current Grants and Subsidies	7,141	7,697	556
Capital Grants	1,962	3,034	1,072

	47,645	50,560	2,915

TRANSACTIONS FROM DISCONTINUING OPERATIONS	—	—	—

NET RESULT FROM TRANSACTIONS
NET OPERATING BALANCE (BUDGET RESULT FOR THE GENERAL GOVERNMENT SECTOR)	268	(897)	(1,165)

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THE NSW GENERAL GOVERNMENT
OPERATING STATEMENT cont.
FOR THE YEAR ENDED 30 JUNE 2009

	Budget	Actual	Variance
	$m	$m	$m
NET OPERATING BALANCE	268	(897)	(1,165)
OTHER ECONOMIC FLOWS- INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Liabilities	(79)	(437)	(358)
Other Net Gains/(Losses)	(51)	(699)	(648)
Share of Earnings from Associates(excluding Dividends)	114	19	(95)
Dividends from Asset Sale Proceeds	—	11	11
Deferred Income Tax from Other Sectors	—	(1,021)	(1,021)
Other	(63)	(136)	(73)
Discontinuing Operations — Other Economic Flows		—	—

Other Economic Flows — included in Operating Result	(79)	(2,263)	(2,184)

OPERATING RESULT	189	(3,160)	(3,349)

OTHER ECONOMIC FLOWS- OTHER NON OWNER MOVEMENTS IN EQUITY
Revaluations	911	5,432	4,521
Actuarial Gain/(Loss) from Superannuation		(11,457)	(11,457)
Net Gain/(loss) on equity investments in other sectors	1,584	(1,606)	(3,190)
Net Gain/(loss) on financial instruments at fair value	124		(124)
Other		(98)	(98)

Other Economic Flows — other non owner movements in equity	2,619	(7,729)	(10,348)

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS	2,808	(10,889)	(13,697)

KEY FISCAL AGGREGATES

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS	2,808	(10,889)	(13,697)

Less: Net Other Economic Flows	(2,540)	9,992	12,532

NET OPERATING BALANCE	268	(897)	(1,165)

Less: Net Acquisition of Non-Financial Assets
Purchases of Non-Financial Assets	5,158	4,853	(305)
Sales of Non-financial Assets	(594)	(390)	204
Less: Depreciation	(2,603)	(2,614)	(11)
Plus: Change in inventories	(2)	31	33
Plus: Other Movements in Non-financial Assets assets aquired using finance leases	319	440	121
other	15	58	43
Equals Total Net Acquisition of Non-Financial Assets	2,293	2,378	85

EQUALS: NET LENDING/(BORROWING)	(2,025)	(3,275)	(1,250)

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
ANALYSIS OF THE GFS STATEMENT OF THE BUDGET RESULT

	Budget	Actual	Variation
	$m	$m	$m
Total Revenues	47,913	49,663	1,750
Total Expenses	(47,645)	(50,560)	(2,915)

Budget Result	268	(897)	(1,165)

The Budget result for the financial year ended 30 June 2009 was a deficit of $897 million. This represented a $1,165 million decrease on the original 2008-09 estimate of a surplus of $268 million. An analysis of the result compared to the original Budget (as presented in the 2008-09 Budget Papers) is outlined below.
TOTAL REVENUES
Total revenues increased by $1,750 million against budget as outlined below.

	Budget	Actual	Variation
	$m	$m	$m
Total Revenues
Taxation	18,533	17,855	(678)
Grants and Subsidies
Commonwealth general purpose	13,020	11,974	(1,046)
Commonwealth national agreements	7,249	6,573	(676)
Commonwealth national partnership payments	—	3,145	3,145
Other grants and subsidies	455	617	162
Sale of goods and services	3,626	4,048	422
Interest	553	415	(138)
Dividend and income tax equivalents from other sectors	1,794	1,828	34
Other dividends and distributions	217	196	(21)
Fines, regulatory fees and other	2,465	3,012	547

Total Revenues	47,913	49,663	1,750

Taxation
Transfer Duty
Transfer duty on property transfers is the largest single component of stamp duty revenues. It is the most volatile revenue source collected by the State. Revenue was $1,068 million lower than the Budget.

The decrease reflects weaker than expected revenue from both the large commercial property transactions (where duty exceeds $1 million) and residential and small commercial property markets.
Other Taxes
In total, other taxes were $390 million over the Budget estimate.
Land tax was $269 million higher than the Budget time estimate. This was due largely to a Mini-Budget policy decision to introduce a higher marginal tax rate on taxable holdings above $2.25 million.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
The Workers’ Compensation (Dust Diseases) Board contributions from Insurers were higher than expected at Budget time due to the need to offset an increase in claims liabilities ($109 million).
Early recognition of 2009-10 contributions from Insurance Companies and Local Councils resulted in revenue of $53 million for the Department of Rural Fire Service.
The Electricity Tariff Equalisation Ministerial Corporation reported an increase in electricity tariffs received from retailers of $49 million due to favourable variation between the purchased national market price and the regulated price.
Contributions from insurance schemes managed by WorkCover Authority were $43 million above the Budget estimate due to growth in operating and capital expenses.
Government guarantee fees charged to government businesses was $41 million higher than the Budget estimate, due to increased PTE debt levels and the widening of the interest differentials between actual borrowing costs and the cost that would apply in the absence of a government guarantee.
These increases were offset by a $55 million reduction in Payroll tax due to weaker labour market conditions and a reduction of $123 million in Motor vehicle registrations chiefly due to lower sales on motor vehicles.
Grants and Subsidies
Grants and subsidies in total were $1,585 million higher than Budgeted. Commonwealth general purpose payments (largely GST revenue grants) were $1,176 million lower than expected. This was offset by a $118 million GST Guarantee grant brought forward from 2009-10.
Some specific purpose payments were replaced by Commonwealth national agreements and Commonwealth national partnership payments during the year. These grants were $2,469 million above the Budget estimate due to a combination of new grants and increases in existing grant programs.
New grants arise from the Australian Government’s Nation Building — Economic Stimulus Plan, Nation Building for the Future as well as from the COAG Reform Agenda. This includes funding for new projects such as Building Australia Fund (Kempsey Bypass, Hunter Expressway, Western Sydney Metro feasibility study and Blackspots projects), Hospital and Health Care Workforce Reform, Health and Hospital Infrastructure, Seamless National Economy program, infrastructure stimulus packages to education and housing, and various COAG programs, including health and education.
Increases in existing programs include the Exceptional Circumstances Scheme, Digital Education Revolution, School grants and grants paid direct to the Department of Education from the Commonwealth, funding boost from the Australian Government for the First Home Owners Grant, Assistance to Disabled program, Health Care Grant, Australian Immunisation Agreement, as well as various other grants paid directly to the Area Health Services. These additional funds are or will be offset by higher expenditures in these areas.
Other grants and subsidies were $162 million higher than Budget mainly from school generated revenues ($51 million) and contributions received from other sectors for the Department of Environment and Climate Change ($42 million). These were fully expended in 2008-09.
Sale of Goods and Services
Sale of goods and services includes revenue from the use of government assets as well as revenue generated by agencies in their normal trading activities.
In 2008-09, sales of goods and services exceeded the Budget estimate by $422 million.
A number of larger agencies had favourable movements which have corresponding expense offsets.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
This includes higher reinsurance recovery expected by NSW Self Insurance Corporation for damage caused by the Canberra bush fires in 2002-03 ($136 million), hospital and ambulance charges in the Department of Health ($89 million), overseas student and course fees in the Department of Education ($30 million) and project management and supply fees from the Department of Commerce ($36 million).
Interest
Interest income includes returns on advances to public trading enterprises, returns on NSW Treasury Corporation deposits and on deposits with financial institutions.
In 2008-09, investment revenue deteriorated by $138 million over the Budget estimate. This mainly reflected lower than expected returns flowing from the downturn in investment markets. Agencies affected include the NSW Self Insurance Corporation ($45 million), Workers’ Compensation (Dust Diseases) Board ($32 million) and Building and Construction Industry Long Service Leave Payment Corporation ($47 million). Department of Health increased its interest income due to higher cash balances ($40 million).
Financial Distributions (Dividends and Income Tax Equivalents)
Dividends and income tax equivalent payments are paid by commercial Government businesses to ensure competitive neutrality with the private sector and encourage the businesses to make commercial investment decisions.
Dividends and taxes increased marginally by $34 million in 2008-09. Higher profitability (and therefore dividends and taxes) in Energy Australia, Treasury Corporation, Integral Energy, Macquarie Generation and NSW Lotteries were offset by lower dividends and income tax equivalents from Eraring Energy, Delta Electricity, Sydney Port Corporation, Sydney Water and State Forests.
Other dividends and distributions
Other dividends and distributions were $21 million below the Budget estimate and comprise of income distributions from the T-Corp Hourglass Facility and dividends from the Snowy Hydro Corporation. In 2008-09, NSW Self Insurance Corporation reported a reduction of $79 million on T-Corp distributions whilst the Department of Health reported an increase of $16 million. Offsetting these reductions the Crown Finance Entity was paid a $35 million dividend from the Snowy Hydro Corporation. This was not anticipated at Budget time.
Fines, Regulatory Fees and Other
Revenues from fines, regulatory fees and other revenues was $547 million higher than the 2008-09 Budget estimate. Mineral royalties increased by $359 million due to the decision to increase the royalty rate in the 2008-09 Mini-Budget, higher coal prices and favourable exchange rates. In addition, there were higher industry and developer contributions across a range of agencies. There are corresponding expenditures from these agencies.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
EXPENSES
Total expenses increased by $2,915 million against budget as outlined below.
Health expenses were $674 million higher than the Budget estimate. This mainly reflects additional expenditure based on Commonwealth Health Care Grants ($166 million), salaries, recreation and long service leave arising from the award increase ($133 million), Commonwealth vaccination rollover from 2007-08 ($31million), various increase in Commonwealth payments in 2008-09 ($38 million) and expenditure for Health activity increases ($28 million). Additional costs were also incurred on the Immunisation Agreement ($50 million), depreciation expense ($20 million), increased expenditures in line with increase in other revenue ($30 million), staff costs ($29 million), funding to voluntary/non-profit organisations ($39 million), capital expensing ($48 million) as well as increase in cross border payments ($22 million).
Ministry of Transport expenses were $472 million higher than the Budget estimate primarily due to the bringing forward of a $280 million grant to repay RailCorp debt, expenditure associated with Commonwealth grants for the Western Metro Line feasibility study ($91 million) and Northern Sydney Rail Freight Corridor study ($15 million), private bus service contract payments ($38 million) and additional car park expenditure ($50 million).
Crown Finance Entity expenses were $386 million higher than the Budget estimate. This primarily results from further increase in the First Home Owners’ Grant due to the Commonwealth’s Home Boost Initiative ($413 million), an increase in the State’s HIH Liability ($61 million) as a result of an actuarial review, LSL expense ($109 million) due to state sector wage increases and changes in actuarial assumptions and superannuation expense due to change in discount rate from 6.35% to 6.55% ($135 million). This is offset by reduction in redundancy provision from the Mini-Budget ($107 million), reduction in general provision to other agencies ($162 million) and interest expense ($26 million).
Housing payments were $333 million higher than the Budget estimate. This is primarily due to the bring forward of $220 million to be paid to Housing NSW via the State component of the Housing Policy and Assistance Program. There are also expenditures associated with the Nation Building - Economic Stimulus Plan ($85 million), National Partnership Agreement on Social Housing ($35 million), and National Partnership Agreement on Remote Indigenous Housing ($23 million) received from the Commonwealth. This is offset by reduction in corporate overheads and procurement savings ($20 million).
Roads and Traffic Authority expenses were $272 million higher than budget, including an additional $100 million allocated to road maintenance, $58 million to reflect revised accounting arrangements for the Sydney Harbour Tunnel and $66 million to reflect the transfer of roads to local councils.
Education expenses were $178 million higher than the Budget estimate. This increase mainly reflects additional Commonwealth funded programs, additional employee related expense due to higher number of school students than anticipated, and expenditure increases flowing from an increase in income from grants and contributions and from the sale of goods and services.
Department of Environment and Climate Change expenses were $147 million higher than the Budget estimate mainly due to a reclassification from capital to recurrent expenses for the Living Murray Program ($98 million). There were also expenses relating to the purchase of Toorale Station ($12 million) and projects funded from sources other than State Government’s grants and contributions ($9 million).
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Police expenses were $120 million higher than the Budget estimate. This was mainly due to an increase in Death and Disability Scheme expenses ($62 million), additional funding approved for salary maintenance and redundancies ($11 million), non-cash increases in recreation leave liabilities ($9 million) and other increases in expenses funded by additional revenues ($24 million).
Rural Assistance Authority expenses were $100 million higher than the Budget estimate mainly due to increased drought assistance payments for the Exceptional Circumstances program funded by State (10%) and Commonwealth (90%) contributions
NSW Self Insurance Corporation expense were $86 million higher than the budget estimate, mainly due to higher estimated cost of claims incurred against NSW agencies as a result of bushfire damage in Canberra in 2002-03. The cost of claims is fully recoverable from the agency’s re-insurer. This is offset by lower than expected number of claims incurred for Health related public liability payments and lower base and incentive management fees paid and accrued to the claims providers.
Department and Ageing and Disability expenses were $74 million higher than Budget mainly because of increases in grants to Non-Government Organisations. This was mostly funded by the Commonwealth Government.
Department of Community Services expenses were $71 million higher than Budget due principally to additional costs driven by the increase in the number of children entering the out-of- home care system and the number of children who are staying in the system for longer ($77 million).
Department of Corrective Services expenses were $71 million higher than Budget mainly due to increases in employee related costs (including significant overtime cost overruns) arising from delays in implementing the Way Forward reform ($36 million), which also gave rise to the inability of the Department to absorb the unfunded component of the salary increases ($9 million). Other operating expenses also increased by $25 million due to market value increases in property rentals.
OPERATING RESULT
The operating result was $3,349 million worse than the Budget estimate. This was due to the $1,165 million deterioration of the Budget result previously discussed and a number of other losses not recognised in the Budget result (Net Operating Balance). These losses include:
•	deferred income tax accruals from Public Trading Enterprises of $1,121 million due to lower profitability, negative asset revaluations and loss on superannuation, derivative liabilities and hedging reserves

•	$658 million valuation loss on investments

•	$195 million loss on sale of assets and

•	$164 million valuation adjustment on long service leave liabilities.

•	$273 million reduction on outstanding insurance claim liabilities driven by a reduction in the discount rate from 7 per cent to 6 per cent when measuring the net present value of outstanding insurance claims. The discount rate is based on a 10 year T-Corp bond rate which has been reduced significantly due to the global financial crisis.
NET LENDING
Net lending was $1,251 million higher than the Budget estimate primarily due to a worsening of $1,165 million on the Budget result. The additional deterioration is due to a combination of lower asset sales ($204 million) offset by lower capital expenditures and other asset movements.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THE NSW GENERAL GOVERNMENT SECTOR
BALANCE SHEET
AS AT 30 JUNE 2009

	Budget	Actual	Variance
	$m	$m	$m
ASSETS
Financial Assets
Cash and Cash Equivalent Assets	2,681	3,350	669
Receivables	4,247	5,556	1,309
Tax Equivalents Receivable	273	245	(28)
Financial Assets at Fair Value	7,014	5,272	(1,742)
Advances paid	908	780	(128)
Deferred Tax Equivalents	5,697	4,576	(1,121)
Equity
Investments in Other Public Sector Entities	72,426	72,646	220
Investments in Associates	1,733	1,050	(683)
Other	4	—	(4)
Total Financial Assets	94,983	93,475	(1,508)

Non-Financial Assets
Inventories	176	250	74
Forestry Stock and Other Biological Assets	6	7	1
Assets Classified as Held for Sale	133	115	(18)
Investment Properties	356	274	(82)
Property, Plant and Equipment
Land and Buildings	48,988	49,400	412
Plant and Equipment	7,007	7,447	440
Infrastructure Systems	41,310	52,086	10,776
Intangibles	960	977	17
Other	1,885	1,023	(862)
Total Non-financial Assets	100,821	111,579	10,758

TOTAL ASSETS	195,804	205,054	9,250

LIABILITIES
Deposits Held	77	72	(5)
Payables	2,454	3,345	891
Tax Equivalents Payable	4	7	3
Borrowings and Derivatives at Fair Value	—	21	21
Borrowings at Amortised Cost	15,881	16,582	701
Advances Received	836	835	(1)
Employee Provisions	8,995	9,888	893
Superannuation Provision	17,389	29,423	12,034
Deferred Tax Equivalent Provision	773	746	(27)
Other Provisions	4,959	5,501	542
Other	2,525	2,620	95

TOTAL LIABILITIES	53,893	69,040	15,147

NET ASSETS	141,911	136,014	(5,897)

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

	Budget	Actual	Variance
	$m	$m	$m
NET WORTH
Accumulated Funds	104,230	19,484	(84,746)
Reserves	37,681	116,530	78,849

TOTAL NET WORTH	141,911	136,014	(5,897)

OTHER FISCAL AGGREGATES
Net Debt (a)	6,191	8,108	1,917
Net Financial Liabilities	31,336	48,211	16,875

(a) Net Debt per the original published budget	6,191
Correction to reclassify the Sydney Harbour tunnel as a finance lease	321
Net Debt restated, consistent with the actual outcome	6,512
NET DEBT
Net debt of $8,108 million was higher than the Budget estimate by $1,596 million primarily due the global financial crisis affecting growth assets in the T-Corp Hour Glass facility and bond portfolios, and a deterioration in the cash result ($513 million).
NET FINANCIAL LIABILITIES
Net financial liabilities were $48,211 million at 30 June 2009. The $16,875 million increase to Budget estimate was largely due to: superannuation actuarial losses, net debt, an increase in deferred tax accruals, valuation adjustments on LSL and insurance, and a change in accounting treatment of Murray Darling Basin Authority assets. The superannuation actuarial losses of $11.5 billion were heavily impacted by the global financial crisis which resulted in asset valuation write downs and a lower government bond rate. Accounting Standard AASB 119 requires that the 30 June long term bond rate be applied to discount the estimated superannuation obligations. A fall in the bond rate results in a higher liability.
NET WORTH
Net worth was $5,896 million lower than the Budget estimate. The reduction in net worth reflects a poorer operating result, higher superannuation liabilities and low equity value of the PTE/PFE sector offset by higher valuation of non financial assets than the original Budget. It is impracticable to accurately estimate the quantum of future asset revaluations at Budget time, as individual assets do not always grow in line with price indices.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
THE NSW GENERAL GOVERNMENT SECTOR
CASH FLOW STATEMENT
FOR THE YEAR ENDED 30 JUNE 2009

	Budget	Actual	Variance
	$m	$m	$m
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxation	19,063	17,590	(1,473)
Sale of Goods and Services	3,921	4,673	752
Grants and Subsidies	20,716	22,272	1,556
Interest	557	412	(145)
Dividends and Income Tax Equivalents from Other Sectors	1,710	2,055	345
Other	4,222	4,875	653

Total Receipts	50,189	51,877	1,688

Payments
Employee Related	(20,898)	(20,994)	(96)
Superannuation	(2,362)	(2,406)	(44)
Payments for goods and services	(11,657)	(12,190)	(533)
Grants and Subsidies	(7,904)	(9,321)	(1,417)
Interest	(1,004)	(1,029)	(25)
Other	(2,612)	(2,760)	(148)

Total Payments	(46,437)	(48,700)	(2,263)

NET CASH FLOWS FROM OPERATING ACTIVITIES	3,752	3,177	(575)

CASH FLOWS FROM INVESTING ACTIVITIES
Non-financial Assets
Proceeds from Sale of Non-financial Assets	596	374	(222)
Purchases	(5,159)	(4,875)	284

Net Cash Flows from Investments in Non-financial Assets	(4,563)	(4,501)	62

Financial Assets (Policy Purposes)
Receipts	195	80	(115)
Payments	(250)	(84)	166

Net Cash Flows from Investments in Financial Assets (Policy Purposes)	(55)	(4)	51

Financial Assets (Liquidity Purposes)
Proceeds from Sale of Investments	121	672	551
Purchase of Investments	(738)	(496)	242

Net Cash Flows from Investments in Financial Assets (Liquidity Purposes)	(617)	176	793

NET CASH FLOWS FROM INVESTING ACTIVITIES	(5,235)	(4,329)	906

TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

	Budget	Actual	Variance
	$m	$m	$m
CASH FLOWS FROM FINANCING ACTIVITIES
Advances received	—	—	—
Advances repaid	(51)	(49)	2
Proceeds from borrowings	2,237	3,163	926
Repayments of Borrowings	(482)	(949)	(467)
Deposits received (net)	9	58	49
Other (net)	—	—	—

NET CASH FLOWS FROM FINANCING ACTIVITIES	1,713	2,223	510

NET INCREASE/(DECREASE) IN CASH HELD	230	1,071	841

Opening Cash and Cash Equivalents	(a )	2,299	(a	)
Reclassification of Cash Equivalents	(a )	(20)	(a	)

CLOSING CASH BALANCE	(a )	3,350	(a	)

DERIVATION OF CASH RESULT
Net Cash Flows from Operating Activities	3,752	3,177	(575)
Net Cash Flows from Investments in Non-Financial Assets	(4,563)	(4,501)	62

CASH SURPLUS/(DEFICIT)	(811)	(1,324)	(513)

(a)	Not published in 2008-09 Budget Estimates.
CASH RESULT
The cash deficit of $1,324 million was $513 million higher than the original Budget deficit largely because of a deterioration in cash flows from operating activities and marginally lower cash from investments in non-financial assets.
The deterioration of $1,165 million on the Budget result exceeds the $575 million deterioration in net cash flow from operating activities primarily due to accruals on dividends and income tax equivalents, superannuation and interest.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
39. DETAILS OF CONSOLIDATED ENTITIES
The Total State Sector comprises the following entities and the entities that they control. Unless stated otherwise (below) the government has a full ownership interest in the controlled entities. Data was not consolidated for a number of small entities controlled by the state government (identified below with an asterisk) as they are not considered material for whole-of-government purposes. For completeness, they have been listed below as part of the government reporting entity.
Only two controlled entities have reporting dates dissimilar to the 30 June Total State Sector Accounts reporting date. The reporting dates for the Sydney Cricket and Sports Ground Trust (28 February) and the Parramatta Stadium Trust (31 December) are different as they are aligned to the sporting year associated with their primary activities. It is considered impracticable and not material to the results and financial position of the Total State Sector Accounts to attempt to align the two Trusts’ reporting periods to 30 June. Accordingly the annual financial results of these two trusts for their previous year (ending February and December respectively) have been consolidated into the 30 June based Total State Sector Accounts.

General Government	Aboriginal Housing Office
Sector Agencies	ANZAC Memorial Building Trustees (*)
Art Gallery of NSW Foundation (*)
Art Gallery of New South Wales
Attorney General’s Department
Audit Office of New South Wales
Australian Museum

Barangaroo Devliery Authority
Board of Vocational Education and Training (*)
Building and Construction Industry Long Service Leave Payments Corporation
Building Insurers Guarantee Corporation (*)

Cancer Institute NSW
Casino Control Authority
Catchment Management Authorities (all CMAs)
CB Alexander Foundation (*)
Centennial Park and Moore Park Trust
Chipping Norton Lakes Authority (*)
Community Relations Commission
Consolidated Fund
Crown Leaseholds Entity

Dams Safety Committee (*)
Department of Aboriginal Affairs
Department of Ageing, Disability and Home Care
Department of the Arts, Sport and Recreation
Department of Commerce
Department of Community Services
Department of Corrective Services
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

General Government	Department of Education and Training
Sector Agencies	Department of Environment and Climate Change
(continued)	Department of Health
Department of Juvenile Justice
Department of Lands
Department of Local Government
Department of Planning
Department of Premier and Cabinet
Department of Primary Industries
Department of Rural Fire Service
Department of State and Regional Development
Department of Water and Energy

Election Funding Authority of New South Wales (*)
Electricity Tariff Equalisation Ministerial Corporation
Environmental Protection Authority (*)
Environmental Trust
Events New South Wales Pty Ltd

Farrer Memorial Research Scholarship Fund (*)
Festival Development Corporation (*)

Game Council of New South Wales (*)
Greyhound and Harness Racing Regulatory Authority (*)
Growth Centres Commission (a)

Health Care Complaints Commission
Health Foundation of NSW (*)
Historic Houses Trust of New South Wales
Home Care Service of New South Wales
Home Purchase Assistance Fund
Hunter Development Corporation

Independent Commission Against Corruption
Independent Pricing and Regulatory Tribunal
Independent Transport Safety and Reliability Regulator
Institute of Sport (NSW) (*)
Institute of Teachers (*)
Internal Audit Bureau (*)

Judicial Commission of New South Wales

Lake Illawarra Authority (*)
Land and Property Information New South Wales
Legal Aid Commission of New South Wales
Lord Howe Island Board (*)
Liability Management Ministerial Corporation
Luna Park Reserve Trust
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

General Government	Marine Parks Authority (*)
Sector Agencies	Mines Subsidence Board (*)
(continued)	Minister Administering Environmental Planning and Assessment Act (incorporating Sydney Region Development Fund and Land Development Contribution Fund)
Ministerial Corporation for Industry
Ministry for Police
Ministry of Transport
Motor Accidents Authority
Museum of Applied Arts and Sciences

Natural Resources Commission
New South Wales Adult Migrant Education Service (*)
New South Wales Businesslink
New South Wales Crime Commission
New South Wales Electoral Commission
New South Wales Film and Television Office
New South Wales Fire Brigades
New South Wales Food Authority
New South Wales Ovine Johne’s Disease Transaction Based Contribution Scheme
New South Wales Self Insurance Corporation
New South Wales Maritime Authority
New South Wales Medical Board (*)
New South Wales Police

Office for Children
Office of Protective Commissioner and Public Guardian (*)
Office of the Board of Studies
Office of the Director of Public Prosecutions
Office of the Motor Accidents Authority
Office of the WorkCover Authority
Office of Transport Safety Investigations
Ombudsman’s Office

Parramatta Park Trust (*)
Police Integrity Commission
Psychiatry Institute of NSW (*)
Public Trust Office — Administration

Redfern-Waterloo Authority
Rental Bond Board
Responsible Gambling Fund
Roads and Traffic Authority
Royal Botanic Gardens and Domain Trust
Rural Assistance Authority
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

General Government	Small Business Development Corporation of NSW
Sector Agencies	Sporting Injuries Committee (*)
(continued)	State Council of Rural Lands Protection Boards (*)
State Emergency Service
State Library of New South Wales
State Property Authority
State Records Authority
State Sports Centre Trust
Superannuation Administration Corporation
Sydney Olympic Park Authority

Technical Education Trust Fund (*)
The Legislature
The Sequicentenary of Responsible Government Trust (*)
Treasury

Upper Parramatta River Catchment Trust (*)

Vocational Education and Training Accreditation Board (*)

Western Sydney Parklands Trust
Wild Dog Destruction Board (*)
WorkCover Authority
Workers Compensation (Dust Diseases) Board
World Youth Day Co-ordination Authority(b)

Public Non-Financial	City West Housing Pty Ltd
Corporations	Cobar Water Board (*)
Country Energy
Crown Entity — Trading Activities

Delta Electricity
Department of Housing — Land and Housing Corporation

EnergyAustralia
Eraring Energy

Forests New South Wales

Hunter Region Sporting Venues Autbority
Hunter Water Corporation

Integral Energy

Jenolan Caves Reserves Trust (*)

Landcom

Macquarie Generation
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT

Public Non-Financial	Newcastle Port Corporation
Corporations (continued)	New South Wales Lotteries Corporation

Parramatta Stadium Trust
Port Kembla Port Corporation
Public Transport Ticketing Corporation
Rail Corporation New South Wales
Rail Infrastructure Corporation
Residual Business Management Corporation

State Rail Residual Holding Authority
State Transit Authority
State Water
Sydney Catchment Authority
Sydney Cricket Ground and Sports Ground Trust
Sydney Ferries
Sydney Harbour Foreshore Authority
Sydney Metro
Sydney Opera House
Sydney Ports Corporation
Sydney Water Corporation
Sydney 2009 World Masters Games Organising Committee

Teacher Housing Authority
Transport Infrastructure Development Corporation
TransGrid

Waste Recycling and Processing Corporation (WSN Environmental Solutions)
Wentworth Park Sporting Complex Trust (*)
Wollongong Sports Ground Trust

Zoological Parks Board

Public Financial Corporations	Fair Trading Administration Corporation

FANMAC Trusts

Lifetime Care and Support Authority

New South Wales Treasury Corporation

(*)	Data was not consolidated for a number of small entities controlled by the state government as they are not considered material for whole-of-government purposes. For completeness, they have been listed above as part of the government reporting entity.

(a)	The Growth Centres Commission was dissolved on 19 December 2008.

(b)	The World Youth Day Co-ordination Authority was dissolved on 31 December 2008.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
40. KEY TECHNICAL TERMS USED IN THIS FINANCIAL REPORT
ABS GFS Manual The Australian Bureau of Statistics (ABS) publication Australian System of Government Finance Statistics: Concepts, Sources and Methods as updated from time to time.
Advances are loans acquired or made for policy purposes rather than liquidity management purposes.
cash surplus/(deficit) Net cash flows from operating activities plus net cash flows from acquisition and disposal of nonfinancial assets less distributions paid.
comprehensive result (total change in net worth before transactions with owners as owners) is the net result of all items of income and expense recognised for the period. It is the aggregate of operating result and other movements in equity, other than transactions with owners as owners.
convergence difference is the difference between the amounts recognised in the financial report compared with the amounts determined for GFS purposes as a result of differences in definition, recognition, measurement, classification and consolidation principles and rules.
financial asset is any asset that is:
(a)	cash;

(b)	an equity instrument of another entity;

(c)	a contractual right:
(i)	to receive cash or another financial asset from another entity; or

(ii)	to exchange financial assets or financial liabilities with another entity under conditions that are potentially favourable to the entity; or
(d)	a contract that will or may be settled in the entity’s own equity instruments and is:
(i)	a non-derivative for which the entity is or may be obliged to receive a variable number of the entity’s own equity instruments; or

(ii)	a derivative that will or may be settled other than by the exchange of a fixed amount of cash or another financial asset for a fixed number of the entity’s own equity instruments. For this purpose the entity’s own equity instruments do not include instruments that are themselves contracts for the future receipt or delivery of the entity’s own equity instruments.
General Government Sector (GGS) This is an ABS classification of agencies that provide public services
(such as health, education and police) or perform a regulatory function. Agencies in the GGS are funded in the main by taxation (directly or indirectly).
Government Finance Statistics (GFS) A system of financial reporting developed by the International Monetary Fund and used by the Australian Bureau of Statistics to classify the financial transactions of governments and measure their impact on the rest of the economy.
key fiscal aggregates These balances are useful for macro-economic analysis purposes, including assessing the impact of a government and its sectors on the economy. AASB 1049 prescribes: net worth, net operating balance, net lending/(borrowing), total change in net worth, and cash surplus/(deficit).
net cash flows from investments in financial assets (liquidity management purposes) is cash receipts from liquidation or repayment of investments in financial assets for liquidity management purposes less cash payments for such investments. Investment for liquidity management purposes means making funds available to others with no policy intent and with the aim of earning a commercial rate of return.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
net cash flows from investments in financial assets (policy purposes) is cash receipts from the repayment and liquidation of investments in financial assets for policy purposes less cash payments for acquiring financial assets for policy purposes. Acquisition of financial assets for policy purposes is distinguished from investments in financial assets (liquidity management purposes) by the underlying government motivation for acquiring the assets. Acquisition of financial assets for policy purposes is motivated by government policies such as encouraging the development of certain industries or assisting citizens affected by natural disaster.
net debt This is calculated as the sum of the following financial liabilities (deposits held, borrowings and derivatives and advances received) less the sum of the following financial assets (cash and deposits, advances paid and investments loans and placements).
net financial liabilities This is calculated as total liabilities, less financial assets, other than equity in PNFCs and PFCs. This measure is broader than net debt as it includes significant liabilities other than borrowings such as superannuation and employee provisions, and insurance claim obligations.
net gain on equity investments in other sectors comprises the net gains relating to the equity held by the GGS in other sector entities. It arises from a change in the carrying amount of net assets of the subsidiaries. The net gains are measured (in the absence of market values) based on the carrying amount of net assets/(liabilities) before elimination of intersector balances.
net lending/(borrowing) The financing requirement of government, calculated as the net operating balance less the net acquisition of non-financial assets. A positive result reflects a net lending position and a negative result reflects a net borrowing position.
net operating balance (Net result from transactions) This is calculated as revenue from transactions minus expenses from transactions. It excludes gains and losses resulting from changes in price levels and other changes in the volume of assets.
net worth It is an economic measure of wealth and is equal to total assets less total liabilities.
operating result is a measure of financial performance from the operations for the period. It is the net result of items of revenue, gains and expenses (including losses) recognised for the period, excluding those that are classified as ‘other non-owner movements in equity’.
other economic flows Changes in the volume or value of an asset or liability that do not result from transactions (i.e. revaluations and other changes in the volume of assets).
Public Financial Corporations (PFC) sector An ABS sector classification of government controlled agencies that have one or more of the following functions:
•	That of a central bank

•	The acceptance of demand, time or savings deposits, or

•	The authority to incur liabilities (such as insurance) and acquire financial assets in the market on their own account.
The sector is also commonly referred to as the Public Financial Enterprise (PFE) sector.
TOTAL STATE SECTOR ACCOUNTS

NOTES TO THE FINANCIAL REPORT
Public Non-Financial Corporations (PNFC) sector An ABS sector classification of government controlled agencies where user charges represent a significant proportion of revenue, and the agencies operate within a broadly commercial orientation. The sector is also commonly referred to as the Public Trading Enterprise (PTE) sector.
Total change in net worth before transactions with owners as owners — Refer to comprehensive result.
transactions Interactions between two institutional units by mutual agreement or actions within a unit that it is analytically useful to treat as transactions, such as depreciation expense. Unlike revaluations, transactions generally reflect economic events that impact the economy.
End of Audited Financial Report
TOTAL STATE SECTOR ACCOUNTS

OUTCOMES REPORT
OUTCOMES REPORT

NSW 2008-09 FINANCIAL OUTCOMES REPORT
The Outcomes Report presents financial aggregates according to the revised Uniform Presentation Framework (UPF) agreed by the Australian Loan Council in March 2008.
The Australian Loan Council includes each state and territory Treasurer and the Australian Treasurer.
It monitors state finances, particularly the forecast cash surplus/deficit of governments and their future financing/investing requirements. Accordingly, the objective of the UPF is to “facilitate a better understanding of individual government’s budget papers and provide for more meaningful comparisons of each government’s financial results and projections”.
The Australian Loan Council amended the UPF to adopt a harmonised GFS-GAAP reporting basis. The new framework became effective from the 2008-09 Budget. As such, the format of the aggregates is based on reporting standards set out by the Australian Accounting Standards Board — AASB1049 Whole of Government and General Government Sector Financial Reporting. This is a change in presentation to previous Outcomes Reports, which were produced on a GFS basis.
The UPF financial aggregates serve a number of purposes including:
•	allowing comparisons between the financial position of Australian governments on a consistent basis

•	facilitating time series comparisons since they are relatively unaffected by changes in public sector administrative structures and

•	permitting an assessment of the impact of NSW public sector transactions on the economy by providing data classified by economic type.
Several tables in the Outcomes Report are consistent with those reported in the Total State Sector Accounts but are repeated here for completeness.
This Financial Outcomes Report compares for 2008-09 the published NSW Budget with the actual outcome on an accruals basis. Financial aggregates are published for the following government sectors:
•	general government sector

•	public non-financial corporation (PNFC) sector

•	non financial public sector

•	public financial corporation (PFC) sector.
Only the actual outcome is presented for the NSW Public Financial Corporations Sector as budget data is not available. In addition to the reporting requirements, a consolidated NSW Total State Public Sector balance sheet by sector (Table 1) has been included. This assists in analysis of key State Sector balance sheet indicators. Since the time the budget was prepared, some disclosures have been refined to provide further information for AASB 1049. Where appropriate, budget amounts have been reclassified to report information consistent with the final outcome presentation as well as to correct for any misclassifications. Information in the Outcomes Report is not audited, however it has been prepared consistent with the audited Total State Sector Accounts.
OUTCOMES REPORT

LOAN COUNCIL REPORTING REQUIREMENTS
Table 19 compares the NSW Loan Council Allocation (LCA) estimate at the time of the Budget with the actual result for 2008-09.
As confirmed at the 1997 Loan Council meeting, States are to report their full contingent exposure to infrastructure projects with private sector involvement. Exposure is to be measured by the Government’s termination liabilities and disclosed as a footnote to, rather than as a component of LCAs
Table 19 shows a LCA outcome for 2008-09 of $11.5 billion compared with the Budget-time estimate of a $6.9 billion. The result exceeds the tolerance limit of $1.3 billion.
During 2008-09 the cash result for the non-financial public sector improved by $1.2 billion. This was primarily due to the deferral of some PFNC capital expenditure, and a small improvement in NFPS cash flows from operations.
This was more than offset by a worse that expected result for the memorandum items. The memorandum items were impacted by negative superannuation earnings of 10.4 per cent, mainly the result of falling asset values in local and overseas financial markets. The actual superannuation earning rate was significantly lower than the long term actuarial assumption, which ranges from positive 7.3 to 8.3 percent per annum.
OUTCOMES REPORT

TABLE 1: NSW PUBLIC SECTOR BALANCE SHEETS AT 30 JUNE 2009(a)

		Public	Total	Public	Total
	General	Non-financial	Non-financial	Financial	State
	Government	Corporation	Sector	Corporations	Sector
	$m	$m	$m	$m	$m

Assets
Financial Assets
Cash and Cash Equivalent Assets	3,350	2,146	5,496	263	5,541
Receivables	5,556	2,259	6,147	1,609	7,197
Tax Equivalents Receivable	245	7	—	—	—
Financial Assets at Fair Value	5,272	983	6,024	47,110	15,763
Advances paid	780	51	320	—	319
Deferred Tax Equivalents	4,576	746	—	—	—
Equity
Investments in Other Public Sector Entities	72,646	—	100	—	—
Investments in Associates	1,050	—	1,050	—	1,050
Other	—	—	—	—	—
Total Financial Assets	93,475	6,192	19,137	48,982	29,870
Non-Financial Assets
Inventories	250	1,048	1,298	—	1,298
Forestry Stock and Other Biological Assets	7	553	560	—	560
Assets Classified as Held for Sale	115	58	173	—	173
Investment Properties	274	1,354	1,628	—	1,628
Property, Plant and Equipment
Land and Buildings	49,400	42,656	92,056	4	92,060
Plant and Equipment	7,447	4,116	11,564	4	11,567
Infrastructure Systems	52,086	53,353	105,439	—	105,439
Intangibles	977	1,258	2,235	7	2,242
Other	1,023	414	1,418	2	1,374
Total Non-financial Assets	111,579	104,810	216,371	17	216,341

Total Assets	205,054	111,002	235,508	48,999	246,211

Liabilities
Deposits Held	72	99	171	836	182
Payables	3,345	3,489	6,386	302	6,224
Tax Equivalents Payable	7	239	—	3	—
Borrowings and Derivatives at Fair Value	21	240	261	47,003	47,777
Borrowings at Amortised Cost	16,582	23,075	39,426	31	2,179
Advances Received	835	512	836	—	835
Employee Provisions	9,888	2,076	11,907	4	11,911
Superannuation Provision (b)	29,423	1,579	31,002	1	31,003
Deferred Tax Equivalent Provision	746	4,576	—	—	—
Other Provisions	5,501	1,642	6,014	718	6,642
Other	2,620	929	3,491	1	3,444

Total Liabilities	69,040	38,456	99,494	48,899	110,197

NET ASSETS	136,014	72,546	136,014	100	136,014

OUTCOMES REPORT

TABLE 1: NSW PUBLIC SECTOR BALANCE SHEETS AT 30 JUNE 2009 (cont)

		Public	Total	Public	Total
	General	Non-financial	Non-financial	Financial	State
	Government	Corporation	Sector	Corporations	Sector
	$m	$m	$m	$m	$m

Net Worth
Accumulated Funds	19,484	40,058	56,259	100	56,363
Reserves	116,530	32,488	79,755	—	79,651

TOTAL NET WORTH	136,014	72,546	136,014	100	136,014

OTHER FISCAL AGGREGATES
Net Financial Worth (c)	24,435	(32,264)	(80,357)	83	(80,327)
Net Financial Liabilities (d)	48,211	32,264	80,457	(83)	80,327
Net Debt (e)	8,108	20,746	28,854	497	29,350

(a)	This table has been presented on a liquidity basis as per AASB 1049. Amounts may not add across due to inter sector eliminations.

(b)	Superannuation liabilities are reported net of prepaid contribution assets.

(c)	Net financial worth equals total financial assets minus total liabilities.

(d)	Net financial liabilities equals total liabilities less financial assets excluding equity investments in other public sector entities.

(e)	Net Debt equals the sum of deposits held, advances received and borrowings, minus the sum of cash, advances paid and financial assets at fair value.
OUTCOMES REPORT

TABLE 2: NSW GENERAL GOVERNMENT SECTOR OPERATING STATEMENT

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
Revenue from transactions
Taxation	18,533	17,855
Grant and Subsidies
Commonwealth — general purpose	13,020	11,974
Commonwealth — national agreements	7,249	6,573
Commonwealth — national partnership payments	—	3,145
Other grants and subsidies	455	617
Sale of goods and services	3,626	4,048
Interest	553	415
Dividend and income tax equivalent income from other sectors	1,794	1,828
Other dividends and distributions	217	196
Fines, regulatory fees and other	2,466	3,012
Total Revenue from transactions	47,913	49,663
less Expenses from transactions
Employee	21,113	22,080
Superannuation
Superannuation interest cost	598	705
Other superannuation	1,916	1,955
Depreciation and amortisation	2,603	2,614
Interest	1,440	1,505
Other property	3	1
Other operating	10,869	10,969
Grants and Transfers
Current grants and transfers	7,141	7,697
Capital grants and transfers	1,962	3,034
Total Expenses from transactions	47,645	50,560

BUDGET RESULT — SURPLUS/(DEFICIT) [Net Operating Balance]	268	(897)

Other economic flows included in the operating result
Gain/(Loss) from other liabilities	(79)	(437)
Other net gains/(losses)	(51)	(699)
Share of earnings from associates (excluding dividends)	114	19
Dividends from asset sale proceeds	—	11
Deferred Income Tax from Other Sectors	—	(1,021)
Other	(63)	(136)
Operating result (accounting basis)	189	(3,160)

Other economic flows — other non owner movements in equity
Superannuation actuarial gains/(loss)	—	(11,457)
Revaluations	911	5,432
Net gain/(loss) on equity investments in other sectors	1,584	(1,606)
Net gain/(loss) on financial instruments at fair value	124	—
Other	—	(98)

Comprehensive result — total change in net worth before transactions with owners	2,808	(10,889)
OUTCOMES REPORT

TABLE 2: NSW GENERAL GOVERNMENT SECTOR OPERATING STATEMENT (cont)

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
KEY FISCAL AGGREGATES

Comprehensive result — total change in net worth before transactions with owners	2,808	(10,889)
Less: Net other economic flows	(2,540)	9,992
equals: Budget Result — net operating balance	268	(897)
less Net acquisition of non-financial assets
Purchases of non-financial assets	5,158	4,853
Sales of non-financial assets	(594)	(390)
less Depreciation	(2,603)	(2,614)
plus Change in inventories	(2)	31
plus Other movements in non-financial assets
assets acquired utilising finance leases	319	440
other	15	58
equals Total Net acquisition of non-financial assets	2,293	2,378
equals Net Lending/(Borrowing) [Fiscal Balance]	(2,025)	(3,275)
OUTCOMES REPORT

TABLE 3: NSW GENERAL GOVERNMENT SECTOR BALANCE SHEET AT 30 JUNE (a)

	2009	2009
	$m	$m
	(Budget)	(Actual)

Assets
Financial Assets
Cash and cash equivalent assets	2,681	3,350
Receivables	4,247	5,556
Tax Equivalents Receivable	273	245
Financial Assets at Fair Value	7,014	5,272
Advances paid	908	780
Deferred Tax Equivalents	5,697	4,576
Equity
Investments in Other Public Sector Entities	72,426	72,646
Investments in Associates	1,733	1,050
Other financial assets	4	—
Total Financial Assets	94,983	93,475

Non-Financial Assets
Inventories	176	250
Forestry Stock and Other Biological Assets	6	7
Assets Classified as Held for Sale	133	115
Investment Properties	356	274
Property, Plant and Equipment
Land and Buildings	48,988	49,400
Plant and Equipment	7,007	7,447
Infrastructure Systems	41,310	52,086
Intangibles	960	977
Other non-financial assets	1,885	1,023
Total Non-financial Assets	100,821	111,579

Total Assets	195,804	205,054

Liabilities
Deposits Held	77	72
Payables	2,454	3,345
Tax Equivalents Payable	4	7
Borrowings and Derivatives at Fair Value	—	21
Borrowings at Amortised Cost	15,881	16,582
Advances Received	836	835
Employee Provisions	8,995	9,888
Superannuation provisions (b)	17,389	29,423
Deferred Tax Equivalent Provision	773	746
Other Provisions	4,959	5,501
Other	2,525	2,620

Total Liabilities	53,893	69,040

NET ASSETS	141,911	136,014

OUTCOMES REPORT

TABLE 3: NSW GENERAL GOVERNMENT SECTOR BALANCE SHEET AT 30 JUNE (cont)

	2009	2009
	$m	$m
	(Budget)	(Actual)

Net Worth
Accumulated Funds	104,230	19,484
Reserves	37,681	116,530

TOTAL NET WORTH	141,911	136,014

OTHER FISCAL AGGREGATES
Net Financial Worth (c)	41,090	24,435
Net Debt (d)(f)	6,191	8,108
Net Financial Liabilities (e)	31,336	48,211

(a)	This table has been presented on a liquidity basis as per AASB 1049.

(b)	Superannuation liabilities are reported net of prepaid contribution assets.

(c)	Net financial worth equals total financial assets minus total liabilities.

(d)	Net Debt equals the sum of deposits held, advances received and borrowings, minus the sum of cash, advances paid and financial assets at fair value.

(e)	Net financial liabilities equals net financial worth excluding equity investments in other public sector entities.

(f) Net Debt per the original published budget	6,191
Correction to reclassify the Sydney Harbour tunnel as a finance lease	321
Net Debt restated, consistent with the actual outcome	6,512
OUTCOMES REPORT

TABLE 4: NSW GENERAL GOVERNMENT SECTOR CASH FLOW STATEMENT

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
Receipts from operating activities
Receipts
Taxes received	19,063	17,590
Receipts from sales of goods and services	3,921	4,673
Grants and subsidies received	20,716	22,272
Interest receipts	557	412
Dividends and income tax equivalents	1,710	2,055
Other receipts	4,222	4,875
Total operating receipts	50,189	51,877
Cash payments for operating activities
Payments for employees	(20,898)	(20,994)
Payments for superannuation	(2,362)	(2,406)
Payments for goods and services	(11,657)	(12,190)
Grants and Subsidies paid	(7,904)	(9,321)
Interest paid	(1,004)	(1,029)
Other payments	(2,612)	(2,760)
Total cash operating payments	(46,437)	(48,700)

Net cash flows from operating activities	3,752	3,177

Cash flows from investing activities
Cash flows from investments in non-financial assets
Sales of non-financial assets	596	374
purchases of non-financial assets	(5,159)	(4,875)
Net Cash flows from investments in non-financial assets	(4,563)	(4,501)
Cash flows from investments in financial assets for policy purposes
Receipts	195	80
payments	(250)	(84)
Net Cash flows from investments in financial assets for policy purposes	(55)	(4)
Cash flows from investments in financial assets for liquidity purposes proceeds from sale of investments	121	672
purchase of investments	(738)	(496)
Net Cash flows from investments in financial assets for liquidity purposes	(617)	176

Net Cash flows from investing activities	(5,235)	(4,329)

Cash flows from financing activities
Advances received (net)	(51)	(49)
Proceeds from borrowings	2,237	3,163
Repayments of borrowings	(482)	(949)
Deposits received (net)	9	58
Other (net)	—	—

Net cash flows from financing activities	1,713	2,223

Net increase/(decrease) in cash held	230	1,071

OUTCOMES REPORT

TABLE 4: NSW GENERAL GOVERNMENT SECTOR CASH FLOW STATEMENT (cont)

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
Derivation of cash result
Net Cash Flows from Operating Activities	3,752	3,177
Net Cash Flows from Investments in Non-Financial Assets	(4,563)	(4,501)

Cash surplus/(deficit)	(811)	(1,324)

Derivation of ABS GFS General Government Cash Surplus/(Deficit)
Cash surplus/(deficit)	(811)	(1,324)
Assets acquired under finance leases	(319)	(440)
Other financing arrangements (a)	—	39

ABS GFS Cash Surplus/(Deficit)	(1,130)	(1,725)

(a)	Comprises of movements in payables and receivables of a capital nature.
OUTCOMES REPORT

TABLE 5: NSW GENERAL GOVERNMENT SECTOR TAXES

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)

Taxes on employers’ payroll and labour force	6,410	6,354
Taxes on property
Land taxes	1,983	2,252
Stamp duties on financial and capital transactions	4,095	3,101
Financial institutions’ transaction taxes	—	—
Other	69	77

Total taxes on property	6,147	5,430

Taxes on the provision of goods and services
Excises and levies	—	—
Taxes on gambling	1,602	1,626
Taxes on insurance	1,703	1,919

Total taxes on the provision of goods and services	3,305	3,545

Taxes on use of goods and performance of activities
Motor vehicle taxes	2,255	2,102
Franchise taxes	4	4
Other	412	420

Total taxes on use of goods and performance of activities	2,671	2,526

Total Taxation Revenue	18,533	17,855

OUTCOMES REPORT

TABLE 6: NSW GENERAL GOVERNMENT SECTOR DIVIDEND AND INCOME TAX EQUIVALENT INCOME

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)

Dividend and income tax revenue from the PNFC sector	1,745	1,692
Dividend and income tax revenue from the PFC sector	51	136
Other dividend income	217	196

Total dividend and income tax equivalent income	2,013	2,024

OUTCOMES REPORT

TABLE 7: NSW GENERAL GOVERNMENT SECTOR GRANT REVENUE AND EXPENSE

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
Current grants and subsidies
Current grants from the Commonwealth (a)
General purpose grants	13,020	11,974
National agreements	6,158	6,116
National partnership payments	—	1,499
Total	19,178	19,589
Other grants and subsidies	424	598

Total current grants and subsidies revenue	19,602	20,187
Capital grants and subsidies
Capital grants from the Commonwealth (a)
General purpose grants	—	—
National agreements	1,091	457
National partnership payments	—	1,646
Total	1,091	2,103
Other grants and subsidies	31	19

Total capital grants and subsidies revenue	1,122	2,122

Total grant revenue	20,724	22,309

Current grants, subsidies, and transfer payments to:
State/Territory Government	2	—
Local Government (a)	201	345
Private and not-for-profit sector (a)	5,081	4,992
Other sectors of government	1,857	2,360

Total current grants, subsidies, and transfer payments expense	7,141	7,697
Capital grants, subsidies, and transfer payments to:
State/Territory Government	—	—
Local Government (a)	305	252
Private and not-for-profit sector (a)	485	893
Other sectors of government	1,172	1,889

Total capital grants, subsidies, and transfer payments expense	1,962	3,034

Total grant expense	9,103	10,731

Note:

(a)	Grant revenue and expenses above exclude the following transfer payments from the Commonwealth government that New South Wales on-passes to third parties. They are not recorded as New South Wales revenue and expense as the State has not control over the amounts that it on-passes.

Transfer Receipts
Current transfer receipts for specific purposes	2,683	3,019
Capital transfer receipts for specific purposes	74	45

Total Receipts	2,757	3,064

Current transfer payments to
Local government	587	748
Private and not-for profit sector	2,096	2,271
Capital transfer payments to
Local government	—	—
Private and not-for profit sector	74	45

Total Payments	2,757	3,064
OUTCOMES REPORT

TABLE 8: NSW GENERAL GOVERNMENT SECTOR EXPENSES BY FUNCTION

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
General Public Services
Government superannuation benefits	88	102
Other general public services	1,617	1,954

Total Other General Public Services	1,705	2,056

Public Order and Safety
Police and fire protection services
Police services	2,237	2,311
Fire protection services	684	715
Law courts and legal services	1,041	1,073
Prisons and corrective services	1,009	1,083
Other public order and safety	70	64

Total Public Order and Safety	5,041	5,246

Education
Primary and secondary education
Primary education	3,703	3,690
Secondary education	3,939	3,864
Primary and secondary education n.e.c.	121	118
Tertiary education
University education	10	—
Technical and further education	1,656	1,584
Tertiary education n.e.c.	—	—
Pre-school education and education not definable by level
Pre-school education	26	27
Special education	925	1,044
Other education not definable by level	—	—
Transportation of students
Transportation of non-urban school children	402	456
Transportation of other students	225	215
Education n.e.c.	—	—

Total Education	11,007	10,998

Health
Acute care institutions
Admitted patient services in acute care institutions	8,027	8,737
Non-admitted patient services in acute care institutions	1,724	1,866
Mental health institutions	33	30
Nursing homes for the aged	96	92
Community health services
Community health services (excluding community mental health)	1,398	1,204
Community mental health	432	413
Patient transport	534	589
Public health services	493	502
Pharmaceuticals, medical aids and appliances	202	162
Health research	—	—
Health administration n.e.c.	41	24

Total Health	12,980	13,619
OUTCOMES REPORT

TABLE 8: NSW GENERAL GOVERNMENT SECTOR EXPENSES BY FUNCTION (cont)

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
Social Security
Social Security	260	261
Welfare services
Family and children services	1,063	1,149
Welfare services for the aged	319	398
Welfare services for people with a disability	1,719	1,824
Welfare services n.e.c.	238	236
Social security and welfare n.e.c.	154	168

Total Social Security	3,753	4,036

Housing and Community Amenities
Housing and community development
Housing	1,004	1,741
Community Development	140	98
Water supply	85	68
Sanitation and protection of the environment	785	799
Other community amenities	—	—

Total Housing and Community Amenities	2,014	2,706

Recreation and Culture
Recreation facilities and services
National parks and wildlife	350	353
Recreation facilities and services n.e.c.	304	336
Cultural facilities and services	464	532
Broadcasting and film production	8	8
Recreation and culture n.e.c.	29	—

Total Recreation and Culture	1,155	1,229

Fuel and Energy
Fuel affairs and services
Coal/Petroleum/Nuclear affairs, Fuel affairs and services n.e.c.	—	—
Gas	—	—
Electricity and other energy
Electricity	22	25
Other energy	—	—
Fuel and Energy n.e.c.	—	—

Total Fuel and Energy	22	25
OUTCOMES REPORT

TABLE 8: NSW GENERAL GOVERNMENT SECTOR EXPENSES BY FUNCTION (cont)

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
Agriculture, Forestry, Fishing and Hunting
Agriculture	624	718
Forestry, fishing and hunting	92	111

Total Agriculture, Forestry, Fishing and Hunting	716	829

Mining and Mineral Resources other than Fossil Fuels; Manufacturing and Construction
Mining and mineral resources other than fuels	53	71
Manufacturing	—	—
Construction	94	48

Total Mining and Mineral Resources other than Fossil Fuels; Manufacturing and Construction	147	119

Transport and Communications Road transport
Road rehabilitation, and Aboriginal community road transport services	—	—
Road maintenance	1,899	2,137
Road transport n.e.c.	1,016	933
Water transport
Other water transport services	—	1
Urban water transport services	147	159
Rail transport
Urban rail transport services	1,979	2,391
Non-urban rail transport freight services	188	242
Non-urban rail transport passenger services	111	98
Air transport	—	—
Pipelines	—	—
Other transport
Multi-mode urban transport	179	222
Other transport n.e.c.	24	22
Communications	—	—

Total Transport and Communications	5,543	6,205

Other Economic Affairs
Storage, saleyards and markets	—	—
Tourism and area promotion	44	46
Labour and employment affairs
Vocational training	151	183
Other labour and employment affairs	425	408
Other economic affairs	339	364

Total Other Economic Affairs	959	1,001
OUTCOMES REPORT

TABLE 8: NSW GENERAL GOVERNMENT SECTOR EXPENSES BY FUNCTION (cont)

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)

Other Purposes
Public debt transactions	2,042	2,206
General purpose inter-government transactions	200	—
Natural disaster relief	50	79
Other purposes n.e.c.(a)	311	206

Total Other Purposes	2,603	2,491

Total Expenses	47,645	50,560

Notes:
n.e.c. not elsewhere classified
Budget expenditure may be reclassified to be consistent with actual expenditure.

(a)	The original budget included $300 million Advance to the Treasurer which was allocated across functions as the funds were spent in the actual year.
OUTCOMES REPORT

TABLE 9: NSW GENERAL GOVERNMENT SECTOR CAPITAL EXPENDITURE BY FUNCTION (a)

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)

Purchases of Non-Financial Assets
General public services	317	396
Public order and safety	410	390
Education	698	659
Health	613	535
Social security and welfare	149	163
Housing and community amenities	194	74
Recreation and culture	152	194
Fuel and energy	—	1
Agriculture, forestry, fishing and hunting	32	27
Mining, manufacturing and construction	10	9
Transport and communications	2,422	2,352
Other economic affairs	42	31
Other purposes (b)	119	22

Total Purchases of Non Financial Assets	5,158	4,853

(a)	This table comprises purchases of non-financial assets as required by the UPF, effectively excluding assets acquired under finance leases. The following table provides details of the assets acquired under finance leases, sorted by policy areas, for reconciliation to the general government sector capital expenditure program.

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)

Assets Acquired under Finance Leases
Public order and safety	—	62
Education	67	42
Health	90	164
Transport and communications	162	172

Total Assets Acquired under Finance Leases	319	440

Total Capital Expenditure	5,477	5,293

(b)	The original budget included $100 million Advance to the Treasurer which was allocated across functions as the funds were spent in the actual year.
OUTCOMES REPORT

TABLE 10: NSW PUBLIC NON-FINANCIAL CORPORATION SECTOR
OPERATING STATEMENT

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
Revenue from Transactions
Grant and Subsidies
Commonwealth — national agreements	25	36
Commonwealth — national partnership payments	—	142
Other grants and subsidies	3,349	4,089
Sale of goods and services	13,916	14,035
Interest	80	162
Other dividends and distributions	2	—
Other	729	752
Total Revenue from transactions	18,101	19,216
Expenses from Transactions
Employee	3,837	3,751
Superannuation
Superannuation interest cost	(33)	(89)
Other superannuation	355	358
Depreciation and amortisation	2,450	2,653
Interest	1,319	1,317
Income tax expense	653	640
Other operating	7,629	7,823
Grants and Transfers
Current grants and transfers	216	254
Capital grants and transfers	12	2
Total Expenses from transactions	16,438	16,709

Net Operating Balance — Surplus After Tax	1,663	2,507

Other economic flows included in the operating result
Gain/(Loss) from other liabilities	—	(34)
Other net gains/(losses)	11	(350)
Dividends from asset sale proceeds	—	257
Other	(26)	—
Operating result (accounting basis)	1,648	2,380

Other economic flows — other non owner movements in equity
Superannuation actuarial gains/(loss)	(65)	(1,541)
Revaluations	923	(844)
Deferred tax direct to equity	—	346
Net gain/(loss) on financial instruments at fair value	283	68
Other	—	4
Comprehensive result — total change in net worth before transactions with owners(a)	2,789	413
OUTCOMES REPORT

TABLE 10: NSW PUBLIC NON-FINANCIAL CORPORATION SECTOR
OPERATING STATEMENT (cont)

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
KEY FISCAL AGGREGATES
Comprehensive result — total change in net worth before transactions with owners(a)	2,789	413
Less: Net other economic flows	(1,126)	2,094
equals: Net operating balance	1,663	2,507
less Net acquisition of non-financial assets
Purchases of non-financial assets	8,460	7,929
Sales of non-financial assets	(287)	(340)
less Depreciation	(2,450)	(2,653)
plus Change in inventories	152	88
plus Other movements in non-financial assets
assets acquired utilising finance leases	—	104
other	260	226
equals Total Net acquisition of non-financial assets	6,135	5,354
equals Net Lending/(Borrowing) [Fiscal Balance]	(4,472)	(2,847)

(a)	‘Total change in net worth’ is before transactions with owners as owners. Therefore, it may not equal the movement in balance sheet net worth.
OUTCOMES REPORT

TABLE 11: NSW PUBLIC NON-FINANCIAL CORPORATION SECTOR BALANCE SHEET
AT 30 JUNE (a)

	2009	2009
	$m	$m
	(Budget)	(Actual)
	$m	$m

Assets
Financial Assets
Cash and Cash Equivalent Assets	751	2,146
Receivables	2,120	2,259
Tax Equivalents Receivable	4	7
Financial Assets at Fair Value	853	983
Advances paid	—	51
Deferred Tax Equivalents	773	746
Equity
Investments in Other Public Sector Entities	—	—
Investments in Associates	18	—
Other	—	—
Total Financial Assets	4,519	6,192

Non-Financial Assets
Inventories	1,059	1,048
Forestry Stock and Other Biological Assets	1,465	553
Assets Classified as Held for Sale	39	58
Investment Properties	1,235	1,354
Property, Plant and Equipment
Land and Buildings	42,310	42,656
Plant and Equipment	3,931	4,116
Infrastructure Systems	54,118	53,353
Intangibles	1,122	1,258
Other	372	414
Total Non-financial Assets	105,651	104,810

Total Assets	110,170	111,002

Liabilities
Deposits Held	102	99
Payables	2,631	3,489
Tax Equivalents Payable	239	239
Borrowings and Derivatives at Fair Value	391	240
Borrowings at Amortised Cost	24,240	23,075
Advances Received	515	512
Employee Provisions	1,894	2,076
Superannuation Provision (b)	444	1,579
Deferred Tax Equivalent Provision	5,697	4,576
Other Provisions	1,493	1,642
Other	880	929

Total Liabilities	38,526	38,456

NET ASSETS	71,644	72,546

OUTCOMES REPORT

TABLE 11: NSW PUBLIC NON-FINANCIAL CORPORATION SECTOR BALANCE SHEET
AT 30 JUNE (cont)

	2009	2009
	$m	$m
	(Budget)	(Actual)
Net Worth
Accumulated Funds	39,656	40,058
Reserves	31,988	32,488

TOTAL NET WORTH	71,644	72,546

OTHER FISCAL AGGREGATES
Net Financial Worth (c)	(34,007)	(32,264)
Net Debt (d)	23,644	20,746
Net Financial Liabilities (e)	34,007	32,264

(a)	This table has been presented on a liquidity basis as per AASB 1049.

(b)	Superannuation liabilities are reported net of prepaid contribution assets.

(c)	Net financial worth equals total financial assets minus total liabilities.

(d)	Net Debt equals the sum of deposits held, advances received and borrowing, minus the sum of cash, advances paid, and financial assets at fair value.

(e)	Net financial liabilities equals total liabilities minus total financial assets.
OUTCOMES REPORT

TABLE 12: NSW PUBLIC NON-FINANCIAL CORPORATION CASH FLOW STATEMENT

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
Receipts from operating activities
Receipts
Receipts from sales of goods and services	14,260	14,178
Grants and subsidies received	3,374	4,268
Interest receipts	80	160
Other receipts	2,030	2,406
Total operating recepts	19,744	21,012
Cash payments for operating activities
Payments for employees	(4,097)	(3,924)
Payments for superannuation	(349)	(313)
Payments for goods and services	(7,787)	(7,632)
Grants and Subsidies paid	(216)	(254)
Interest paid	(1,287)	(1,182)
Income tax equivalents paid	(578)	(709)
Other payments	(1,572)	(1,935)
Total cash operating payments	(15,886)	(15,949)

Net cash flows from operating activities	3,858	5,063

Cash flows from investing activities
Cash flows from investments in non-financial assets
Sales of non-financial assets	287	245
Purchases of non-financial assets	(8,427)	(7,661)
Net cash flows from investments in non-financial assets	(8,140)	(7,416)
Cash flows from investments in financial assets for policy purposes
Receipts	—	—
Payments	(15)	(33)
Net cash flows from investments in financial assets for policy purposes	(15)	(33)
Cash Flows from Investments in financial assets for liquidity purposes
Proceeds from sale of investments	62	79
Purchase of investments	(92)	(424)
Net cash flows from investments in financial assets for liquidity purposes	(30)	(345)

Net cash flows from investing activities	(8,185)	(7,794)

Cash flows from financing activities
Advances repaid	(157)	(101)
Proceeds from borrowings	5,680	7,271
Repayments of borrowings	(627)	(3,110)
Dividends paid	(1,139)	(1,323)
Deposits received (net)	(1)	(14)
Other financing (net)	—	—

Net cash flows from financing activities	3,756	2,723

Net increase/ (decrease) in cash held	(571)	(8)

OUTCOMES REPORT

TABLE 12: NSW PUBLIC NON-FINANCIAL CORPORATION CASH FLOW STATEMENT (cont)

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
Derivation of cash result
Net Cash Flows from Operating Activities	3,858	5,063
Net Cash Flows from Investments in Non-Financial Assets	(8,140)	(7,416)
Dividends paid	(1,139)	(1,323)

Cash surplus/(deficit)	(5,421)	(3,676)

Derivation of ABS GFS Public Non-financial Sector Cash Surplus/(Deficit)
Cash surplus/(deficit)	(5,421)	(3,676)
Assets acquired under finance leases	—	(104)
Other financing arrangements (a)	—	(172)

ABS GFS Cash Surplus/(Deficit)	(5,421)	(3,952)

(a)	Comprises of movements in payables and receivables of a capital nature.
OUTCOMES REPORT

TABLE 13: NSW NON-FINANCIAL PUBLIC SECTOR OPERATING STATEMENT

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
Revenue from Transactions
Taxation	17,729	16,941
Grant and Subsidies
Commonwealth — general purpose	13,020	11,974
Commonwealth — national agreements	7,274	6,609
Commonwealth — national partnership payments	—	3,145
Other grants and subsidies	359	517
Sale of goods and services	16,842	17,272
Interest	579	518
Dividend and income tax from other sectors	49	136
Other dividends and distributions	219	196
Fines, regulatory fees and other	3,109	3,713
Total Revenue from transactions	59,180	61,021

Expenses from Transactions
Employee	24,938	25,817
Superannuation
Superannuation interest cost	565	615
Other superannuation	2,272	2,313
Depreciation and amortisation	5,053	5,268
Interest	2,705	2,763
Other property	3	1
Other operating	17,017	16,986
Grants and Transfers
Current grants and transfers	4,986	5,493
Capital grants and transfers	802	1,144
Total Expenses from transactions	58,341	60,400

Net Operating Balance — Surplus	839	621

Other economic flows included in the operating result
Gain/(Loss) from other liabilities	—	(471)
Other net gains/(losses)	(40)	(1,050)
Share of earnings from associates (excluding dividends)	114	19
Other	(89)	(150)
Operating result (accounting basis)	824	(1,031)

Other economic flows — other non owner movements in equity
Superannuation actuarial gains/(loss)	(144)	(13,060)
Revaluations	1,834	4,145
Net gain/(loss) on equity investments in other sectors	(3)	(971)
Net gain/(loss) on financial instruments at fair value	407	108
Other	—	(80)
Comprehensive result — total change in net worth before transactions with owners	2,918	(10,889)
OUTCOMES REPORT

TABLE 13: NSW NON-FINANCIAL PUBLIC SECTOR OPERATING STATEMENT (cont)

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
KEY FISCAL AGGREGATES
Comprehensive result — total change in net worth before transactions with owners	2,918	(10,889)
Less: Net other economic flows	(2,079)	11,510
equals: Budget Result — net operating balance	839	621
less Net acquisition of non-financial assets
Purchases of non-financial assets	13,611	12,774
Sales of non-financial assets	(881)	(730)
less Depreciation	(5,053)	(5,268)
plus Change in inventories	150	118
plus Other movements in non-financial assets assets acquired utilising finance leases	319	544
other	275	287
equals Total Net acquisition of non-financial assets	8,421	7,725
equals Net Lending/(Borrowing) [Fiscal Balance]	(7,582)	(7,104)
OUTCOMES REPORT

TABLE 14: NSW NON-FINANCIAL PUBLIC SECTOR BALANCE SHEET AT 30 JUNE (a)

	2009	2009
	$m	$m
	(Budget)	(Actual)
	$m	$m
Assets
Financial Assets
Cash and Cash Equivalent Assets	3,431	5,496
Receivables	4,993	6,147
Financial Assets at Fair Value	7,678	6,024
Advances paid	394	320
Equity
Investments in Other Public Sector Entities	783	100
Investments in Associates	1,750	1,050
Other	4	—
Total Financial Assets	19,033	19,137

Non-Financial Assets
Inventories	1,235	1,298
Forestry Stock and Other Biological Assets	1,470	560
Assets Classified as Held for Sale	172	173
Investment Properties	1,590	1,628
Property, Plant and Equipment
Land and Buildings	91,298	92,056
Plant and Equipment	10,939	11,564
Infrastructure Systems	95,428	105,439
Intangibles	2,082	2,235
Other	2,255	1,418
Total Non-financial Assets	206,469	216,371

Total Assets	225,502	235,508

Liabilities
Deposits Held	178	171
Payables	4,868	6,386
Borrowings and Derivatives at Fair Value	391	261
Borrowings at Amortised Cost	39,933	39,426
Advances Received	836	836
Employee Provisions	10,842	11,907
Superannuation Provision (b)	17,833	31,002
Other Provisions	5,334	6,014
Other	3,376	3,491

Total Liabilities	83,591	99,494

NET ASSETS	141,911	136,014

OUTCOMES REPORT

TABLE 14: NSW NON-FINANCIAL PUBLIC SECTOR BALANCE SHEET AT 30 JUNE (cont)

	2009	2009
	$m	$m
	(Budget)	(Actual)
Net Worth
Accumulated Funds	72,242	56,259
Reserves	69,669	79,755

TOTAL NET WORTH	141,911	136,014

OTHER FISCAL AGGREGATES
Net Financial Worth (c)	(64,558)	(80,357)
Net Debt (d)	29,835	28,854
Net Financial Liabilities (e)	65,341	80,457

(a)	This table has been presented on a liquidity basis as per AASB 1049.

(b)	Superannuation liabilities are reported net of prepaid contribution assets.

(c)	Net financial worth equals total financial assets minus total liabilities.

(d)	Net Debt equals the sum of deposits held, advances received and borrowings, minus the sum of cash, advances paid and financial assets at fair value.

(e)	Net financial liabilities equals total liabilities less total financial assets excluding equity investments in other public sector entities.
OUTCOMES REPORT

TABLE 15: NSW NON-FINANCIAL PUBLIC SECTOR CASH FLOW STATEMENT

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
Receipts from operating activities
Receipts
Taxes Received	18,272	16,727
Receipts from sales of goods and services	17,887	18,409
Grants and subsidies received	20,613	22,160
Interest receipts	584	554
Dividends and income tax equivalents	44	67
Other receipts	6,273	7,299
Total operating receipts	63,673	65,216
Cash payments for operating activities
Payments for employees	(24,746)	(24,692)
Payments for superannuation	(2,711)	(2,719)
Payments for goods and services	(18,687)	(18,549)
Grants and Subsidies paid	(4,687)	(5,468)
Interest paid	(2,237)	(2,192)
Other payments	(4,140)	(4,673)
Total cash operating payments	(57,208)	(58,293)

Net cash flows from operating activities	6,465	6,923

Cash flows from investing activities
Cash flows from investments in non-financial assets
Sales of non-financial assets	883	715
Purchases of non-financial assets	(13,580)	(12,625)
Net cash flows from investments in non-financial assets	(12,697)	(11,910)

Cash flows from investments in financial assets for policy purposes
Receipts	34	38
Payments	(266)	(116)
Net cash flows from investments in financial assets for policy purposes	(232)	(78)

Cash flows from investments in financial assets for liquidity purposes
Proceeds from sale of investments	182	750
Purchase of investments	(829)	(920)
Net cash flows from investments in financial assets for liquidity purposes	(647)	(170)

Net cash flows from investing activities	(13,576)	(12,158)

Cash flows from financing activities
Advances received (net)	(51)	(50)
Proceeds from borrowings	7,922	10,360
Repayments of Borrowings	(1,109)	(4,052)
Deposits received (net)	7	44
Other (net)	—	(2)

Net cash flows from financing activities	6,769	6,300

Net increase/(decrease) in cash held	(342)	1,065

OUTCOMES REPORT

TABLE 15: NSW NON-FINANCIAL PUBLIC SECTOR CASH FLOW STATEMENT (cont)

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
Derivation of cash result
Net Cash Flows from Operating Activities	6,465	6,923
Net Cash Flows from Investments in Non-Financial Assets	(12,697)	(11,910)

Cash surplus/ (deficit)	(6,232)	(4,987)

Derivation of ABS GFS Total Non-financial Public Sector Cash Surplus/(Deficit)
Cash surplus/ (deficit)	(6,232)	(4,987)
Assets acquired under finance leases	(319)	(544)
Other financing arrangements (a)	—	(134)

ABS GFS Cash Surplus/(Deficit)	(6,551)	(5,665)

(a)	Comprises of movements in payables and receivables of a capital nature.
OUTCOMES REPORT

TABLE 16: NSW PUBLIC FINANCIAL CORPORATIONS OPERATING STATEMENT (a)

2008-09
$m
(Actual)
Revenue from Transactions
Grant and Subsidies	5
Sale of goods and services	370
Interest	2,565
Other dividends and distributions	—
Other	—
Total Revenue from transactions	2,940
Expenses from Transactions
Employee	15
Superannuation	1
Depreciation and amortisation	3
Interest	2,437
Income tax expense	44
Other property	—
Other operating	380
Total Expenses from transactions	2,880

Net Operating Balance	60

Other economic flows included in the operating result
Other net gains/(losses)	(921)
Other	—
Operating result (accounting basis)	(861)
Comprehensive result — total change in net worth before transactions with owners	(861)

KEY FISCAL AGGREGATES

Comprehensive result — total change in net worth before transactions with owners	(861)
Less: Net other economic flows	921
equals: net operating balance	60
less Net acquisition of non-financial assets
Purchases of non-financial assets	8
Sales of non-financial assets	—
less Depreciation	(3)
plus Change in inventories	—
plus Other movements in non-financial assets
assets acquired utilising finance leases	—
other	—
equals Total Net acquisition of non-financial assets	5
equals Net Lending/(Borrowing) [Fiscal Balance]	55

(a)	The Uniform Presentation Framework does not require the publishing of the results of the Public Financial Corporation Sector at budget time and mid-year; therefore a Budget column is not available.
OUTCOMES REPORT

TABLE 17: NSW PUBLIC FINANCIAL CORPORATIONS SECTOR BALANCE SHEET
AT 30 JUNE (a)(b)

2009
$m
(Actual)
$m
Assets
Financial Assets
Cash and Cash Equivalent Assets	263
Receivables	1,609
Financial Assets at Fair Value	47,110
Advances paid	—
Equity	—
Other	—
Total Financial Assets	48,982

Non-Financial Assets
Inventories
Property, Plant and Equipment	—
Land and Buildings	4
Plant and Equipment	4
Infrastructure Systems	—
Intangibles	7
Other	2
Total Non financial Assets	17

Total Assets	48,999

Liabilities
Deposits Held	836
Payables	302
Tax Equivalents Payable	3
Borrowings and Derivatives at Fair Value	47,003
Borrowings at Amortised Cost	31
Advances Received	—
Employee Provisions	4
Superannuation Provision (c)	1
Other Provisions	718
Other	1

Total Liabilities	48,899

NET ASSETS	100

OUTCOMES REPORT

TABLE 17: NSW PUBLIC FINANCIAL CORPORATIONS SECTOR BALANCE SHEET
AT 30 JUNE (cont)

2009
$m
(Actual)
Net Worth
Accumulated Funds	100
Reserves	—

TOTAL NET WORTH	100

OTHER FISCAL AGGREGATES
Net Financial Worth (d)	83
Net Debt (e)	497
Net Financial Liabilities (f)	(83)

(a)	The Uniform Presentation Framework does not require the publishing of the results of the Public Financial Corporation Sector at budget time and mid-year; therefore a Budget column is not available.

(b)	This table has been presented on a liquidity basis as per AASB 1049.

(c)	Superannuation liabilities are reported net of prepaid contribution assets.

(d)	Net financial worth equals total financial assets minus total liabilities.

(e)	Net Debt equals the sum of deposits held, advances received and borrowings, minus the sum of cash advances paid on financial assets of fair value.

(f)	Net financial liabilities equals total liabilities minus financial assets.
OUTCOMES REPORT

TABLE 18: NSW PUBLIC FINANCIAL CORPORATIONS SECTOR
CASH FLOW STATEMENT (a)

2008-09
$m
(Actual)
Receipts from operating activities
Receipts
Receipts from sales of goods and services	367
Grants and subsidies received	5
Interest receipts	2,319
Other receipts	—
Total operating receipts	2,691
Cash payments for operating activities
Payments for employees	(14)
Payments for superannuation	—
Payments for goods and services	(48)
Interest paid	(2,142)
Income tax equivalents paid	(43)
Other payments	(7)
Total cash operating payments	(2,254)

Net cash flows from operating activities	437

Cash flows from investing activities
Cash flows from investments in non-financial assets
Sales of non-financial assets	—
Purchases of non-financial assets	(8)
Net cash flows from investments in non-financial assets	(8)
Net cash flows from investments in financial assets for policy purposes
Cash flows from investments in financial assets for liquidity purposes
Proceeds from sale of investments	4,672
Purchase of investments	(14,516)
Net cash flows from investments in financial assets for liquidity purposes	(9,844)

Net cash flows from investing activities	(9,852)

Cash flows from financing activities
Advances received (net)	—
Proceeds from borrowings	59,377
Repayments of borrowings	(50,536)
Dividends paid	(24)
Deposits received (net)	—
Other (net)	—

Net cash flows from financing activities	8,817

Net increase/ (decrease) in cash held	(598)

OUTCOMES REPORT

TABLE 18: NSW PUBLIC FINANCIAL CORPORATIONS SECTOR
CASH FLOW STATEMENT (cont)

2008-09
$m
(Actual)
Derivation of cash result
Net Cash Flows from Operating Activities	437
Net Cash Flows from Investments in Non-Financial Assets	(8)
Dividends Paid	(24)

Cash surplus/ (deficit)	405

Derivation of ABS GFS Public Financial Corporation Sector Cash Surplus/(Deficit)
Cash surplus/ (deficit)	405
Assets acquired under finance leases	—
Other financing arrangements (b)	—

ABS GFS Cash Surplus/(Deficit)	405

(a)	The Uniform Presentation Framework does not require the publishing of the results of the Public Financial Corporation Sector at budget time and mid-year; therefore a Budget column is not available.

(b)	Comprises of movements in payables and receivables of a capital nature.
OUTCOMES REPORT

TABLE 19: 2008-09 LOAN COUNCIL ALLOCATION ESTIMATES FOR NSW

	Budget-time
	Estimate	Actual
	2008-09	2008-09
	$m	$m

General government sector cash (deficit) / surplus	(811)	(1,324)
PNFC sector cash (deficit) / surplus (a)	(5,421)	(3,676)
Non-financial public sector cash (deficit) / surplus (b)	(6,232)	(4,987)
Acquisitions under finance leases and similar arrangements(c)	(319)	(678)
Minus Net cash flows from investments in financial asset for policy purposes(d)	(232)	(78)
Plus Memorandum items (e)	(54)	(5,707)

Loan Council Allocation (LCA)	(6,837)	(11,450)

Notes:

(a)	Public Non-financial Corporation (PNFC) Sector.

(b)	Does not directly equate to the sum of the General Government and PNFC cash deficits due to intersectoral transfers which are netted out.

(c)	Finance leases and similar arrangements are shown separately as they are deducted from the AASB 1049 cash surplus to derive the ABS GFS cash surplus/deficit.

(d)	This item is the negative of net advances paid under a cash accounting framework.

(e)	Memorandum items are used to adjust the ABS deficit to include in LCAs certain transactions, such as operating leases, that have many of the characteristics of public sector borrowings but do not constitute formal borrowings. They are also used, where appropriate, to deduct from the ABS deficit certain transactions that Loan Council has agreed should not be included in LCAs — for example, the funding of more than employers’ emerging costs under public sector superannuation schemes, or borrowings by entities such as statutory marketing authorities.

The Memorandum items have been significantly influenced by the investment performance of the State Super Fund earning a negative 10.4% return which is lower than the budget-time earnings estimate of positive 7.6%.
OUTCOMES REPORT

PRIVATE SECTOR INFRASTRUCTURE
As confirmed at the 1997 Loan Council meeting, States are to report their full contingent exposure to infrastructure projects with private sector involvement. Exposure is to be measured by the government’s termination liabilities in a case of private sector default and disclosed as a footnote to, rather than a component, of Loan Council Allocations.
Contracts entered into in 2008-09.
None to be reported.
End of Unaudited Outcomes Report
OUTCOMES REPORT